EXHIBIT 10.1 Credit Agreement dated May 9, 2014
EXECUTION VERSION

CREDIT AGREEMENT

dated as of

May 9, 2014

among

DIAMOND RESORTS CORPORATION,
as Borrower,

DIAMOND RESORTS INTERNATIONAL, INC.,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG,
as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC and
J.P. MORGAN SECURITIES LLC,

as Joint Bookrunners and Joint Lead Arrangers

[CS&M Ref. No. 7865-079]

[[NYCORP:3462071v17:3634D: 05/05/2014--11:08 PM]]

SCHEDULES

Schedule 1.01(c)	- Guarantors

Schedule 2.01	- Lenders and Commitments

Schedule 3.08(a)	- Restricted Subsidiaries

Schedule 3.08(b)	- Unrestricted Subsidiaries

Schedule 3.18(a)	- UCC Filing Offices

Schedule 3.20	Owned Property

Schedule 3.24	Insurance

Schedule 4.02(b)	- Local Counsel

Schedule 5.13	- Post-Closing Undertakings

Schedule 6.01	- Existing Indebtedness

Schedule 6.02	- Existing Liens

Schedule 6.06(b)	Existing Restrictive Agreements

EXHIBITS

Exhibit A	- Form of Administrative Questionnaire

Exhibit B	- Form of Assignment and Acceptance

Exhibit C	- Form of Borrowing Request

Exhibit D	- Form of Compliance Certificate

Exhibit E	- Form of Guarantee Agreement

Exhibit F-1	- Form of U.S. Tax Compliance Certificate

Exhibit F-2	- Form of U.S. Tax Compliance Certificate

Exhibit F-3	- Form of U.S. Tax Compliance Certificate

Exhibit F-4	- Form of U.S. Tax Compliance Certificate

Exhibit G	- Form of Intercompany Subordination Agreement

Exhibit H-1	- Opinion of Katten Muchin Rosenman LLP

Exhibit H-2	- Opinion of Ballard Spahr LLP

Exhibit H-3	- Opinion of Holland & Knight

Exhibit H-4	- Opinion of Imanaka & Asato LLLC

Exhibit H-5	- Opinion of Summers Compton Wells LLC
Exhibit I    -    Form of Security Agreement

CREDIT AGREEMENT dated as of May 9, 2014 (this “Agreement”), among DIAMOND RESORTS CORPORATION, a Maryland corporation (the “Borrower”), DIAMOND RESORTS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I) and CREDIT SUISSE AG, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.
The Borrower will, on the Closing Date (i) call for redemption all of its outstanding 2018 Notes in accordance with the 2018 Notes Indenture, (ii) irrevocably deposit with the 2018 Notes Trustee immediately available funds in an amount sufficient to redeem all of its outstanding 2018 Notes, (iii) satisfy and discharge the 2018 Notes Indenture and discharge, terminate and release the guarantees and collateral granted under the 2018 Notes Documents, (iv) repay any indebtedness outstanding on the Closing Date under the Existing Credit Agreement and terminate the commitments and discharge, terminate and release the guarantees and collateral provided pursuant thereto and (v) repay or cause to be repaid all Indebtedness then outstanding under the Inventory Loan Agreements in an aggregate principal amount not to exceed $18,200,000 (the transactions described in clauses (i) through (v) above being collectively referred to herein as the “Closing Date Refinancing”).
The Borrower has requested that the Lenders extend credit in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $445,000,000 and (b) Revolving Loans at any time after the Closing Date and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $25,000,000. The net proceeds of the Term Loans made on the Closing Date are to be used, together with cash on hand, (a) to fund the Closing Date Refinancing and (b) to pay fees and expenses incurred in connection with the Transactions. The proceeds of the Revolving Loans made from time to time after the Closing Date are to be used solely for general corporate purposes of Holdings, the Borrower and the other Subsidiaries.
The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“2018 Notes” shall mean the Borrower’s 12.00% senior secured notes due 2018, issued on August 13, 2010, in an aggregate principal amount of $425,000,000, and the exchange notes issued in exchange therefor, in each case pursuant to the 2018 Notes Indenture.
“2018 Notes Documents” shall mean the 2018 Notes, the 2018 Notes Indenture, the 2018 Notes Security Documents and all other documents executed and delivered with respect to the 2018 Notes or the 2018 Notes Indenture.
“2018 Notes Indenture” shall mean that certain indenture governing the 2018 Notes dated as of August 13, 2010, among Holdings (as successor by merger to DRP), the Borrower, the other Subsidiaries party thereto and the 2018 Notes Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“2018 Notes Security Documents” shall mean the “Security Documents” as defined in the 2018 Notes Indenture.
“2018 Notes Trustee” shall mean Wells Fargo Bank, National Association, and its successors and assigns acting as trustee under the 2018 Notes Indenture.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Accepting Lenders” shall have the meaning assigned to such term in Section 2.23(a).
“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(f).
“Adjusted EBITDA” for any period shall mean the sum of Consolidated Net Income, plus, without duplication and to the extent deducted in calculating such Consolidated Net Income, the sum for Holdings, the Borrower and the other Restricted Subsidiaries (and, for the avoidance of doubt, eliminating all accounts of the Unrestricted Subsidiaries) of: (a) all income tax expense (benefit) for such period; plus (b) Consolidated Interest Expense for such period; plus (c) depreciation and amortization for such period; plus (d) vacation interest cost of sales for such period; plus (e) loss on extinguishment of debt for such period; plus (f) impairments and other write-offs for such period; plus (g) loss on the sale of assets for such period; plus (h) amortization of loan origination costs for such period; plus (i) amortization of portfolio discount for such period; plus (j) any non-cash charges attributable to the FLRX Judgment or any Permitted FLRX Settlement; plus (k) all other non-cash charges for such period (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); less (l) gain on the sale of assets for such period; less (m) amortization of portfolio premium for such period; less (n) to the extent not deducted in determining Consolidated Net Income for such period (or reflected in any previous non-cash charge referred to in clause (j) above), all cash payments made during such period attributable to the FLRX Judgment or any Permitted FLRX Settlement; less (o) all non-cash items of income for such period (excluding any noncash accruals of revenue in the ordinary course of business to the extent required by accrual-based accounting). Notwithstanding the foregoing, items specified in clauses (a) and (c) through (o) above (other than clauses (j) and (n) above) that are attributable to a Restricted Subsidiary shall be added to Consolidated Net Income to compute Adjusted EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that such items of such Restricted Subsidiary were included in calculating Consolidated Net Income and only, with respect to items specified in clauses (a) and (c) through (k) above (other than clause (j) above), if a corresponding amount would be permitted at the date of determination to be dividended to Holdings by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its certificate or articles of incorporation or other constitutive document or any agreement or instrument or any provision of law, statute, rule or regulation or order of any court or other Governmental Authority, in each case applicable to such Restricted Subsidiary or its stockholders.
“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves; provided that if the Adjusted LIBO Rate as calculated above with respect to any Term Loan shall be lower than 1.00% per annum at any time, the Adjusted LIBO Rate applicable to such Loan shall be deemed to be 1.00% per annum at such time.
“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto.
“Administrative Agent Fee Letter” shall mean the Administrative Agent Fee Letter dated April 11, 2014, between the Borrower and Credit Suisse Securities (USA) LLC.
“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
“Affected Class” shall have the meaning assigned to such term in Section 2.23(a).
“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Person specified; provided further, however, that, for purposes of Section 6.07, (i) no homeowners’ association at a property at which Holdings or any of the Subsidiaries either have sold Vacation Interests or act as management company and (ii) no collection holding real estate interests underlying Points shall be deemed to be an Affiliate of Holdings, the Borrower or any other Restricted Subsidiary.
“Affiliate Lender” shall mean any Lender that is a Related Person.
“Affiliate Lender Cap” shall have the meaning assigned to such term in Section 9.04(l).
“Agent Parties” shall have the meaning assigned to such term in Section 9.01(g).
“Agents” shall have the meaning assigned to such term in Article VIII.
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower and any other Subsidiary would be required to pay if such Hedging Agreement were terminated on such date.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate determined as of such day for a one-month Interest Period commencing on such day, plus 1.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of the term “Federal Funds Effective Rate”, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.
“Applicable Margin” shall mean, for any day, (a) with respect to the Term Loans, (i) 4.50% per annum for any Eurodollar Borrowing and (ii) 3.50% per annum for any ABR Borrowing and (b) with respect to the Revolving Loans, (i) 4.50% per annum for any Eurodollar Borrowing and (ii) 3.50% per annum for any ABR Borrowing.

“Arrangers” shall mean Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, each in its capacity as joint bookrunner and joint lead arranger in respect of the Credit Facilities.
“Asset Sale” shall mean any sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by Holdings, the Borrower or any other Restricted Subsidiary to any Person other than the Borrower or any Guarantor of (a) any Equity Interests in any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of Holdings, the Borrower or any of the other Restricted Subsidiaries, other than, (i) inventory, damaged, obsolete, worn out or surplus assets, and cash and Cash Equivalents, in each case disposed of in the ordinary course of business, (ii) assets disposed of in transactions constituting Investments permitted under Section 6.04 or Restricted Payments permitted under Section 6.06, (iii) intercompany transfers of assets to Holdings, the Borrower or any other Restricted Subsidiary; provided that, if the transferor in such transaction is the Borrower or any other Loan Party, then (x) the transferee must either be the Borrower or another Loan Party or (y) such transfer must be permitted hereunder, (iv) the transfer of Timeshare Loans and related rights and assets in connection with any Permitted Securitization, (v) leases entered into as lessor in the ordinary course of business, (vi) licenses or sublicenses of intellectual property in the ordinary course of business, (vii) any Specified Disposition and (viii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a fair market value not in excess of $1,000,000.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.
“Attributable Debt” shall mean, in respect of a sale and lease-back transaction, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and lease-back transaction (including any period for which such lease has been extended); provided that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation.”
“Available Basket” shall mean, on any date of determination, the sum of (without duplication):
(a)    the aggregate cumulative amount of the Borrower’s Portion of Excess Cash Flow for each fiscal year with respect to which, as of such date of determination, an ECF Prepayment Date shall have occurred; provided that any amounts required to be applied to prepay Term Loans pursuant to Section 2.13(c) with respect to any such fiscal year shall have been so applied; plus
(b)    for each Unrestricted Subsidiary that is designated as a Restricted Subsidiary after the Closing Date, the Available Basket Restoration Amount in respect of such designation; minus

(c)    the aggregate cumulative amount of Investments made using the Available Basket pursuant to 6.04(l)(ii), Restricted Payments made using the Available Basket pursuant to Section 6.06(a)(v)(B) and payments of Indebtedness made using the Available Basket pursuant to Section 6.09(b)(iv)(B), in each case during the period from and including the Business Day immediately following the Closing Date through the date of such determination.
“Available Basket Restoration Amount” shall mean the amount determined in accordance with the last paragraph of the definition of “Unrestricted Subsidiary”.
“Balance Sheet Assets” shall mean, at any time, the consolidated assets of Holdings, the Borrower and the other Restricted Subsidiaries consisting of: (i) cash escrow and restricted cash unavailable for use by Holdings, the Borrower or any Restricted Subsidiary due to contractual or other restrictions; (ii) mortgages and contracts receivable, net; (iii) due from related parties, net; (iv) other receivables, net; (v) income tax receivables, net; (vi) prepaid expenses and other assets, net; and (vii) any other assets (other than cash and cash equivalents, assets held for sale, unsold vacation interests, net, goodwill, other intangible assets, net, and assets constituting “property, plant and equipment”).
“Balance Sheet Liabilities” shall mean, at any time, the consolidated liabilities of Holdings, the Borrower and the other Restricted Subsidiaries consisting of: (i) accounts payable; (ii) due to related parties, net; (iii) accrued liabilities; (iv) income taxes payable; (v) deferred income taxes; (vi) deferred revenues; and (vii) any other liabilities (other than notes payable, senior secured or unsecured notes, securitization and notes funding facilities and any other Indebtedness).
“Bankruptcy Proceedings” shall have the meaning assigned to such term in Section 9.04(l).
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” shall have the meaning assigned to such term in the preamble hereto.
“Borrower Materials” shall have the meaning assigned to such term in Section 9.01(g).
“Borrower’s Portion of Excess Cash Flow” shall mean, for any fiscal year (commencing with the fiscal year ending December 31, 2014), an amount equal to the excess (if any) of (a) Excess Cash Flow for such fiscal year (provided that, in the case of the fiscal year ending December 31, 2014, Excess Cash Flow for such fiscal year shall exclude Excess Cash Flow attributable to the period ending on June 30, 2014) over (b) the product of (i) the ECF Percentage for such fiscal year and (ii) Excess Cash Flow for such fiscal year (or the portion thereof, as applicable).

“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
“Breakage Event” shall have the meaning assigned to such term in Section 2.16.
“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the London interbank market.
“Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Holdings, the Borrower and the other Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP (but eliminating all accounts of Unrestricted Subsidiaries) and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by Holdings, the Borrower and the other Restricted Subsidiaries during such period, but excluding in each case any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.
“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” shall mean (a) obligations (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or (ii) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after the date of issuance thereof, or certificates representing an ownership interest in any such obligations, (b) securities issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of issuance thereof and having, at the time of issuance, a rating of at least “A-1” (or the then equivalent grade) from S&P or at least “P-1” (or the then equivalent grade) from Moody’s, (c) demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year after the date of acquisition thereof issued by any financial institution that is a member of the

Federal Reserve System having combined capital, surplus and undivided profits aggregating in excess of $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “A-1” (or the then equivalent grade) by S&P or at least “P-1” (or the then equivalent grade) by Moody’s, (d) fully collateralized repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (b) and (c) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper, maturing not more than one year after the date of issuance thereof, issued by a corporation (other than Holdings or an Affiliate of Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time at which any investment therein is made of “P-1” (or the then equivalent grade) or higher from Moody’s or “A-1” (or the then equivalent grade) or higher from S&P, (f) investments in any “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, that invests substantially all of its assets in investments of the types described in clauses (a) through (e) of this definition, or (g) to the extent held by a Foreign Subsidiary, other short-term Investments utilized by such Foreign Subsidiary in accordance with normal investment practices for cash management in Investments of a type analogous to those described in clauses (a) through (f) of this definition.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, commercial credit card and merchant card services, stored value card services, electronic funds transfer and other cash management arrangements to any Loan Party.
A “Change in Control” shall be deemed to have occurred if (a) any “person” (other than a Permitted Holder) or any “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof) (other than any such group that includes one or more Permitted Holders so long as, without giving effect to the existence of such group or any other group, one or more Permitted Holders is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof) or record owner of more than 50% of the aggregate shares of voting capital stock held by such group) is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof) or record owner of, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings, (b) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated, (c) the Borrower ceases to be a Wholly Owned Restricted Subsidiary of Holdings or (d) any “change in control” (or similar event, however denominated) shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which Holdings, the Borrower or any other Restricted Subsidiary is a party.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” shall have the meaning assigned to such term in Section 9.09.
“Claim” shall have the meaning assigned to such term in Section 9.04(l).
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Other Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Term Loan Commitment or Incremental Term Loan Commitment. Other Term Loans (and the related Incremental Term Loan Commitments) made and established at different times and with different terms and new tranches of Term Loans established pursuant to a Loan Modification Offer, shall be construed to be separate Classes hereunder. If at any time a Permitted Amendment is made with respect to only a portion of the Revolving Credit Commitments, then the Revolving Credit Commitments subject to such Permitted Amendment shall thereafter constitute a Class solely for the purpose of Section 2.23.
“Closing Date” shall mean May 9, 2014.
“Closing Date Refinancing” shall have the meaning assigned to such term in the introductory statement hereto.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean all the “Collateral” as defined in any Security Document.
“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.
“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment, Term Loan Commitment or Incremental Term Loan Commitment (as applicable).
“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Communications” shall have the meaning assigned to such term in Section 9.01(g).
“Compliance Certificate” shall mean a certificate of a Financial Officer in the form of Exhibit D.
“Conduit Facility” shall mean any conduit facility pursuant to which any Special Purpose Subsidiary is able to obtain borrowings evidenced by its secured vacation interest receivable-backed variable funding notes or similar instruments, including the Diamond Resorts Issuer 2008 LLC Indenture.
“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated April 2014.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Interest Expense” shall mean, for any period, the total interest expense of Holdings, the Borrower and the other Restricted Subsidiaries computed on a consolidated basis in accordance with GAAP (other than noncash interest expense attributable to convertible Indebtedness under Accounting Practices Bulletin 14-1 or any successor provision), plus, to the extent not included in such total interest expense and to the extent incurred by Holdings, the Borrower or any other Restricted Subsidiaries, without duplication: (a) interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations; (b) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense; (c) capitalized interest; (d) noncash interest expense; provided, however, that any noncash interest expense or income attributable to the movement in the mark-to-mark valuation of obligations under Hedging Agreements or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense; (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (f) net payments pursuant to obligations under Hedging Agreements; (g) the product of (i) all dividends accrued in respect of all Disqualified Stock of Holdings and all Preferred Stock of the Borrower or any other Restricted Subsidiary, in each case, held by Persons other than Holdings, the Borrower or any other Restricted Subsidiary (other than dividends payable solely in Equity Interests (other than Disqualified Stock) of Holdings), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of Holdings in good faith); (h) interest incurred in connection with

Investments in discontinued operations; and (i) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of) Holdings, the Borrower or any other Restricted Subsidiary; provided, however, there shall be excluded from Consolidated Interest Expense the interest expense (including the expenses described in clauses (a) through (i) above) with respect to Nonrecourse Indebtedness incurred in connection with Permitted Securitizations.
“Consolidated Net Income” shall mean, for any period, the net income or loss of Holdings, the Borrower and the other Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its certificate or articles of incorporation or other constitutive document or any agreement or instrument or any provision of law, statute, rule or regulation or order of any court or other Governmental Authority, in each case applicable to such Restricted Subsidiary, (b) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings, the Borrower or any other Restricted Subsidiary or the date that such Person’s assets are acquired by Holdings, the Borrower or any other Restricted Subsidiary, (c) the cumulative effect of any changes in accounting principles, (d) the income of any Person in which any other Person (other than Holdings, the Borrower or any Wholly Owned Restricted Subsidiary of Holdings or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings, the Borrower or a Wholly Owned Restricted Subsidiary of Holdings by such Person during such period, (e) any gains attributable to sales of assets out of the ordinary course of business and (f) in the case of any Specified Turbo Period, to the extent included in calculating Consolidated Net Income for the applicable period, the net interest income, if any, generated during such Specified Turbo Period by the Timeshare Loans subject to the applicable Securitization or Conduit Facility giving rise to such Specified Turbo Period.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Credit Facilities” shall mean the Revolving Credit Facility and the Term Loan Facility.
“Debt Fund Affiliates” shall mean any Affiliate Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which investment vehicles managed, directly or indirectly, or advised by any Related Person that are not primarily engaged in, or advising funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course do not make investment decisions for such entity.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Declined Proceeds” shall have the meaning assigned to such term in Section 2.13(f).
“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.
“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied) or (ii) to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or Federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of (A) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (B) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in each case so long as such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.
“Diamond Resorts Issuer 2008 LLC Indenture” shall mean the Fifth Amended and Restated Indenture dated as of April 1, 2013, among Diamond Resorts Issuer 2008 LLC, as issuer, Diamond Resorts Financial Services, Inc., as servicer, Wells Fargo Bank, National Association, as trustee, custodian and back-up servicer, and Credit Suisse AG, New York Branch, as administrative agent for the purchasers.
“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a Change in Control or Asset Sale so long as any rights of the holders thereof upon such event shall be subject to the prior payment in full of the Obligations and the termination of the Commitments), or is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Latest Maturity Date in effect at the time such Equity Interest is issued, or (b) is convertible into or exchangeable (other than at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Latest Maturity Date in effect at the time such Equity Interest is issued.
“dollars” or “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“DRP” shall mean Diamond Resorts Parent LLC, a Nevada limited liability company and predecessor in interest to Holdings.
“ECF Percentage” shall mean 50% (or, if the Secured Leverage Ratio as of the last day of the applicable fiscal year was (x) greater than 1.00:1.00 but equal to or less than 1.50:1.00, 25% or (y) equal to or less than 1.00:1.00, 0%).
“ECF Prepayment Date” shall have the meaning assigned to such term in Section 2.13(c).

“Eligible Assignee” shall mean any Person that meets the applicable requirements to be an assignee under Section 9.04 (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loans or Commitments to such Person under Section 9.04; provided that none of Holdings or any Subsidiary shall be an Eligible Assignee; provided further that no natural person shall be an Eligible Assignee.
“Engagement Letter” shall mean the Engagement Letter dated April 11, 2014, among the Borrower and the Arrangers.
“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders) and agreements, in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.
“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non‑compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and any final regulations promulgated and the rulings thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code or, in each case, any comparable provision of foreign law.
“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation or by the PBGC), (b) the failure of any Plan to satisfy the minimum funding standard applicable to such Plan (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or the administrator of any Plan or Multiemployer Plan of any notice stating the intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (g) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 436(f) of the Code or Section 206 of ERISA, (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, imposing Withdrawal Liability against the Borrower or any ERISA Affiliate or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in “reorganization” status within the meaning of Title IV of ERISA or “endangered” or “critical” status within the meaning of Section 432 of the Code, (i) the occurrence of a non-exempt “prohibited transaction” with respect to a Plan (i) in which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or (ii) through which the Borrower or any such Subsidiary is otherwise liable, (j) any Foreign Benefit Event or (k) the conditions for the imposition of a lien under Section 430(j) of the Code or Section 303(k)(1)(A) of ERISA shall have been met with respect to any Plan.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Events of Default” shall have the meaning assigned to such term in Article VII.
“Excess Cash Flow” shall mean, for any fiscal year of Holdings, commencing with the fiscal year ending on December 31, 2014 (but excluding for such fiscal year Excess Cash Flow attributable to the period ending on June 30, 2014), the excess of (a) the sum, without duplication, of (i) Adjusted EBITDA for such fiscal year; (ii) the net decrease, if any, in Balance Sheet Assets minus Balance Sheet Liabilities, in each case from the beginning of such fiscal year to the end of such fiscal year (it being understood that, for the year ending December 31, 2014, the net decrease in Balance Sheet Assets and Balance Sheet Liabilities shall be determined from June 30, 2014 to December 31, 2014); and (iii) the cumulative amount of any increase in the aggregate principal amount outstanding under any Conduit Facility, the Quorum Facility, Securitization, or any similar facility of Holdings, the Borrower or any other Restricted Subsidiary during such fiscal year (or applicable portion thereof) (provided that for purposes of determining such amount, any changes during such period attributable to any voluntary prepayments on such facilities shall be deducted and, for the avoidance of doubt, Securitization proceeds used to repay any Conduit Facility or Quorum Facility shall not be considered a voluntary prepayment), over (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by Holdings, the Borrower and the other Restricted Subsidiaries with respect to such fiscal year (or applicable portion thereof); (ii) Consolidated Interest Expense for such fiscal year paid in cash; (iii) Capital Expenditures made in cash during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances or casualty or condemnation proceeds (to the extent not included in Adjusted EBITDA); (iv) permanent repayments of Indebtedness (other than voluntary prepayments of Term Loans and Revolving Loans described in subclause (B) of Section 2.13(c) and other than mandatory prepayments of Loans under Section 2.13) made in cash by Holdings, the Borrower and the other Restricted Subsidiaries during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be re-borrowed or redrawn and only to the extent that such prepayments are not financed from Excluded Sources; (v) cash spent, or cash reserved pursuant to written commitments to be spent, to acquire Vacation Interests or other interests in real estate which are acquired with the intent to convert such interests into Vacation Interests; provided that any amounts deducted pursuant to this clause (v) and not spent during the immediately succeeding fiscal year shall increase “Excess Cash Flow” for such succeeding fiscal year; (vi) all expenses, charges and losses actually paid in cash by Holdings, the Borrower or any other Restricted Subsidiary during such fiscal year that are added-back to Consolidated Net Income for purposes of calculating Adjusted EBITDA; (vii) the net increase, if any, in Balance Sheet Assets minus Balance Sheet Liabilities, in each case from the beginning of such fiscal year to the end of such fiscal year (it being understood that, for the year ending December 31, 2014, the net increase in Balance Sheet Assets and Balance Sheet Liabilities shall be determined from June 30, 2014 to December 31, 2014); (viii) cash consideration paid during such fiscal year to make any Permitted Acquisitions or Investments permitted under clauses (l), (m) and (n) of Section 6.04; (ix) the aggregate amount of Restricted Payments made by Holdings in cash during such fiscal year pursuant to clause (ii) of Section 6.06(a); (ix) the cumulative amount of any decrease in the aggregate principal amount outstanding under any Conduit Facility, the Quorum Facility, Securitization, or any similar facility of Holdings, the Borrower or any other Restricted Subsidiary during such fiscal year (or applicable portion thereof) (provided that for purposes of determining such amount, any changes during such period attributable to any voluntary prepayments of such facilities from Excluded Sources shall be disregarded and, for the avoidance of doubt, Securitization proceeds used to repay any Conduit Facility or Quorum Facility shall not be considered a voluntary prepayment); and (x) to the extent included or added back to Adjusted EBITDA, debt issuance costs paid in cash related to any Conduit Facility, the Quorum Facility, Securitization or other Indebtedness.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Sources” means (a) proceeds of any incurrence or issuance of Indebtedness, Capital Lease Obligations or Synthetic Lease Obligations and (b) proceeds of any issuance or sale of Equity Interests in Holdings or any capital contributions to Holdings.

“Excluded Subsidiary” shall mean (i) each Foreign Subsidiary, (ii) each Inactive Subsidiary, (iii) each Foreign Subsidiary Holdco, (iv) each Unrestricted Subsidiary, (v) each Special Purpose Subsidiary that is prohibited by the terms of its Nonrecourse Indebtedness from providing a Guarantee of the Obligations and (vi) each Regulated Subsidiary.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with its obligations under Section 2.20(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” shall mean the Credit Agreement dated as of September 11, 2013, among the Borrower, Holdings, the lenders party thereto and Credit Suisse AG, as administrative agent, as amended, supplemented or otherwise modified prior to the date hereof.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fees” shall mean the Commitment Fees and the Administrative Agent Fees.
“Financial Covenant” shall mean the financial covenant set forth in Section 6.10.

“Financial Covenant Event of Default” shall have the meaning assigned to such term in Article VII.
“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“FLRX” shall mean FLRX Inc., a subsidiary of Holdings.
“FLRX Judgment” shall mean the judgment in the amount of $31,124,430.30 rendered on January 11, 2010 against FLRX.
“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan or (d) the incurrence of any liability by Holdings, the Borrower or any other Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, in each case, that could reasonably be expected to result in a Material Adverse Effect.
“Foreign Lender” shall mean a Lender that is not a U.S. Person.
“Foreign Pension Plan” shall mean any defined benefit plan, sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Borrower or any ERISA Affiliate that under applicable law of any jurisdiction other than the United States is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.
“Foreign Subsidiary Holdco” shall mean any Subsidiary, so long as such Subsidiary has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries.
“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.
“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any self-regulatory organization and any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” shall have the meaning assigned to such term in Section 9.04(j).
“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantee Agreement” shall mean the Guarantee Agreement, substantially in the form of Exhibit E, among Holdings, the Restricted Subsidiaries party thereto and the Administrative Agent for the benefit of the Secured Parties, together with all supplements thereto.
“Guarantor” shall mean Holdings and each Subsidiary listed on Schedule 1.01(c) and each other Subsidiary that is or becomes a party to the Guarantee Agreement.
“HAO Agreements” shall mean the Amended and Restated Homeowner Association Oversight, Consulting and Executive Management Services Agreement dated as of December 31, 2012, by and between the Borrower and Hospitality Management and Consulting Service, L.L.C., as in effect on the Closing Date and as amended, modified or replaced from time to time in a manner not adverse to the Lenders in any material respects.
“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.
“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement.
“Holdings” shall have the meaning assigned to such term in the preamble hereto.

“Inactive Subsidiary” shall mean any Subsidiary that (a) does not conduct any substantial business operations, (b) has assets with a book value not in excess of (i) $1,000,000 with respect to any Subsidiary and (ii) $5,000,000 in the aggregate for all such Subsidiaries (it being understood and agreed that, in the event the book value of assets of Inactive Subsidiaries exceeds the limitation set forth in clause (ii) above, Holding shall designate one or more Inactive Subsidiaries as Guarantors as necessary to comply with such limitation) and (c) does not have any Indebtedness outstanding to any Person other than to Holdings, the Borrower or any other Restricted Subsidiary.
“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Term Lenders or Incremental Revolving Lenders, as the case may be.
“Incremental Commitment” shall mean, as the context may require, an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment.
“Incremental Facility Amount” shall have the meaning assigned to such term in Section 2.22(a).
“Incremental Facility Closing Date” shall have the meaning assigned to such term in Section 2.22(c).
“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.22, to make incremental amounts of Revolving Loans to the Borrower.
“Incremental Revolving Lender” shall mean a Lender with an Incremental Revolving Credit Commitment.
“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.
“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.22, to make Incremental Term Loans to the Borrower.
“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Assumption Agreement.
“Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b). Incremental Term Loans may be made, to the extent permitted by Section 2.22 and provided for in the relevant Incremental Assumption Agreement, in the form of additional Term Loans with terms substantially identical to those made on the Closing Date or Other Term Loans.
“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all Synthetic Lease Obligations of such Person, (i) net obligations of such Person under any Hedging Agreement, valued at the Agreement Value thereof, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any warrants, rights or options to acquire such equity interests on a date prior to the 91st day following the Latest Maturity Date in effect on the date of issuance thereof, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (k) all obligations of such Person as an account party in respect of letters of credit and (l) all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner. The “amount” or “principal amount” of any Indebtedness at any time of determination represented by any Guarantee referred to in clause (f) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum monetary exposure in respect thereof as of such date as determined reasonably and in good faith by a Financial Officer of Holdings. The amount of Indebtedness referred to in clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby. For the avoidance of doubt, the FLRX Judgment shall not constitute Indebtedness.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Information” shall have the meaning assigned to such term in Section 9.16.

“Intercompany Subordination Agreement” shall mean an Intercompany Subordination Agreement substantially in the form of Exhibit G pursuant to which intercompany obligations and advances owed by any Loan Party to any Restricted Subsidiary that is not also a Loan Party are subordinated in right of payment to the Obligations.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and the Maturity Date of the facility hereunder under which such Loan was made and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing) and the Maturity Date of the facility hereunder under which such Loan was made.
“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Inventory Loan Agreements” shall mean, collectively, (a) the Amended and Restated Inventory Loan and Security Agreement dated as of June 30, 2011, by and among Textron Financial Corporation (“Textron”), Mystic Dunes Myrtle Beach, LLC and Mystic Dunes, LLC, (b) the Inventory Loan and Security Agreement dated as of August 31, 2010, between Textron and ILX Acquisition, Inc. and (c) the Inventory Loan and Security Agreement dated as of May 21, 2012, between RFA PMR Loanco, LLC and DPM Acquisition, Inc.
“Investment” shall have the meaning assigned to such term in Section 6.04.
“IP Security Agreements” shall have the meaning assigned to such term in the Security Agreement.
“IRS” shall mean the United States Internal Revenue Service.

“Latest Maturity Date” shall mean, at any date of determination, the then-latest final maturity date applicable to any Loan or Commitment outstanding at such time.
“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance, an Incremental Assumption Agreement or a Refinancing Amendment.
“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the Intercontinental Exchange Benchmark Administration Ltd. (or such other Person that takes over the administration of such rate) LIBOR Rate for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the Intercontinental Exchange Benchmark Administration Ltd. (or such other Person that takes over the administration of such rate) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Loan Documents” shall mean this Agreement, the Guarantee Agreement, the Security Documents, each Incremental Assumption Agreement, any Loan Modification Agreement, any Refinancing Amendment, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and any other document executed in connection with the foregoing.
“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent, the Borrower and the Accepting Lenders party thereto.
“Loan Modification Offer” shall have the meaning assigned to such term in Section 2.23(a).
“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the Revolving Loans and the Term Loans.
“Majority in Interest”, when used in reference to Lenders of any Class, shall mean, at any time: (a) in the case of Revolving Credit Lenders, Lenders having outstanding Revolving Loans and unused Revolving Credit Commitments representing more than 50% of the sum of the outstanding Revolving Loans and unused Revolving Credit Commitments at such time; provided that, at any time there are less than four Revolving Credit Lenders, “Majority in Interest” when used in respect of the Revolving Credit Lenders shall mean Revolving Credit Lenders having outstanding Revolving Loans and unused Revolving Credit Commitments representing 100% of the sum of the outstanding Revolving Loans and unused Revolving Credit Commitments at such time; provided further that, at any time there are more than two Revolving Credit Lenders that are not Affiliate Lenders, “Majority in Interest” when used in respect of the Revolving Credit Lenders shall at all times include at least two Revolving Credit Lenders that are not Affiliate Lenders; and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time; provided that, in each case of clauses (a) and (b) above, the Revolving Loans, unused Revolving Credit Commitments and outstanding Term Loans of any Defaulting Lender shall be disregarded in the determination of Majority in Interest at any time.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of Holdings, the Borrower and the other Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under the Loan Documents to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.
“Material Indebtedness” shall mean any Indebtedness (other than the Loans or any Nonrecourse Indebtedness of any Special Purpose Subsidiary) of any one or more of Holdings, the Borrower or any other Restricted Subsidiary in an aggregate principal amount for such Indebtedness exceeding $20,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrower or any other Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.
“Maturity Date” shall mean the Revolving Credit Maturity Date, the Term Loan Maturity Date or the Incremental Term Loan Maturity Date, as the context may require.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“MNPI” shall mean information and documentation that is (i) material with respect to Holdings, the Borrower or any other Subsidiary or any of their respective securities for purposes of foreign, United States federal and state securities laws and (ii) which is not publicly available.
“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is contributed to, or required to be contributed to, by the Borrower or any of its ERISA Affiliates.
“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including casualty insurance settlements and condemnation awards and cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and Holdings’ good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset and any such Indebtedness secured by a Lien expressly ranking junior in priority to any Lien thereon securing the Credit Facilities); provided, however, that, if (x) Holdings shall deliver a certificate of a Financial Officer to the Administrative Agent within three Business Days of receipt thereof setting forth Holdings’ intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of Holdings, the Borrower and the other Restricted Subsidiaries within 12 months of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 12-month period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith. For the avoidance of doubt, Net Cash Proceeds shall not include any cash proceeds of (x) any transfer of Timeshare Loans and related rights and assets in connection with any Permitted Securitization or (y) any Nonrecourse Indebtedness incurred by any Special Purpose Subsidiary under a Permitted Securitization (and any Permitted Refinancing Indebtedness with respect thereto that is Nonrecourse Indebtedness).
“Non-Consenting Revolving Credit Lender” shall mean any Revolving Credit Lender that does not approve (a) any consent, amendment, waiver or other modification that requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.08 or (b) any consent, amendment, waiver or other modification solely affecting the Revolving Credit Lenders (or that does not directly or indirectly affect the rights or obligations of the Term Lenders) under this Agreement and the other Loan Documents.
“Non-Consenting Term Lender” shall mean any Term Lender that does not approve any consent, amendment, waiver or other modification that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.08 and (b) has been approved by the Required Lenders.
“Non-Pro Rata Payment” shall have the meaning assigned to such term in Section 2.21(c).
“Non-Pro Rata Termination” shall have the meaning assigned to such term in Section 2.21(c).
“Nonrecourse Indebtedness” shall mean, with respect to any Special Purpose Subsidiary, Indebtedness of such Special Purpose Subsidiary (a) as to which none of Holdings, the Borrower or any other Restricted Subsidiary (other than such Special Purpose Subsidiary) (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness, other than Standard Securitization Undertakings), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender, (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against such Special Purpose Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary (other than such Special Purpose Subsidiary and any other Special Purpose Subsidiary to the extent that Indebtedness of such other Special Purpose Subsidiary cross-defaults to Indebtedness of such Special Purpose Subsidiary) to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its maturity date and (c) as to which (i) the explicit terms provide that there is no recourse against any assets of Holdings, the Borrower or any other Restricted Subsidiary (other than such Special Purpose Subsidiary) or (ii) the lenders have agreed in writing that they will not have any recourse to the capital stock or assets of Holdings, the Borrower or any other Restricted Subsidiary (other than such Special Purpose Subsidiary); provided that Holdings, the Borrower or any other Restricted Subsidiary may grant a Lien on the capital stock of such Special Purpose Subsidiary to the creditors thereof which is not recourse to any other assets of Holdings, the Borrower or any other Restricted Subsidiary (other than such Special Purpose Subsidiary).
“Obligations” shall mean all obligations defined as “Obligations” in the Security Agreement or any other Security Document.
“OFAC” shall have the meaning assigned to such term in Section 3.22(a).
“OID” shall have the meaning assigned to such term in Section 2.22(b).
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).
“Other Term Loans” shall have the meaning assigned to such term in Section 2.22(a).
“Participant” shall have the meaning assigned to such term in Section 9.04(f).
“Participant Register” shall have the meaning assigned to such term in Section 9.04(g).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Security Agreement.
“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(f).
“Permitted Amendments” shall have the meaning assigned to such term in Section 2.23(c).
“Permitted Encumbrances” shall mean:
(a)    Liens on Timeshare Loans, and related rights and assets and the proceeds thereof created in connection with Permitted Securitizations;
(b)    Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided, however, that, in the case of contested taxes, adequate reserves with respect thereto are maintained on the books of Holdings, the Borrower or the applicable Restricted Subsidiary, in conformity with GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization);

(c)    statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;
(d)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security or welfare legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;
(e)    easements, rights of way, restrictions, covenants and other similar encumbrances affecting real property and minor imperfections of title that would not in any case reasonably be expected to have a material adverse effect on the present or future use of the property to which it relates or a material adverse effect on the sale or lease of such property;
(f)    rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, including Liens of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry;
(g)    Liens incurred on deposits to secure (1) the performance of tenders, bids, trade contracts, licenses and leases, fee and expense arrangements with trustees and fiscal agents, statutory obligations, and other obligations of a like nature incurred in the ordinary course of business and not in connection with Indebtedness for borrowed money, or (2) indemnification obligations entered into in the ordinary course of business relating to any disposition permitted hereunder;
(h)    Liens securing judgments, awards or orders for the payment of money that do not constitute an Event of Default pursuant to clause (i) of the definition thereof;
(i)    leases, subleases and other occupancy agreements with respect to real property owned or leased by Holdings, the Borrower or any other Restricted Subsidiary not interfering in any material respect with the business of Holdings, the Borrower or any other Restricted Subsidiary;
(j)    non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights granted in the ordinary course of business;
(k)    Liens securing performance, bid, appeal, surety and similar bonds and completion guarantees provided by Holdings, the Borrower or any other Restricted Subsidiary in the ordinary course of business; and
(l)    customer cash held in escrow, utility and rental deposits and other deposits made in the ordinary course of business to secure liability to insurance carriers.

“Permitted Holder” shall mean (a) Stephen J. Cloobeck and David F. Palmer, their respective estates, immediate family members, descendants and legal representatives and any Person under their respective or joint Control and (b) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Equity Interests in Holdings.
“Permitted FLRX Settlement” shall mean a settlement or satisfaction of the FLRX Judgment in respect of which the sole consideration consists of assets of FLRX or any of its subsidiaries as of the date of the FLRX Judgment (or proceeds of such assets), without giving effect to any investment in, or transfer of assets to, FLRX or any of its subsidiaries by Holdings or any of the Subsidiaries, in each case since the date of the FLRX Judgment.
“Permitted Refinancing Indebtedness” means, in respect of any Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary (the “Original Indebtedness”), any Indebtedness that extends, renews or replaces such Original Indebtedness (or any Permitted Refinancing Indebtedness in respect thereof); provided that (a) such Permitted Refinancing Indebtedness shall mature no earlier than the maturity date of such Original Indebtedness, (b) such Permitted Refinancing Indebtedness shall not have a weighted average life to maturity that is less than the remaining weighted average life to maturity of such Original Indebtedness, (c) the aggregate principal amount (or if incurred with original issue discount, the aggregate issue price) of such Permitted Refinancing Indebtedness shall not exceed the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding under the Original Indebtedness, except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and reasonable premiums, fees and expenses payable in connection with such extension, renewal or replacement, (d) if such Original Indebtedness is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to the Obligations on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Original Indebtedness, (e) if such Original Indebtedness is (i) secured by a security interest in the Collateral (on an equal and ratable first lien, second lien or more junior priority basis) and/or subject to any intercreditor arrangements for the benefit of the Lenders, such Permitted Refinancing Indebtedness is unsecured or secured with a priority no greater than the priority of, and subject to intercreditor arrangements on terms as favorable in all material respects to the Lenders as those contained in the documentation governing, the Original Indebtedness or (ii) unsecured, such Permitted Refinancing Indebtedness shall be unsecured and (f) the terms and conditions of such Permitted Refinancing Indebtedness (excluding pricing and optional prepayment and redemption terms and, subject to clause (a) and (b) above, final maturity and principal amortization terms) shall be substantially identical to, or no more favorable (taken as a whole) to the investors or lenders providing such Permitted Refinancing Indebtedness than, those applicable to the Original Indebtedness (except for covenants or other provisions applicable only to periods after the final maturity date of the Original Indebtedness in effect at the time of the incurrence of such Permitted Refinancing Indebtedness); provided further that Permitted Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that extends, renews or replaces Indebtedness of Holdings or the Borrower or (y) Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary that extends, renews or replaces Indebtedness of an Unrestricted Subsidiary.
“Permitted Securitization” shall mean each transfer or encumbrance (each a “disposition”) of Timeshare Loans by Holdings, the Borrower or any other Restricted Subsidiary to one or more Special Purpose Subsidiaries or by one Special Purpose Subsidiary to another Special Purpose Subsidiary, conducted in accordance with the following requirements: (a) each disposition shall identify with reasonable certainty the specific Timeshare Loans being disposed, (b) the only Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary resulting from such disposition shall be Nonrecourse Indebtedness of one or more Special Purpose Subsidiaries and (c) both immediately before and after such disposition, no Default has occurred and is continuing.
“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan, but including any “multiple employer” pension plan within the meaning of Sections 4063 and 4064 of ERISA) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” (as defined in Section 3(5) of ERISA) or “contributing sponsor” (as defined in Section 4001(a)(13) of ERISA).
“Platform” shall have the meaning assigned to such term in Section 9.01(g).
“Pledged Collateral” shall have the meaning assigned to such term in the Security Agreement.
“Points” shall mean vacation points which confer on an owner thereof the right to use a residential unit.
“Preferred Stock” as applied to the Equity Interests in any Person, shall mean Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.
“Prime Rate” shall mean the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Public Lender” shall have the meaning assigned to such term in Section 9.01(g).
“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.
“Quorum Facility” shall mean the loan sale facility as evidenced by that Loan Sale and Security Agreement dated as of April 30, 2010, by and among Quorum Federal Credit Union, as buyer, DRI Quorum 2010 LLC, as seller, Wells Fargo, National Association, as back-up servicer and Diamond Resorts Financial Services, Inc., as servicer, and the other transaction documents related thereto, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Recipient” shall mean the Administrative Agent or any Lender, as applicable.
“Refinancing Amendment” shall mean an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Holdings, the Borrower, the Administrative Agent and the Lenders providing Specified Refinancing Debt provided for thereby, and establishing and otherwise providing for the incurrence of such Specified Refinancing Debt in accordance with Section 2.24.
“Refinancing Debt” shall mean one or more series of senior unsecured notes or loans, senior first lien secured notes secured by the Collateral on an equal and ratable basis with the Obligations, or senior second lien (or more junior) secured notes or loans secured by the Collateral on a second lien (or more junior) basis, in each case issued in respect of a refinancing of all or a portion of the Loans or Commitments under the Credit Facilities; provided that, (a) to the extent the same is secured, such Refinancing Debt shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, (b) such Refinancing Debt shall not be an obligation of, or otherwise Guaranteed by, any Subsidiary that is not a Loan Party, (c) such Refinancing Debt shall mature on or after (or, in the case of any unsecured or second lien (or more junior) secured Refinancing Debt, the date that is 91 days after) the Maturity Date of the Loans (or Commitments, if applicable) being refinanced thereby, (d) such Refinancing Debt does not have a weighted average life to maturity that is less than the remaining weighted average life to maturity of (or, in the case of any unsecured or second lien (or more junior) secured Refinancing Debt, 91 days longer than the remaining average life to maturity of) the Loans (or Commitments, if applicable) being refinanced thereby, (e) the terms and conditions of such Refinancing Debt (excluding pricing and optional prepayment and redemption terms and, subject to clauses (c) and (d) above, final maturity and principal amortization terms) shall be substantially identical to, or no more favorable (taken as a whole) to the investors or lenders providing such Refinancing Debt than, those applicable to the Loans or Commitments being refinanced thereby (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of the incurrence of such Indebtedness), (f) the Net Cash Proceeds of such Refinancing Debt shall be applied, substantially concurrently with the issuance or incurrence thereof, to the pro rata payment of the outstanding Class of Loans being so refinanced and to pay accrued interest, fees, discounts, premiums and expenses payable in connection therewith (and, in the case of

Revolving Loans, a corresponding amount of the applicable Revolving Credit Commitments shall be permanently reduced) and (g) such Refinancing Debt shall not have a principal or commitment amount greater than the Class of Loans being so refinanced (except to the extent such Refinancing Debt is incurred to fund accrued interest on the Class of Loans being refinanced or fees, discounts, premiums or expenses payable in connection therewith).
“Refinancing Debt Documents” shall mean, collectively, the indentures, loan documents or other similar agreements pursuant to which any Refinancing Debt is issued or incurred, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.
“Register” shall have the meaning assigned to such term in Section 9.04(d).
“Regulated Subsidiary” shall mean any Subsidiary of Holdings that is (a) created primarily for the purposes of, and whose primary activities shall consist of, insuring risks of Holdings, the Borrower or any other Subsidiary or (b) prohibited by applicable law or regulation from providing a Guarantee of the Obligations or granting security interests in the Collateral.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, partners, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Related Persons” shall mean any direct or indirect holder of Equity Interests of Holdings or such holder’s Affiliates, in each case, other than Holdings, the Borrower and the other Subsidiaries.
“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, under, from or upon any building, structure, facility or fixture.
“Repayment Date” shall have the meaning assigned to such term in Section 2.11(a).

“Required Lenders” shall mean, at any time, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time; provided that the Loans and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.
“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.
“Restricted ECF” shall mean, with respect to any fiscal year (or applicable portion thereof), an amount equal to the unrepatriated Excess Cash Flow attributable to any Restricted Subsidiary that is a Foreign Subsidiary if and solely to the extent that the repatriation of such attributable Excess Cash Flow to Holdings or the Borrower (a) would result in material adverse Tax consequences to Holdings, the Borrower or any other Restricted Subsidiary or (b) would be prohibited or restricted by applicable law, rule or regulation.
“Restricted ECF Payment Amount” shall mean, with respect to any fiscal year (or applicable portion thereof), an amount equal to (a) the aggregate amount of Restricted ECF for such period (excluding Restricted ECF described in clause (b) of the definition thereof) multiplied by the applicable ECF Percentage minus (b) the amount of additional taxes, if any, reasonably estimated by Holdings to be actually payable in respect of such period if such amount of Restricted ECF had been repatriated from the applicable Foreign Subsidiaries to Holdings or the Borrower.
“Restricted Indebtedness” shall mean Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).
“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property (other than Qualified Capital Stock)) with respect to any Equity Interests in Holdings, the Borrower or any other Restricted Subsidiary, or any payment (whether in cash, securities or other property (other than Qualified Capital Stock)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any other Restricted Subsidiary.
“Restricted Subsidiary” shall mean, at any time, any direct or indirect Subsidiary of Holdings (including, for the avoidance of doubt, the Borrower) that is not at such time an Unrestricted Subsidiary; provided, however, that, upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall, to the extent that it remains a Subsidiary of Holdings at such time, be a Restricted Subsidiary.
“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment (if any) of such Lender to make Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance, Incremental Assumption Agreement or Refinancing Amendment pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.22 or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. Unless the context shall otherwise require, the term “Revolving Credit Commitment” shall include any Incremental Revolving Credit Commitments and Specified Refinancing Revolving Commitments.
“Revolving Credit Facility” shall mean the revolving credit facility provided for by this Agreement.
“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.
“Revolving Credit Maturity Date” shall mean May 9, 2019.
“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (ii) of Section 2.01(a).
“S&P” shall mean Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereto.
“SEC” shall mean the United States Securities and Exchange Commission or any successor Governmental Authority.
“Secured Leverage Ratio” shall mean, on any date, the ratio of (i) Secured Total Debt on such date to (ii) Adjusted EBITDA for the Test Period most recently ended on or prior to such date.
“Secured Parties” shall have the meaning assigned to such term in the Security Agreement.
“Secured Total Debt” shall mean the aggregate principal amount of Total Debt that is secured by a Lien.
“Securitization” shall mean a public or private transfer of Timeshare Loans in the ordinary course of business of Holdings, the Borrower and the other Restricted Subsidiaries and by which Holdings, the Borrower or any of the other Restricted Subsidiaries directly or indirectly securitizes a pool of specified Timeshare Loans, including any such transaction involving the sale of specified Timeshare Loans to a Special Purpose Subsidiary.
“Security Agreement” shall mean the Security Agreement, substantially in the form of Exhibit I, among Holdings, the Borrower, the other Restricted Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties, together with all supplements thereto.
“Security Documents” shall mean the Security Agreement, the IP Security Agreements and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.
“Special Purpose Subsidiary” means any wholly owned direct or indirect Subsidiary established for the sole purpose of conducting one or more Permitted Securitizations and otherwise established and operated in accordance with customary industry practices.
“Specified Disposition” shall mean any sale, transfer or other disposition of Building A and the underlying real property located in the CaboAzul Resort in San Jose del Cabo, B.C.S., Mexico.
“Specified Refinancing Debt” shall have the meaning assigned to such term in Section 2.24(a).
“Specified Refinancing Revolving Commitments” shall have the meaning assigned to such term in Section 2.24(b).
“Specified Refinancing Term Loans” shall mean Specified Refinancing Debt incurred in the form of term loans pursuant to a Refinancing Amendment.
“Specified Representations” shall mean the representations and warranties set forth in Sections 3.01(a)(i) (as to the Loan Parties only), 3.01(a)(ii) (as to the Loan Parties only), 3.01(d), 3.02(a) (but modifying the representations and warranties in Section 3.02(a) to relate to the Loan Documents and/or other definitive documentation relating to the applicable financing), 3.03, 3.04, 3.11, 3.12, 3.18 (but modifying the representations and warranties in Section 3.18, if necessary, to relate to security documents relating to the applicable financing and qualified by customary “Sungard” limitations), 3.21 (but modifying the references to the “Transactions” and the “Closing Date” in Section 3.21 to refer to the applicable financing and the effective date thereof), 3.22 and 3.23.
“Specified Transaction” shall mean (i) the Transactions, (ii) any Investment that results in a Person becoming a Restricted Subsidiary, any Permitted Acquisition or any sale or other disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary or any sale or other disposition of a business unit, line of business or division of Holdings or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, (iii) the designation of an Unrestricted Subsidiary as a Restricted Subsidiary and (iv) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary.
“Specified Turbo Period” shall mean, with respect to any Indebtedness incurred in connection with a Securitization (including any Conduit Facility providing interim financing for a Securitization), such period of time (as determined in accordance with the definitive documentation governing such Indebtedness) for which collected receivables and other payments generated by the Timeshare Loans subject to such Securitization are not available for distribution to the obligor of such Indebtedness pursuant to the terms of the definitive documentation governing such Indebtedness, including as a result of the occurrence of an event analogous to an “Amortization Event” as defined in the Diamond Resorts Issuer 2008 LLC Indenture as in effect on the Closing Date.
“SPV” shall have the meaning assigned to such term in Section 9.04(j).
“Standard Securitization Undertakings” shall mean representations, warranties, covenants, indemnities and guarantees of performance entered into by Holdings or any Subsidiary that are customary in a Securitization, including those relating to the servicing of the assets of a Special Purpose Subsidiary.
“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” shall mean any subsidiary of Holdings.
“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.
“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Borrower or any other Restricted Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than Holdings, the Borrower or any other Restricted Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Holdings, the Borrower or the other Restricted Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” shall mean a Borrowing comprised of Term Loans.
“Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.
“Term Loan Commitment” shall mean, with respect to each Lender, the commitment (if any) of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance, the Incremental Assumption Agreement or the Refinancing Amendment pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.22 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Loan Commitments or commitments to make Specified Refinancing Term Loans. The initial aggregate amount of the Term Loan Commitment is $445,000,000.
“Term Loan Facility” shall mean the term loan facility provided for by this Agreement.
“Term Loan Maturity Date” shall mean May 9, 2021.
“Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to clause (i) of Section 2.01(a). Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans and Specified Refinancing Term Loans.

“Test Period” shall mean, for any date of determination, the most recent period of four consecutive fiscal quarters of Holdings for which financial statements have been delivered or were required to have been delivered pursuant to Section 5.04(a) or 5.04(b) or, prior to the first such delivery, the four consecutive fiscal quarters of Holdings ended December 31, 2013; provided that, if any such period of four consecutive fiscal quarters begins earlier than July 24, 2013, then the determination of Adjusted EBITDA for the portion of the Test Period beginning prior to such date shall be determined based upon the financial statements of DRP.
“Timeshare Loans” shall mean loans made by Holdings, the Borrower or any of the other Restricted Subsidiaries to finance the purchase of Vacation Interests from Holdings or one of its Subsidiaries and evidenced by a promissory note secured by Points or a fee simple interest in a residential unit.
“Total Debt” shall mean, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of Holdings, the Borrower and the other Restricted Subsidiaries at such time, determined on a consolidated basis, excluding (i) Indebtedness of the type described in clauses (i) and (k) of the definition of such term, except in the case of clause (k), to the extent of any unreimbursed drawings thereunder, (ii) Nonrecourse Indebtedness of a Special Purpose Subsidiary incurred in connection with a Permitted Securitization and (iii) obligations in respect of performance, bid, appeal, surety and similar bonds and completion guarantees provided by Holdings, the Borrower and the other Restricted Subsidiaries in the ordinary course of business.
“Total Leverage Ratio” shall mean, on any date, the ratio of Total Debt on such date to Adjusted EBITDA for the Test Period most recently ended on or prior to such date.
“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $25,000,000.
“Transactions” shall mean, collectively, (a) the Closing Date Refinancing, (b) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder and (c) the payment of related fees and expenses.
“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.
“Uniform Commercial Code” shall have the meaning assigned to such term in the Security Agreement.
“Unrestricted Subsidiary” shall mean (a) each Subsidiary of the Borrower listed on Schedule 3.08(b), (b) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by Holdings as provided below) and (c) any Subsidiary of an Unrestricted Subsidiary.
Holdings may designate any newly formed Subsidiary or any Restricted Subsidiary of the Borrower to be an Unrestricted Subsidiary unless, at the time of designation, such Subsidiary owns any Equity Interests in Holdings, the Borrower or any other Restricted Subsidiary or owns or holds any Indebtedness of or Lien on any property of Holdings, the Borrower or any other Restricted Subsidiary; provided, however, that (i) immediately before and after giving effect to such designation, no Default has occurred and is continuing, (ii) except with respect to a newly formed Subsidiary, the Total Leverage Ratio would not, on a pro forma basis after giving effect to such designation, exceed 2.00:1.00 as of the end of the most recently completed Test Period, (iii) any Guarantee or other credit support by Holdings, the Borrower or any other Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an incurrence of such Indebtedness and an Investment by Holdings, the Borrower or such Restricted Subsidiary at the time of such designation, (iv) such designation shall be deemed an Investment by Holdings, the Borrower or any other Restricted Subsidiary pursuant to Section 6.04(l) in an amount equal to the fair market value of the net assets of such Unrestricted Subsidiary (as reasonably determined and in good faith by a Financial Officer of Holdings) at the time of designation thereof and such Investment shall not, at the time of designation, be prohibited by Section 6.04, (v) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” with respect to any Material Indebtedness and (vi) Holdings shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of Holdings, certifying compliance with the requirements of preceding clauses (i) through (v) above.
Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) immediately before and after giving effect to such designation, no Default has occurred and is continuing, (ii) the Total Leverage Ratio would not, on a pro forma basis after giving effect to such designation, exceed 2.00:1.00 as of the end of the most recently completed Test Period, (iii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation shall be deemed to be newly incurred or established, as applicable, at the time of designation and shall not, at the time of designation, be prohibited by Section 6.01 or 6.02, (iv) upon such designation, Holdings or the applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in such Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Holdings’ or such Restricted Subsidiary’s “Investment” in such Unrestricted Subsidiary at the time of such designation less (y) the portion (proportionate to Holdings’ or such Restricted Subsidiary’s Equity Interests in such Unrestricted Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary (as reasonably determined and in good faith by a Financial Officer of Holdings) at the time of such designation (such amount in this clause (y), the “Available Basket Restoration Amount”) and (v) Holdings shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of Holdings, certifying compliance with the requirements of preceding clauses (i) through (iv). In the case of any Subsidiary that was designated as an Unrestricted Subsidiary after the Closing Date and is subsequently designated as a Restricted Subsidiary, upon such designation as a Restricted Subsidiary pursuant to this paragraph, in respect of the Investment deemed made by Holdings or the applicable Restricted Subsidiary in reliance on Section 6.04(l) pursuant to the preceding paragraph, the Available Basket shall be restored in an amount equal to the Available Basket Restoration Amount. Notwithstanding anything herein to the contrary, no Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as a Restricted Subsidiary pursuant to this paragraph.
“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning given such term in paragraph (f) of Section 2.20.
“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Vacation Interests” shall mean a timeshare interest or interval, however defined in the applicable condominium or timeshare declaration, trust agreement or other relevant document or instrument pursuant to which such timeshare interest or interval is created, whether or not coupled with a fee simple interest in real estate, together with all rights, benefits, privileges and interests appurtenant thereto, including the right to use and occupy a residential unit within the applicable residential real estate property and the common areas and common furnishings appurtenant to such unit for a specified period of time, on an annual or biennial basis, as more specifically described in the applicable declaration or other relevant document or instrument. Vacation Interests shall include Points.
“Wholly Owned Restricted Subsidiary” of any Person shall mean a Restricted Subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Restricted Subsidiaries of such Person or by such Person and one or more wholly owned Restricted Subsidiaries of such Person.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” shall mean any Loan Party and the Administrative Agent.
“Yield” shall have the meaning assigned to such term in Section 2.22(b).
“Yield Differential” shall have the meaning assigned to such term in Section 2.22(b).

SECTION 1.02.    Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all types of tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference in this Agreement or any Loan Document to any other agreement or instrument shall mean such agreement or instrument as amended, restated, supplemented or otherwise modified from time to time, and (d) all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders; provided further, however, that, notwithstanding the foregoing, for purposes of this Agreement, GAAP shall be determined without giving effect to any change thereto occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the date hereof.
SECTION 1.03.    Pro Forma Calculations.
(a)    Notwithstanding anything to the contrary herein, the Secured Leverage Ratio and the Total Leverage Ratio shall be calculated in the manner prescribed by this Section; provided that, when calculating the Total Leverage Ratio for purposes of actual compliance with Section 6.10 (as opposed to a pro forma calculation in accordance with Section 6.10 for purposes of another provision), the events described in Section 1.03(b), 1.03(c) and 1.03(d) below that occurred subsequent to the end of the Test Period shall not be given pro forma effect.
(b)    For purposes of calculating the Secured Leverage Ratio and the Total Leverage Ratio, Specified Transactions that have been completed by Holdings, the Borrower or any of the other Restricted Subsidiaries during the applicable Test Period or subsequent to the end of such Test Period, and prior to or simultaneously with the event with respect to which the calculation of any such ratio is being made, shall be included on a pro forma basis assuming that all such Specified Transactions had occurred on the first day of the applicable Test Period. If since the beginning of any such Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings, the Borrower or any other Restricted Subsidiary since the beginning of such Test Period shall have completed any Specified Transaction that would have required adjustment pursuant to this Section, then the Secured Leverage Ratio and the Total Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction occurred at the beginning of the applicable Test Period.
(c)    In the event that Holdings, the Borrower or any other Restricted Subsidiary incurs, assumes, Guarantees, redeems, repays, retires or extinguishes any Indebtedness included in the definition of Total Debt (other than Indebtedness incurred or repaid under any revolving credit facility unless all such Indebtedness has been permanently repaid and the commitments to further extensions thereunder terminated), subsequent to the end of the Test Period with regard to which the Secured Leverage Ratio and the Total Leverage Ratio is being calculated, and prior to or simultaneously with the event with respect to which the calculation of any such ratio is being made, the Secured Leverage Ratio and the Total Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption, repayment, retirement or extinguishment of Indebtedness and the resulting proceeds therefrom, as if the same had occurred on the last day of the applicable Test Period.
(d)    All pro forma calculations permitted or required to be made by Holdings, the Borrower or any other Restricted Subsidiary pursuant to this Agreement shall include only (i) those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, and (ii) pro forma adjustments for the amount of cost savings, operating expense reductions and other operating improvements relating to Specified Transactions that are reasonably identifiable, factually supportable and projected by Holdings in good faith to be realized within 12 months of the date of such Specified Transaction as a result of actions taken, committed to be taken or expected to be taken prior to or during such 12 month period; provided that in each case (x) all such adjustments shall be set forth in a reasonably detailed certificate of a Financial Officer, using, for purposes of making such calculations, the historical financial statements of Holdings (and, to the extent the applicable Test Period begins earlier than July 24, 2013, of DRP), which shall be reformulated as if such cost savings, operating expense reductions and other operating improvements had been achieved on or prior to the first day of such period and (y) such cost savings, operating expense reductions and other operating improvements shall be added to Adjusted EBITDA to the extent not actually realized and calculated on a pro forma basis as though such cost savings, operating expense reductions and other operating improvements had been realized on the first day of the relevant period; provided, further that the aggregate amount added to or included in Adjusted EBITDA pursuant to clause (ii) above for any period of four consecutive fiscal quarters shall not exceed an amount equal to 15% of Adjusted EBITDA (such Adjusted EBITDA being calculated before giving effect to any pro forma adjustments described in clauses (ii) above).
SECTION 1.04.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
ARTICLE II

The Credits
SECTION 2.01.    Commitments. (a)  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (i) to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment (it being agreed that the Term Loans made on the Closing Date shall be funded at 99.5% of the principal amount thereof, and notwithstanding said discount all calculations hereunder with respect to such Loans, including the accrual of interest and the repayment or prepayment of principal, shall be based on 100% of the stated principal amount thereof) and (ii) to make Revolving Loans to the Borrower, at any time, and from time to time, after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s outstanding Revolving Loans exceeding such Lender’s Revolving Credit Commitment. Within the limits set forth in clause (ii) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.
(b)    Each Lender having an Incremental Term Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

SECTION 2.02.    Loans. (a) Each Loan of a Class shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments in respect of Loans of such Class; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be (i)(A) in the case of any Term Borrowing, in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (except, with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Assumption Agreement) and (B) in the case of any Revolving Borrowing, in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.
(b)    Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(c)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate (i) in the case of an ABR Borrowing, not later than 3:00 p.m., New York City time, and (ii) in the case of an Eurodollar Borrowing, not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the

Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short‑term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
(e)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.
SECTION 2.03.    Borrowing Procedure. In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before a proposed Borrowing (or, in the case of the Closing Date, such later time and date prior to the Closing Date as the Administrative Agent may agree in its sole discretion) and (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the day of a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery, fax or other means of electronic transmission to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing, an Incremental Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
SECTION 2.04.    Evidence of Debt; Repayment of Loans. (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender (i) the then unpaid principal amount of each Class of Term Loans of such Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.
(e)    Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
SECTION 2.05.    Fees. (a)  The Borrower agrees to pay to each Revolving Credit Lender (which is not a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December in each year (commencing with June 30, 2014) and on each date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.50% per annum on the daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
(b)    The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative agent fees set forth in the Administrative Agent Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c)    All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.
SECTION 2.06.    Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)    Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate for each day or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.07.    Default Interest. If the Borrower shall default in the payment of any principal of or interest on any Loan, any Fee or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such defaulted amount shall bear interest (after as well as before judgment), payable on demand, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.
SECTION 2.08.    Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, or the Administrative Agent is advised by a Majority in Interest of the Lenders of the Class making or maintaining such Eurodollar Loans that the dollar rates at which such deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Eurodollar Loans during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Sections 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent and the Majority in Interest of the Lenders of the applicable Class under this Section 2.08 shall be conclusive absent manifest error.
SECTION 2.09.    Termination and Reduction of Commitments. (a)  The Term Loan Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Assumption Agreement) shall automatically terminate upon the making of the Term Loans on the Closing Date. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date.
(b)    Upon at least three Business Days’ prior irrevocable (subject to the last sentence of this Section 2.09(b)) written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000, (ii) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $500,000 and in a minimum amount of $1,000,000 and (iii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the aggregate outstanding amount of the Revolving Loans at the time. A notice of termination or reduction may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(c)    Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder (other than any Non-Pro Rata Termination) shall be made ratably among the applicable Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders, on the date of each termination or reduction of the Revolving Credit Commitments (other than in connection with any Non-Pro Rata Termination), the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced that have accrued to but excluding the date of such termination or reduction.
SECTION 2.10.    Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 1:00 p.m., New York City time, on the day of conversion (which must be a Business Day), to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 2:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 2:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the applicable Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
(iii) each conversion shall be effected by each applicable Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;
(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;
(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;
(vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;
(vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date or an Incremental Term Loan Repayment Date, as the case may be, occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings of the applicable Class with Interest Periods ending on or prior to such Repayment Date or Incremental Term Loan Repayment Date, as the case may be, and (B) the ABR Term Borrowings of the applicable Class would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date or Incremental Term Loan Repayment Date, as the case may be; and
(viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan until such time as the Administrative Agent shall, acting upon instructions of the Required Lenders, notify the Borrower otherwise.

Each notice pursuant to this Section 2.10, which shall be in writing, shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the applicable Lenders of any notice given pursuant to this Section 2.10 and of each applicable Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.
SECTION 2.11.    Repayment of Term Borrowings. (a)(i) The Borrower shall pay to the Administrative Agent, for the account of the Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Term Loans other than Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.22(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
September 30, 2014	$1,112,500
December 31, 2014	$1,112,500
March 31, 2015	$1,112,500
June 30, 2015	$1,112,500
September 30, 2015	$1,112,500
December 31, 2015	$1,112,500
March 31, 2016	$1,112,500
June 30, 2016	$1,112,500
September 30, 2016	$1,112,500
December 31, 2016	$1,112,500
March 31, 2017	$1,112,500
June 30, 2017	$1,112,500
September 30, 2017	$1,112,500
December 31, 2017	$1,112,500
March 30, 2018	$1,112,500
June 30, 2018	$1,112,500
September 30, 2018	$1,112,500
December 31, 2018	$1,112,500
March 31, 2019	$1,112,500
June 30, 2019	$1,112,500
September 30, 2019	$1,112,500
December 31, 2019	$1,112,500
March 31, 2020	$1,112,500
June 30, 2020	$1,112,500
September 30, 2020	$1,112,500
December 31, 2020	$1,112,500
March 31, 2021	$1,112,500
Term Loan Maturity Date	$414,962,500

(ii)    The Borrower shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.22(d)) equal to the amount set forth for such date in the applicable Incremental Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
(b)    In the event and on each occasion that the Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Repayment Date or Incremental Term Loan Repayment Date, as applicable, shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

(c)    To the extent not previously paid, all Term Loans and Other Term Loans shall be due and payable on the Term Loan Maturity Date and the Incremental Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.
(d)    All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
SECTION 2.12.    Voluntary Prepayment. (a)  Subject to the payment of any applicable premium as set forth in paragraph (d) below, the Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon (i) at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans to the Administrative Agent before 2:00 p.m., New York City time, or (ii) written or fax notice (or telephone notice promptly confirmed by written or fax notice) on or prior to the Business Day that is the date of prepayment in the case of ABR Loans, to the Administrative Agent before 1:00 p.m., New York City time; provided, however, that each partial prepayment of Term Borrowings shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and each partial prepayment of Revolving Credit Borrowings shall be an amount that is an integral multiple of $500,000 and not less than $1,000,000.
(b)    Voluntary prepayments of Term Loans pursuant to Section 2.12(a) shall be allocated among the Classes of outstanding Term Loans as specified by the Borrower and applied against the remaining scheduled installments of principal due in respect of such Term Loans under Section 2.11 as directed by the Borrower.
(c)    Each notice of prepayment pursuant to Section 2.12(a) shall specify (i) the prepayment date, (ii) the principal amount of each Borrowing (or portion thereof) to be prepaid and (iii) the Class of Loans to be prepaid and the scheduled installment or installments of principal to which such prepayment is to be applied. Each such notice shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied; provided further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation. All prepayments under this Section 2.12 shall be subject to Section 2.16 and, other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments, shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
(d)    In the event that, on or prior to the one-year anniversary of the Closing Date, (i) all or a portion of the Term Loans are prepaid under Section 2.12(a) or Section 2.13(d) out of, or substantially concurrent with the receipt by Holdings, the Borrower or any other

Subsidiary of, the proceeds of an issuance or incurrence of Indebtedness by Holdings, the Borrower or any other Subsidiary (including any replacement or incremental term loan facility effected pursuant to an amendment of this Agreement, but other than any such issuance or incurrence accomplished together with the substantially concurrent refinancing of all Credit Facilities hereunder in connection with a Change in Control) and the effective yield (as determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees including any original issue discount for, and any upfront fees payable in connection with, such Indebtedness based on an assumed four-year weighted average life to maturity of such Indebtedness) payable generally to the lenders of such Indebtedness (but excluding the effect of any arrangement, structuring, syndication, commitment or other fees in connection therewith that are not shared with all providers of such Indebtedness), is, or upon satisfaction of specified conditions could be, lower than the effective yield in respect of the Term Loans (as determined by the Administrative Agent on the same basis) or (ii) any waiver, amendment or modification to this Agreement results in the reduction of the effective yield in effect with respect to any Term Loan, then the Borrower shall pay a fee equal to 1.00% of, (A) in the case of prepayments described in clause (i) above, the aggregate principal amount so prepaid and (B) in the case of a waiver, amendment or modification described in this clause (ii), the aggregate principal amount of Term Loans that is subject to such waiver, amendment or modification (including, for clarity, the aggregate principal amount of Term Loans assigned by a Term Lender that is deemed a Non-Consenting Term Lender and is required to assign its Term Loans pursuant to Section 2.21 in connection with such waiver, amendment or modification).
SECTION 2.13.    Mandatory Prepayments. (a)  In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings. If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time, the aggregate outstanding Revolving Loans would exceed the Total Revolving Credit Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Revolving Credit Borrowings in an amount sufficient to eliminate such excess.
(b)    Not later than the third Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(e).
(c)    No later than 100 days after the end of each fiscal year of the Borrower (the “ECF Prepayment Date”), in each case commencing with the fiscal year ending December 31, 2014, the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to the excess, if any, of (A) the ECF Percentage of Excess Cash Flow for such fiscal year then ended minus (B) the aggregate amount of voluntary prepayments of Term Loans and Revolving Loans under Section 2.12(a) made during such fiscal year but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and only to the extent that such prepayments are not financed from Excluded Sources. Notwithstanding the foregoing, the Borrower may elect to reduce the amount of such prepayment by an amount equal to the ECF Percentage of Restricted ECF, if any, for such fiscal year; provided that the Borrower shall use its commercially reasonable efforts to repatriate such applicable percentage of Restricted ECF as promptly as practicable following the applicable ECF Prepayment Date (and upon any such repatriation, shall prepay the Term Loans by the amount thereof in accordance with this Section 2.13(c)). To the extent the Borrower does not so repatriate the applicable percentage of Restricted ECF, the Borrower shall prepay Term Loans in an aggregate amount equal to the corresponding Restricted ECF Payment Amount for the applicable fiscal year on or prior to the first anniversary of the date that the original payment was required to have been made pursuant to the terms of this Section 2.13(c).
(d)    In the event that Holdings, the Borrower or any other Restricted Subsidiary shall receive Net Cash Proceeds from the issuance or incurrence of (x) any Specified Refinancing Debt or (y) any other Indebtedness (other than, without limiting clause (x) above, Indebtedness permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with receipt of such Net Cash Proceeds by Holdings, the Borrower or the applicable Restricted Subsidiary, prepay an aggregate principal amount of the Class of Term Loans being refinanced (in the case of clause (x) above) or all Term Loans on a pro rata basis (in the case of clause (y) above), in either case, equal to 100% of such Net Cash Proceeds (such prepayments to be applied in accordance with Section 2.13(e)).
(e)    Mandatory prepayments of outstanding Term Loans pursuant to Sections 2.13(b), 2.13(c) and 2.13(d) shall be applied first, in direct order to the next eight scheduled principal repayment installments of the Term Loan Facility and second, to the remaining principal repayment installments of the Term Loan Facility on a pro‑rata basis; provided that in the event that more than one Class of Term Borrowings are outstanding at the time of such prepayment, the aggregate amount of such prepayment shall be allocated ratably among the Term Borrowings of each such Class (except that (x) in the case of a prepayment pursuant to Section 2.13(d) as a result of the issuance or incurrence of Specified Refinancing Debt, such prepayment shall be applied to the Class of Loans intended to be refinanced thereby and (y) with respect to Other Term Loans and Specified Refinancing Term Loans, the applicable Incremental Assumption Agreement or Refinancing Amendment, as the case may be, may provide that such prepayment may be made on a more than ratable basis to the Term Loans that were outstanding at the time of incurrence of the Other Term Loans or Specified Refinancing Term Loans, as the case may be) irrespective of whether such outstanding Term Borrowings are ABR Loans or Eurodollar Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.13(f), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans of the applicable Class that are ABR Loans to the full extent thereof before application to Term Loans of such Class that are Eurodollar Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16 .

(f)    Notwithstanding the foregoing, any Term Lender may elect, by written notice to the Administrative Agent at the time and in the manner specified by the Administrative Agent, to decline all (but not less than all) of any mandatory prepayment of its Term Loans pursuant to Sections 2.13(b) and 2.13(c) (such declined amounts, the “Declined Proceeds”). All such Declined Proceeds may be retained by the Borrower.
(g)    The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior irrevocable written or fax notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Class and Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.12(d) and 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
SECTION 2.14.    Reserve Requirements; Change in Circumstances.

(a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall:
(i)     impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on such Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender (other than with respect to Taxes);
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Eurodollar Loan, or maintaining its obligation to make such a Loan or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender upon demand therefor, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or expenses incurred or reductions suffered more than 120 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs, expenses or reductions and of such Lender’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs, expenses or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
SECTION 2.15.    Change in Legality. (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:
(i)    such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and
(ii)    such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.
In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.
(b)    For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.
SECTION 2.16.    Breakage. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.
SECTION 2.17.    Pro Rata Treatment. Except as required under Section 2.15, 2.21(c), 2.22, 2.23 or 2.24, and subject to the other express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, each Borrowing of any Class, each payment or prepayment of principal of any Borrowing of any Class, each payment of interest on the Loans of any Class, each payment of the Commitment Fees, each reduction of the Term Loan Commitments of any Class or the Revolving Credit Commitments and each conversion of any Borrowing of any Class to or continuation of any Borrowing of any

Class as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments of such Class (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans of the applicable Class). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar.
SECTION 2.18.    Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (a) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (b) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. Holdings and the Borrower expressly consent to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender was a direct creditor of the Borrower in the amount of such participation.
SECTION 2.19.    Payments. (a)  The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. Any payments received by the Administrative Agent after 2:00 p.m., New York City time, may (in the Administrative

Agent’s sole discretion) be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.
(b)    Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.
(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders severally agrees to repay the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).
SECTION 2.20.    Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Indemnification by the Borrower. The Loan Parties shall reimburse and indemnify each Recipient within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to the Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(a),

(ii)(b) and (ii)(d) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(a) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9s, certifying that such Lender is exempt from U.S. Federal backup withholding;
(b) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii) in the case of a Foreign Lender claiming exemption from U.S. Federal withholding tax because the income is effectively connected with a U.S. trade or business, executed originals of IRS Form W-8ECI;
(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(c) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(d) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) to the extent that the payment would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Defined Terms. For purposes of this Section 2.20, the term “Lender” includes the Administrative Agent and the term “applicable law” includes FATCA.
SECTION 2.21.    Assignment of Commitments Under Certain Circumstances; Duty to Mitigate; Non-Pro Rata Termination and Non-Pro Rata Payment. (a)  In the event (i) any Lender delivers a notice or a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower receives a certificate or notice described in Section 2.20(c) or is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender has become a Defaulting Lender, (v) any Term Lender has become a Non-Consenting Term Lender or (vi) any Revolving Credit Lender has become a Non-Consenting Revolving Credit Lender, upon notice to such Lender and the Administrative Agent, the Borrower may require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (v) or (vi) above, all of its interests, rights and obligation with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (v) or (vi) above, shall approve such requested consent, amendment, waiver or other modification of any Loan Document (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such Eligible Assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.12(d), 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall approve the proposed consent, amendment, waiver or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).
(b)    If (i) any Lender shall deliver a notice or certificate requesting compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower receives a certificate or notice described in Section 2.20(c) or is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.
(c)    In the event any Revolving Credit Lender has become a Non-Consenting Revolving Credit Lender, upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may in whole permanently terminate (a “Non-Pro Rata Termination”) the Revolving Credit Commitment of such Non-Consenting Revolving Credit Lender; provided that each Revolving Lender (other than such Non-Consenting Revolving Credit Lender) shall have approved such Non-Pro Rata Termination and any related Non-Pro Rata Payment. Notwithstanding anything herein to the contrary, in the event of any Non-Pro Rata Termination of any Non-Consenting Revolving Credit Lender’s Revolving Credit Commitment as provided above, the Borrower shall, on the date of such termination, (x) prepay all the outstanding Revolving Loans of such Non-Consenting Revolving Credit Lender and (y) pay to the Administrative Agent, for the account of such Non-Consenting Revolving Credit Lender, the accrued and unpaid Commitment Fees on the amount of such Non-Consenting Revolving Credit Lender’s Revolving Credit Commitments so terminated and the accrued and unpaid interest on the principal amount of Revolving Loans of such Non-Consenting Revolving Credit Lender so prepaid, in each case to but excluding the date of such termination (the payments set forth in clauses (x) and (y), collectively, a “Non-Pro Rata Payment”).
SECTION 2.22.    Incremental Facilities. (a)  The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments or Incremental Revolving Credit Commitments, as applicable, in an amount (the “Incremental Facility Amount”) not to exceed (i) $150,000,000 minus the aggregate amount of all Incremental Commitments established prior to such time in reliance on this clause (i) plus (ii) an additional amount so long as, in the case of this clause (ii), the Secured Leverage Ratio would not, after giving effect to the making of any Loans to be made on the date of effectiveness thereof (in each case assuming all Incremental Commitments are drawn on such effective date) and other pro forma adjustments in accordance with Section 1.03, exceed 2.50:1.00 as of the date of such effectiveness; provided that, if the Secured Leverage Ratio requirement set forth in clause (ii) above is satisfied on such date, any such Indebtedness may, at the sole discretion of Holdings, be incurred under clause (ii) above regardless of whether there is capacity to incur such Indebtedness under clause (i) above. Such notice shall set forth (1) the amount of the Incremental Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Facility Amount), (2) the date on which such Incremental Commitments are requested to become effective (which shall not be less than 10 days nor more than 60 days after the date of such notice, in each case unless waived by the Administrative Agent in its sole discretion) and (3) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments will be commitments to make additional Term Loans with terms substantially identical to the Term Loans made on the Closing Date or commitments to make term loans with terms different from the Term Loans made on the Closing Date (“Other Term Loans”).
(b)    The Borrower may seek Incremental Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders that will become Incremental Term Lenders and/or Incremental Revolving Lenders, as applicable, in connection therewith; provided that any such Incremental Term Lender or Incremental Revolving Lender must be an existing Term Lender or an existing Revolving Credit Lender, respectively, or be reasonably acceptable to the Administrative Agent. The Borrower, Holdings and each Incremental Term Lender and/or Incremental Revolving Lender, as

applicable, shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of such Person. The terms and provisions of the Incremental Term Loans shall be substantially identical to those of the Term Loans made on the Closing Date except, in the case of Other Term Loans, as otherwise permitted herein and set forth in the Incremental Assumption Agreement (it being understood that the Incremental Term Lenders may (i) with respect to any Other Term Loans, agree to yield protection terms similar to subclause (c) below that are less favorable (but not more favorable) than the terms applicable to the other Classes of Term Loans, (ii) with respect to any Other Term Loans, agree to participate on a less than (but not greater than) pro rata basis in respect of any mandatory prepayments of Term Loans under this Agreement and (iii) agree to different initial Interest Periods with respect to the applicable Incremental Term Loans. The terms and provisions of the Incremental Revolving Credit Commitments shall be identical to those of the Revolving Credit Commitments. The Loans made pursuant to any Incremental Commitment (x) shall rank pari passu in right of payment with and shall be secured on a pari passu basis by the same collateral securing the other Loans made hereunder and (y) shall not be an obligation of, or otherwise Guaranteed by, any Subsidiary that is not a Loan Party. In the case of any Other Term Loans, (a) the final maturity date of such Other Term Loans shall be no earlier than the latest Term Loan Maturity Date or Incremental Term Loan Maturity Date (if any) in effect at the time the Incremental Term Loan Commitments with respect to such Other Term Loans become effective, (b) the weighted average life to maturity of the Other Term Loans shall be no shorter than the remaining weighted average life to maturity of any other Class of Term Loans, (c) if the initial Yield on such Other Term Loans exceeds the Yield applicable to the Term Loans at such time by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for Term Loans of each affected Class shall automatically be increased by the Yield Differential for such Class, effective upon the making of the Other Term Loans; provided that if such increase is required due to the application of a higher interest rate floor on such Other Term Loan, such increase shall be effected solely through an increase in the interest rate floor of such affected Class (or if no interest rate floor applies to such affected Class at such time, an interest rate floor shall be added) and (d) subject to the foregoing, the Incremental Assumption Agreement shall set forth the amortization schedule to apply to such Other Term Loans as determined by the Incremental Term Lenders party thereto and the Borrower. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the incurrence, existence and terms of the Incremental Commitments (and the Loans to be made thereunder) evidenced thereby and the Administrative Agent, Holdings and the Borrower may revise this Agreement to evidence such amendments. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to the Loan Documents. For purposes of this Section 2.22, “Yield” shall mean, as reasonably determined by the Administrative Agent:
(x) with respect to Other Term Loans, the sum of (i) the margin above the Adjusted LIBO Rate on such Other Term Loans and (ii) if such Other Term Loans are initially made at a discount or the Lenders making the same receive a fee (excluding, in any case, all arrangement, structuring and underwriting fees not generally paid to Lenders providing such Other Term Loans) directly or indirectly from Holdings, the Borrower or any other Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the weighted average life to maturity of such Other Term Loans and (B) four; for purposes of this clause (x), if the Other Term Loans include an interest rate floor greater than the interest rate floor applicable to the Term Loans of any Class, such increased amount shall be equated to the applicable margin above the Adjusted LIBO Rate for purposes of determining whether an increase to the Applicable Margin for the Term Loans of such Class shall be required, to the extent an increase in the interest rate floor for the Term Loans of such Class would cause an increase in the interest rate then in effect thereunder; and
(y) with respect to Term Loans of any Class, the sum of (i) the Applicable Margin then in effect for Eurodollar Term Loans of such Class and (ii) the amount of OID initially paid in respect of the Term Loans of such Class divided by four.
(c)    Notwithstanding the foregoing, no Incremental Commitment shall become effective unless (i) on the date of such effectiveness (“Incremental Facility Closing Date”) and subject to the proviso below, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, (ii) except as otherwise specified in the applicable Incremental Assumption Agreement, the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02, (iii) all fees and expenses owing to the Administrative Agent and the Lenders in respect of such Incremental Commitments, to the extent invoiced prior to such date, shall have been paid in full and (iv) to the extent not consistent with this Agreement, the terms and documentation in respect of the Other Term Loans shall be reasonably satisfactory to the Administrative Agent unless otherwise expressly permitted in this Section; provided that, if the proceeds of the Term Loans or Other Term Loans made from any Incremental Term Loan Commitments are, substantially concurrently with the receipt thereof, to be used by the Borrower or any Loan Party to finance, in whole or in part, a Permitted Acquisition or other acquisition permitted pursuant to Section 6.04, then (A) the only representations and warranties that will be required to be true and correct as of the applicable Incremental Facility Closing Date shall be (x) the Specified Representations (with such modifications necessary to refer to the applicable Incremental Commitments) and such other representations and warranties as may be agreed upon by the Borrower and the Lenders providing such Incremental Term Loan Commitments and (y) such of the representations and warranties made by or on behalf of the applicable acquired company or business (or the seller thereof) in the applicable acquisition agreement as are material to the interests of the Lenders, but only to the extent that Holdings (or any Subsidiary) has the right to terminate the obligations of Holdings (or such Subsidiary) under such acquisition agreement or decline to consummate such acquisition as a result of a breach of any one or more of such representations or warranties in such acquisition agreement and (B) the only Events of Default the absence of which shall be a condition to the availability thereof as of the applicable Incremental Facility Closing Date shall be the Events of Default under clauses (b), (g) and (h) of Article VII and such other Events of Default as may be agreed upon by the Borrower and the Lenders providing such Incremental Term Loan Commitments.
(d)    Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans of the relevant Class on a pro rata basis and (ii) on the effective date of any Incremental Revolving Credit Commitment, all outstanding Revolving Loans are held by the Revolving Credit Lenders (including the Incremental Revolving Lenders) on a pro rata basis in accordance with their Revolving Credit Commitments, and the Borrower agrees that Section 2.16 shall apply to any conversion of Eurodollar Loans to ABR Loans or prepayment of Eurodollar Revolving Loans reasonably required by the Administrative Agent to effect the foregoing. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a)(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans on the date such Loans are made.
SECTION 2.23.    Loan Modification Offers. (a)  The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans and/or Commitments (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than five Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Any Lender wishing to accept such Loan Modification Offer shall notify the Administrative Agent in writing on or prior to the date specified in such Loan Modification Offer specifying the amount of its Affected Class which it has elected to request be subject to such Permitted Amendment (subject to any minimum denomination requirements set forth in such Loan Modification Offer). Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments of such Affected Class as to which such Lender’s acceptance has been made.
(b)    Holdings, the Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof; provided that no Permitted Amendment shall become effective unless (i) on the date of such effectiveness, the Borrower satisfies the conditions set forth in such Loan Modification Agreement, including the delivery of customary closing deliverables to the extent reasonably requested by the Accepting Lenders thereunder and (ii) on the date of effectiveness (or such later date as the Administrative Agent in its sole discretion may permit), the Administrative Agent shall have received any other documents and/or amendments as it shall reasonably request to evidence that Holdings, the Borrower and the other Restricted Subsidiaries are in compliance with Section 5.10. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the applicable Loans and/or Commitments of the Accepting Lenders of the Affected Class subject thereto, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders of the Affected Class as a new “Class” of loans and/or commitments hereunder; provided that, in the case of any Loan Modification Offer relating to Revolving Credit Commitments or Revolving Loans, all Borrowings and all prepayments of Revolving Loans (other than any Non-Pro Rata Payment) shall continue to be made on a ratable basis among all Revolving Credit Lenders, based on the relative amounts of their Revolving Credit Commitments, until the repayment of the Revolving Loans attributable to the non-extended Revolving Credit Commitments on the relevant Maturity Date. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, payment of any interest and customary fees in respect of any Permitted Amendment on such terms as may be set forth in the relevant Loan Modification Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such extension or any other transaction contemplated by this Section 2.23.
(c)    “Permitted Amendments” shall mean any or all of the following: (i) an extension of the final maturity date and/or amortization applicable to the applicable Loans and/or Commitments of the Accepting Lenders, (ii) a change in the Applicable Margin and/or the Adjusted LIBO Rate “floor” set forth in the definition of “Adjusted LIBO Rate” with respect to the applicable Loans and/or Commitments of the Accepting Lenders, (iii) a change in any fees payable to (or the inclusion of additional fees to be payable to) the Accepting Lenders, (iv) a change in the participation of prepayments of such “Class” of Accepting Lenders to less than a pro rata basis (but not greater than a pro rata basis) with respect to any voluntary or mandatory prepayments hereunder and (v) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” of loans and/or commitments resulting therefrom.
SECTION 2.24.    Specified Refinancing Debt. (a)  The Borrower may, from time to time, and subject to the prior consent of the Administrative Agent, add one or more new term loan facilities and/or new revolving credit facilities to be provided for under this Agreement (“Specified Refinancing Debt”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower, to refinance all or any portion of the Term Loans or Revolving Loans (or unused Revolving Credit Commitments) under this Agreement, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt (i) will rank pari passu in right of payment with and shall be secured on a pari passu basis by the same collateral securing the other Loans and Commitments hereunder, (ii) shall not be an obligation of, or otherwise Guaranteed by, any Subsidiary that is not a Loan Party, (iii) shall mature no earlier than, and shall have a weighted average life to maturity that is not less than the remaining weighted average life to maturity of, the Loans (or Commitments, if applicable) being refinanced thereby, (iv) shall have terms and conditions (excluding pricing and optional prepayment terms and, subject to clause (iii) above, final maturity and principal amortization terms) substantially identical to, or no more favorable (taken as a whole) to the Lenders providing such Specified Refinancing Debt than, those applicable to the Loans or Commitments being refinanced thereby (provided that, the applicable Lenders may (x) agree to yield protection terms that are less favorable (but not more favorable) than the terms applicable to the other Classes of Loans and/or Commitments, (y) agree to participate on a less than (but not greater than) pro rata basis in respect of any prepayments or repayments of Loans under this Agreement and (z) in the case of Specified Refinancing Debt consisting of Term Loans, agree to different initial Interest Periods) and (v) shall be used, substantially concurrently with the incurrence thereof, solely for the pro rata payment of the outstanding Class of Loans being so refinanced and to pay accrued interest, fees, discounts, premiums and expenses payable in connection therewith (and, in the case of Revolving Loans, a corresponding amount of the applicable Revolving Credit Commitments shall be permanently reduced); provided however, that such Specified Refinancing Debt (A) may provide for any additional or different financial or other covenants or other provisions that are agreed among the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date of any of the Loans (and Commitments) that remain outstanding after giving effect to such Specified Refinancing Debt and (B) shall not have a principal or commitment amount greater than the Loans being refinanced (except to the extent such debt is incurred to fund accrued interest on the Loans being refinanced or fees, discounts, premiums or expenses payable in connection therewith).
(b)    Holdings, the Borrower and each Person that agrees to provide Specified Refinancing Debt (each of which, if not already a Lender hereunder, shall be reasonably acceptable to the Administrative Agent) shall execute and deliver to the Administrative Agent a Refinancing Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Specified Refinancing Debt and the terms and conditions thereof; provided that no Refinancing Amendment shall become effective unless (i) on the date of such effectiveness, the Borrower satisfies the conditions set forth in the applicable Refinancing Amendment, including the delivery of customary closing deliverables to the extent reasonably requested by the Lenders party thereto, and (ii) on the date of such effectiveness (or such later date as the Administrative Agent in its sole discretion may permit) the Administrative Agent shall have received any documents and/or amendments as it shall reasonably request to evidence that Holdings, the Borrower and the other Restricted Subsidiaries are in compliance with Section 5.10. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt evidenced thereby; provided that, in the case of any Specified Refinancing Debt consisting of revolving credit commitments (“Specified Refinancing Revolving Commitments”), all Borrowings and all prepayments of Revolving Loans (which shall include loans made from Specified Refinancing Revolving Commitments) (other than any Non-Pro Rata Payment) shall continue to be made on a ratable basis among all Revolving Credit Lenders (including any Lenders holdings Specified Refinancing Revolving Commitments), based on the relative amounts of their Revolving Credit Commitments (including Specified Refinancing Revolving Commitments), until the termination of the original Revolving Credit Commitments on the relevant Maturity Date. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.24 (including, for the avoidance of doubt, payment of any interest and customary fees in respect of any Refinancing Amendment on such terms as may be set forth therein) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit the transactions contemplated by this Section 2.24.
ARTICLE III

Representations and Warranties
Each of Holdings and the Borrower jointly and severally represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:
SECTION 3.01.    Organization; Powers. Each of Holdings, the Borrower and each of the Restricted Subsidiaries (a) is (i) duly organized, (ii) validly existing and (iii) to the extent recognized by such jurisdiction, in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in and, to the extent recognized by such jurisdiction, is in good standing in, every jurisdiction where such qualification is required, except, in the case of clause (a)(iii), (b) or (c), where the failure to be in good standing, to have such power and authority or so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.
SECTION 3.02.    Authorization. The Transactions (a) have been duly authorized by all requisite corporate, limited liability company, partnership and, if required, stockholder, partner or member action, in each case, to the extent applicable, and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate, articles of incorporation, partnership agreement or other constitutive documents or by-laws of Holdings, the Borrower or any other Restricted Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture or other material agreement or instrument to which Holdings, the Borrower or any other Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or other material agreement or instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any material property or assets now owned or hereafter acquired by Holdings, the Borrower or any other Restricted Subsidiary (other than any Lien created hereunder or under the Security Documents).
SECTION 3.03.    Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party party thereto enforceable against such Loan Party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally, concepts of reasonableness and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).
SECTION 3.04.    Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and (b) such as have been made or obtained and are in full force and effect.
SECTION 3.05.    Financial Statements. Holdings has heretofore furnished to the Lenders its consolidated balance sheet and related statements of operations and comprehensive income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2013, audited by and accompanied by the opinion of BDO USA, LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarter ended March 31, 2014. Such financial statements present fairly the financial condition and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year end audit adjustments and the absence of footnotes.
SECTION 3.06.    No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results or prospects of Holdings, the Borrower and the other Restricted Subsidiaries, taken as a whole, since December 31, 2013.
SECTION 3.07.    Title to Properties; Possession Under Leases. (a)  Each of Holdings, the Borrower and the other Restricted Subsidiaries has good and marketable title to (including, in the case of real property, fee interest in), or valid leasehold interests in, all its material properties and assets (including real property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.
(b)    Each of Holdings, the Borrower and the other Restricted Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Holdings, the Borrower and the other Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.
SECTION 3.08.    Subsidiaries. (a) Schedule 3.08(a) sets forth as of the Closing Date a list of all Restricted Subsidiaries and the percentage ownership interest of Holdings, the Borrower and the other Restricted Subsidiaries therein and the jurisdiction of incorporation of each Restricted Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08(a) are fully paid and non-assessable and are owned by Holdings, directly or indirectly, free and clear of Liens, other than Liens expressly permitted by Section 6.02.
(b)    Schedule 3.08(b) sets forth as of the Closing Date a complete and accurate list of all Unrestricted Subsidiaries, the percentage ownership interest of Holdings, the Borrower or any other Subsidiary therein and the jurisdiction of incorporation of each Unrestricted Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08(b) are fully paid and non-assessable and are owned by Holdings, directly or indirectly, free and clear of Liens, other than Liens expressly permitted by Section 6.02.
SECTION 3.09.    Litigation; Compliance with Laws. (a)  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)    None of Holdings, the Borrower or any of the other Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning or building law, ordinance, code or approval or any building permit, Environmental Law and any law, rule or regulation governing the marketing and sale of Vacation Interests and the servicing and collection of Timeshare Loans or similar consumer loans), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    Agreements. (a) None of Holdings, the Borrower or any of the other Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(b)    None of Holdings, the Borrower or any of the other Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11.    Federal Reserve Regulations. (a) None of Holdings, the Borrower or any of the other Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(b)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.
SECTION 3.12.    Investment Company Act. None of Holdings, the Borrower or any other Restricted Subsidiary is required to register as an “investment company” under the Investment Company Act of 1940.
SECTION 3.13.    Use of Proceeds. The Borrower will (a) use the proceeds of the Term Loans made on the Closing Date and the Revolving Loans only for the purposes specified in the introductory statement to this Agreement, (b) use the proceeds of Incremental Term Loans only for the purposes specified in the applicable Incremental Assumption Agreement (which shall not permit use of proceeds to purchase or carry Margin Stock) and (c) use the proceeds of any Specified Refinancing Debt only for the purpose of prepaying the Loans specified in the applicable Refinancing Amendment and paying accrued interest, fees, discounts, premiums and expenses in connection therewith.
SECTION 3.14.    Tax Matters. Each of Holdings, the Borrower and the other Subsidiaries has filed or caused to be filed all U.S. Federal and all material state, local and non-U.S. tax returns or materials required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.15.    No Material Misstatements. None of the Confidential Information Memorandum or any other written information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain, when furnished, any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, Holdings and the Borrower represent and warrant only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of Holdings) in the preparation of such information, report, financial statement, exhibit or schedule (it being understood and agreed that forecasts and projections are not a guarantee of financial performance and actual results may differ from such forecasts and projections, and such differences may be material).
SECTION 3.16.    Employee Benefit Plans. (a)  Except to the extent that the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 718) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 718) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.
(b)    Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan other than any noncompliance that could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of Holdings or its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject Holdings, the Borrower or any other Subsidiary, directly or indirectly, to a tax or civil penalty that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans by an amount that, if required to be paid by Holdings and the Subsidiaries, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.17.    Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
SECTION 3.18.    Security Documents. (a)  The Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof and (i) when the Pledged Collateral constituting certificated securities (within the meaning of Section 8-102(a)(4) of the UCC) and the instruments in respect of the Pledged Collateral constituting instruments (within the meaning of Section 9-102(a)(47) of the UCC), in each case endorsed to the Collateral Agent or in blank is in the possession of the Collateral Agent, the Lien created under the Security Agreement shall constitute a perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.18(a) (or, in the case of Collateral delivered after the date hereof in accordance with Section 5.10, in the appropriate filing offices), the Lien created under the Security Agreement will constitute a perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property (as defined in the Security Agreement)) to the extent that a security interest therein may be perfected by the filing of a financing statement in respect thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.
(b)    Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.18(a) (or, in the case of Collateral delivered after the date hereof in accordance with Section 5.10, in the appropriate filing offices), any Lien on any Intellectual Property (as defined in the Security Agreement) created under the Security Agreement shall constitute a perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) covered thereby in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).
SECTION 3.19.    Intellectual Property; Licenses, etc. Each of Holdings, the Borrower and the other Restricted Subsidiaries owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, franchises, licenses and other intellectual property rights that are necessary for the operation of its respective business, as currently conducted, and such rights do not conflict with the rights of any other Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The conduct of the business of Holdings, the Borrower and any other Restricted Subsidiary as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person, except for such infringements and violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.20.    Location of Real Property. Schedule 3.20 lists as of the Closing Date all material real property owned in fee by Holdings, the Borrower and the other Restricted Subsidiaries and the addresses thereof.
SECTION 3.21.    Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of Holdings, the Borrower and the other Subsidiaries on a consolidated basis, at a fair valuation, will exceed the total debts and liabilities, subordinated, contingent or otherwise, of Holdings, the Borrower and the other Subsidiaries; (b) the present fair saleable value of the property of Holdings, the Borrower and the other Subsidiaries will be greater than the amount that will be required to pay the probable liability of the total debts and other liabilities, subordinated, contingent or otherwise, of Holdings, the Borrower and the other Subsidiaries as such debts and other liabilities become absolute and matured; (c) Holdings, the Borrower and the other

Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Holdings, the Borrower and the other Subsidiaries will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
SECTION 3.22.    Anti-Terrorism Laws. (a)  None of Holdings, the Borrower or any other Subsidiary or any director, officer, agent, employee or Affiliate of Holdings, the Borrower or any other Subsidiary is currently subject to any sanctions administered by (i) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, or (ii) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”); and the Borrower will not, directly or indirectly, use the proceeds of any Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any Sanctions or in violation of applicable Sanctions.
(b)    Holdings, the Borrower and each other Subsidiary are each in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and the U.S. Department of State, and any other enabling legislation or executive order relating thereto, and (b) the USA PATRIOT Act.
SECTION 3.23.    FCPA. No part of the proceeds of any Loan will be used, directly or indirectly, or otherwise made available (i) for any payments to any officer or employee of a Governmental Authority, or any Person Controlled by a Governmental Authority, or any political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or the Laws of any other jurisdiction applicable to Holdings and the Subsidiaries from time to time concerning or relating to bribery or corruption or (ii) to any Person, for the purpose of financing the activities of any Person currently subject to any Sanctions.
SECTION 3.24.    Insurance. Schedule 3.24 sets forth a true, complete and correct description of all insurance maintained by or on behalf of Holdings, the Borrower and the other Restricted Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. Holdings, the Borrower and the other Restricted Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.
SECTION 3.25.    Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any other Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrower and the other Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except any violations that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All payments due from Holdings, the Borrower or any other Subsidiary, or for which any claim may be made against Holdings, the Borrower or any other Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such other Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any other Subsidiary is bound.
ARTICLE IV

Conditions of Lending
The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:
SECTION 4.01.    All Credit Events. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing or as expressly permitted with respect to Incremental Term Loan Commitments under Section 2.22(c)) (each such event being called a “Credit Event”):
(a)    The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.
(b)    The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.
(c)    At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.
Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.
SECTION 4.02.    First Credit Event. On the Closing Date:
(a)    The Administrative Agent (or its counsel) shall have received (i) from each party hereto a counterpart of this Agreement signed on behalf of such party (which may include facsimile or PDF transmission of a signed signature page of this Agreement) and

(ii) duly executed copies (or facsimile or PDF copies) of the Guarantee Agreement, the Security Agreement and the IP Security Agreements and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.04(e) payable to each such requesting Lender and its registered assigns.
(b)    The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Katten Muchin Rosenman LLP, counsel for Holdings and the Borrower, substantially to the effect set forth in Exhibit H-1, and (ii) each local counsel listed on Schedule 4.02(b), substantially to the effect set forth in Exhibits H-2 through H-5, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrower hereby request such counsel to deliver such opinions.
(c)    The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, certificate of formation or other constitutive document, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or, in each case, a comparable governmental official, if available); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, or operating, management or partnership agreement of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or members of other governing body, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, partnership agreement or other constitutive document of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.
(d)    The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

(e)    The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of legal counsel) required to be reimbursed or paid by any Loan Party under the Engagement Letter, the Administrative Agent Fee Letter or any Loan Document.
(f)    The Guarantee Agreement, the Security Agreement and the IP Security Agreements shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in the Security Documents.
(g)    Each document (including any Uniform Commercial Code financing statements) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders and the other Secured Parties, a perfected first priority Lien on the Collateral described therein, prior and superior in right to any other Person (other than Liens permitted under Section 6.02), shall have been filed, registered or recorded or delivered to the Administrative Agent in proper form for filing, registration or recordation. The Collateral Agent shall have received all Pledged Collateral required to be delivered to the Collateral Agent pursuant to the Security Agreement, together with undated proper instruments of assignment duly executed by the applicable Loan Party in blank and such other instruments or documents as the Collateral Agent may reasonably request.
(h)    The Administrative Agent and the Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of Holdings and the Borrower, and shall have received the results of a recent lien search made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons and, with respect to tax lien searches only, in which the chief executive office of each such Person is located, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.
(i)    The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.
(j)    The Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, from the chief financial officer of Holdings to the effect that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.
(k)    Prior to or, pursuant to arrangements reasonably satisfactory to the Administrative Agent, substantially contemporaneously with the initial funding of the Term Loans on the Closing Date, (i) the Closing Date Refinancing shall have been consummated, (ii) all commitments under the Existing Credit Agreement shall have been terminated and (iii) all Guarantees and Liens granted in respect of the 2018 Notes or the Existing Credit Agreement shall have been released. The Administrative Agent shall have received (x) payoff letters with respect to the Existing Credit Agreement and the Inventory Loan Agreements, (y) agreements, certificates and other documents evidencing the satisfaction and discharge of the 2018 Notes Indenture in accordance therewith and (z) release letters and similar documents (including, in the case of Liens, Uniform Commercial Code termination statements) with respect to the release and termination of obligations and Liens granted in respect of the Existing Credit Agreement and the 2018 Notes. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, Holdings, the Borrower and the other Restricted Subsidiaries shall have outstanding no Indebtedness other than (a) Indebtedness incurred under this Agreement and (b) Indebtedness set forth on Schedule 6.01.
(l)    The Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
Notwithstanding anything herein to the contrary, to the extent any of the items set forth in Schedule 5.13 is not completed on or prior to the Closing Date, the completion of such items shall not constitute a condition precedent for purposes of this Article IV, but instead shall be required to be delivered after the Closing Date in accordance with Section 5.13.
ARTICLE V

Affirmative Covenants
Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, each of Holdings and the Borrower will, and will cause each of the other Restricted Subsidiaries to:
SECTION 5.01.    Existence; Compliance with Laws; Businesses and Properties. (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.
(b)    (i) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises,

authorizations, patents, copyrights, trademarks, trade names, and other intellectual property used in the conduct of its business; (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated; (iii) comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and (iv) at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto (reasonable wear and tear excepted) necessary in order that the business carried on in connection therewith may be properly conducted at all times, except (other than in the case of clause (iii)) to the extent that, in each case, failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.02.    Insurance. (a)  Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and maintain such other insurance as may be required by law.
(b)    Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.
(c)    Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.
SECTION 5.03.    Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that (a) such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of any Lien on any Collateral securing such contested obligations or (b) the failure to make such payment or discharge could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 5.04.    Financial Statements, Reports, etc. In the case of Holdings, furnish to the Administrative Agent for distribution to each Lender:
(a)    within 90 days after the end of each fiscal year, beginning with the fiscal year ended December 31, 2014, its consolidated balance sheet and related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows showing the consolidated financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal year and the consolidated results of its operations and the operations of such Subsidiaries during such fiscal year, together with comparative figures for the immediately preceding fiscal year, all audited by BDO USA LLP or any other independent registered public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception or any explanatory paragraph expressing doubt about the ability of Holdings and its consolidated Subsidiaries to continue as a going concern, and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis of financial condition and results of operations” narrative;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2014, its unaudited consolidated balance sheet and related statements of operations and comprehensive income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the applicable fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a customary “management discussion and analysis” narrative;
(c)    concurrently with any delivery of financial statements under paragraph (a) or (b) above, a Compliance Certificate (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations of the Total Leverage Ratio and the Secured Leverage Ratio as of the end of and for the period covered by such financial statements (and demonstrating compliance with the Financial Covenant if the Financial Covenant shall then be applicable) and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth a reasonably detailed calculation of Excess Cash Flow and the Available Basket and attaching a complete schedule of the Inactive Subsidiaries;
(d)    concurrently with the delivery of financial statements under clause (a) or (b) above, (i) such financial statements (in substantially the same form) prepared on the basis of consolidating the accounts of Holdings, the Borrower and the other Restricted Subsidiaries and treating the Unrestricted Subsidiaries as if they were not consolidated with Holdings and otherwise eliminating all accounts of Unrestricted Subsidiaries, and (ii) a certificate of a Financial Officer of Holdings stating that such financial statements accurately reflect all adjustments necessary to treat the Unrestricted Subsidiaries as if they were not consolidated with Holdings and to otherwise eliminate all accounts of the Unrestricted Subsidiaries and reflect no other adjustments from the related GAAP financial statements (except as otherwise disclosed in such financial statements);
(e)    within 90 days after the beginning of each fiscal year of Holdings (starting with the fiscal year beginning January 1, 2015), a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget);
(f)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any other Restricted Subsidiary with the SEC, or with any national securities exchange, or distributed generally to its shareholders as such, as the case may be;
(g)    promptly after the receipt thereof by Holdings, the Borrower or any other Restricted Subsidiary, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;
(h)    promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
(i)    promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower may have requested from to any Multiemployer Plan within the twenty-four (24) month period preceding such request by the Administrative Agent; provided that with regard to (i) documents or notices Borrower has not requested from the administrator or sponsor of the applicable Multiemployer Plan or (ii) documents or notices described in Section 101(k)(1) of ERISA that Borrower’s ERISA Affiliates may request with respect to any Multiemployer Plan, in each case within the twenty-four (24) month period preceding such request by the Administrative Agent, the Borrower shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof;

(j)    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any other Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request;
(k)    Information required to be delivered pursuant to clause (f) of this Section shall be deemed to have been delivered if such information shall be publicly available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent; and
(l)    notwithstanding the foregoing, (i) in the event that Holdings delivers to the Administrative Agent an Annual Report for Holdings on Form 10-K for such fiscal year, as filed with the SEC, within 90 days after the end of such fiscal year, such Form 10-K shall satisfy the requirements of paragraph (a) above; provided that, such Form 10-K, when filed with the SEC, is accompanied by an opinion of BDO USA, LLP or any other independent registered public accounting firm of recognized national standing that satisfies the requirements of paragraph (a) above and (ii) in the event that Holdings delivers to the Administrative Agent a Quarterly Report for Holdings on Form 10-Q for such fiscal quarter, as filed with the SEC, within 45 days after the end of such fiscal quarter, such Form 10-Q shall satisfy the requirements of paragraph (b) above.
SECTION 5.05.    Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt, written notice of the following:
(a)    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(b)    the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any of its Affiliates that could reasonably be expected to result in a Material Adverse Effect;
(c)    any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;
(d)    any change in the Borrower’s corporate rating by S&P, in the Borrower’s corporate family rating by Moody’s or in the ratings of the Credit Facilities by S&P or Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place the Borrower or the Credit Facilities on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Borrower or the Credit Facilities; and
(e)    the occurrence of any ERISA Event that, alone or together with any other ERISA Event that has occurred, could reasonably be expected to result in liability of Holdings and the Subsidiaries in an aggregate amount exceeding $1,000,000.

SECTION 5.06.    Information Regarding Collateral. (a)  Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Holdings and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.
(b)    In the case of Holdings and the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.
SECTION 5.07.    Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. (a)  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor.
(b)    In the case of the Borrower, use commercially reasonable efforts to cause the Credit Facilities to be continuously publicly rated by S&P and Moody’s, and use commercially reasonable efforts to maintain a public corporate rating from S&P and a public corporate family rating from Moody’s (in each case in respect of the Borrower).
SECTION 5.08.    Use of Proceeds. Use the proceeds of the Loans made on the Closing Date and of Revolving Loans only for the purposes specified in the introductory statement to this Agreement.
SECTION 5.09.    Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and the laws applicable to any Foreign Pension Plan and (b) furnish to the Administrative Agent as soon as reasonably practicable after, and in any event within ten days after any Responsible Officer of

Holdings, the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event, could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.
SECTION 5.10.    Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. Holdings and the Borrower will cause any subsequently acquired or organized Subsidiary that is not an Excluded Subsidiary within 30 days of such acquisition or organization (or such later date acceptable to the Administrative Agent) to become a Loan Party by executing and delivering a supplement to the Guarantee Agreement, the Security Agreement and each other applicable Security Document in favor of the Collateral Agent. If at any time after the Closing Date any Subsidiary that was previously an Excluded Subsidiary ceases to be an Excluded Subsidiary (including any Inactive Subsidiary designated by Holdings to be a Guarantor in order to comply with the limitation set forth in clause (b)(ii) of the definition of the term “Inactive Subsidiary), each of Holdings and the Borrower agrees to cause such Subsidiary within 30 days of such cessation (or such later date acceptable to the Administrative Agent) to become a Loan Party by executing and delivering a supplement to the Guarantee Agreement, the Security Agreement and each other applicable Security Document in favor of the Collateral Agent. In addition, from time to time, each of Holdings and the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected first-priority security interests with respect to such of the assets and properties of any Loan Party (other than real property and Excluded Collateral (as defined in the Security Agreement)) as the Administrative Agent or the Required Lenders shall reasonably designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all of the assets of Holdings and its Subsidiaries (other than Excluded Subsidiaries) (including assets acquired subsequent to the Closing Date), except real property and Excluded Collateral (as defined in the Security Agreement). Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance satisfactory to the Collateral Agent, and each of Holdings and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.10. Holdings and the Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

SECTION 5.11.    Lender Calls. At the request of the Administrative Agent or the Required Lenders, no later than 10 days after the delivery of any financial statements pursuant to Section 5.04(a), the appropriate Financial Officers of Holdings shall participate in a conference call with the Administrative Agent and the Lenders to discuss in reasonable detail such financial statements and Holdings’ financial condition and results of operations, as well as to answer any reasonable questions from the Administrative Agent or the Lenders about such financial statements; provided that the requirement to participate in any such conference call for the applicable fiscal year shall be deemed satisfied if Holdings conducts a customary annual earnings call for such fiscal year that is open to the public.
SECTION 5.12.    Compliance with Environmental Laws. Comply, and cause all lessees and other Persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided, however, that none of Holdings, the Borrower or any other Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
SECTION 5.13.    Post-Closing Undertakings. Within the time periods specified on Schedule 5.13 (as each may be extended by the Administrative Agent in its sole discretion), provide such Security Documents and complete such undertakings as are set forth on Schedule 5.13.
ARTICLE VI

Negative Covenants
Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, neither Holdings nor the Borrower will, nor will they cause or permit any of the other Restricted Subsidiaries to:
SECTION 6.01.    Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:
(a) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any Permitted Refinancing Indebtedness in respect thereof;
(b) Indebtedness created hereunder and under the other Loan Documents (including, for the avoidance of doubt, Indebtedness permitted under Section 2.22) and Refinancing Debt in respect thereof;

(c) intercompany Indebtedness of Holdings, the Borrower and the other Restricted Subsidiaries to the extent permitted by Section 6.04(c);
(d) Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and Permitted Refinancing Indebtedness in respect thereof; provided that (i) such Indebtedness (other than such Permitted Refinancing Indebtedness) is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(e), shall not exceed $25,000,000 at any time outstanding;
(e) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $25,000,000 at any time outstanding;
(f) Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary under performance, bid, appeal and surety bonds or with respect to workers’ compensation claims and other obligations of a like nature (and performance and completion guarantees and similar obligations or obligations in respect of letters of credit, bank guarantees or similar instruments to the extent related thereto), in each case incurred in the ordinary course of business;
(g) Indebtedness incurred by any Restricted Subsidiary that is a Foreign Subsidiary in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;
(h) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the date hereof or Indebtedness acquired or assumed by Holdings, the Borrower or any other Restricted Subsidiary in connection with any Permitted Acquisition or other acquisition permitted under Section 6.04; provided that (i) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such asset is acquired and in either case is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such asset being acquired and (ii) immediately before and after such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such asset is acquired (or, if such transaction is to be made pursuant to a definitive acquisition agreement, at the time such acquisition agreement is executed and delivered), no Default or Event of Default shall have occurred and be continuing; provided further that (A) in the case of any such Indebtedness that is unsecured, the Total Leverage Ratio would not, after giving effect to the incurrence of such Indebtedness and other pro forma adjustments in accordance with Section 1.03, exceed 3.00:1.00 at the time of incurrence thereof and (B) in the case of any such Indebtedness that is secured, the Secured Leverage Ratio would not, after giving effect to the incurrence of such Indebtedness and other pro forma adjustments in accordance with Section 1.03, exceed 2.50:1.00 at the time of incurrence thereof;
(i)     Guarantees by the Borrower or any other Loan Party of any Indebtedness of the Borrower or any Loan Party permitted under this Section 6.01;
(j) Indebtedness in respect of Hedging Agreements incurred in the ordinary course of business and which are not speculative in nature;
(k) Indebtedness arising from the honoring by a bank or financial institution of a check or similar instrument drawn by Holdings, the Borrower or any other Restricted Subsidiary against insufficient funds in the ordinary course of business, so long as such Indebtedness is repaid within five Business Days;
(l)     Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(m) any unsecured Indebtedness incurred by the Borrower or any other Loan Party so long as (i) the Total Leverage Ratio does not, after giving effect to the incurrence of such Indebtedness and other pro forma adjustments in accordance with Section 1.03, exceed 3.00:1.00 at the time of incurrence thereof and (ii) no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of any such Indebtedness or after giving effect thereto (or, if such Indebtedness is to fund an acquisition pursuant to a definitive acquisition agreement, at the time that such acquisition agreement is executed and delivered); provided that (x) the terms of such Indebtedness do not provide for maturity or any scheduled mandatory repayment, mandatory redemption, mandatory offer to purchase or sinking fund obligation prior to the date that is 91 days after the Latest Maturity Date in effect at the time of the incurrence of such Indebtedness, other than customary offers to purchase upon a change of control, asset sale or insurance or condemnation event and customary acceleration rights upon an event of default and (y) if such Indebtedness is subordinated in right of payment to the Credit Facilities, the Credit Facilities shall have been designated as “Designated Senior Debt” or its equivalent in respect of such Indebtedness;
(n) to the extent constituting Indebtedness, Cash Management Agreements in the ordinary course of business and Indebtedness arising from the endorsement of instruments or other payment items for deposit and the honoring by a bank or other financial institution of instruments or other payments items drawn against insufficient funds;
(o) other unsecured Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary in an aggregate principal amount not exceeding $15,000,000 at any time outstanding;

(p) Indebtedness in respect of purchase price adjustments or other similar adjustments representing acquisition consideration or deferred payments of a similar nature incurred by Holdings, the Borrower or any other Restricted Subsidiary in a Permitted Acquisition or other acquisition permitted by Section 6.04; and
(q) Nonrecourse Indebtedness incurred by any Special Purpose Subsidiary under a Permitted Securitization, and any Permitted Refinancing Indebtedness with respect thereto that is Nonrecourse Indebtedness.
SECTION 6.02.    Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower or any other Restricted Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:
(a) Liens on property or assets of Holdings, the Borrower and the other Restricted Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except for accrued but unpaid interest and premium or penalty payable by the terms of such obligations and reasonable fees and expenses associated therewith) and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Permitted Refinancing Indebtedness in respect thereof;
(b) any Lien created under the Loan Documents;
(c) any Lien existing on any property or asset prior to the acquisition thereof by Holdings, the Borrower or any other Restricted Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary (or of any Person not previously Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged or consolidated), as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien does not apply to any other property or assets of Holdings, the Borrower or any other Restricted Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated), as the case may be, and extensions, renewals and replacements thereof permitted hereunder to the extent that (A) the principal amount of such obligations is not increased (except for any accrued but unpaid interest and premium or penalty payable by the terms of such obligations and reasonable fees and expenses associated therewith) and (B) such Liens are not expanded to cover additional property or assets;
(d) Permitted Encumbrances;

(e) Liens securing Indebtedness incurred pursuant to Section 6.01(d) or 6.01(e); provided that such Liens do not at any time encumber any property other than (i) in the case of Section 6.01(d), the property acquired by, or constructed or improved with the proceeds of, such Indebtedness and (ii) in the case of Section 6.01(e), the property subject to the relevant lease obligation;
(f)     Liens on the assets of any Restricted Subsidiary that is not a Loan Party securing Indebtedness of such Restricted Subsidiary (or of any other Restricted Subsidiary that is not a Loan Party) permitted by Section 6.01;
(g) Liens on property constituting Collateral securing obligations incurred under any Refinancing Debt and the Refinancing Debt Documents related thereto to the extent required by the initial documentation in respect of such Refinancing Debt;
(h) Liens arising from Investments described in clause (d) of the definition of the term “Cash Equivalents”; and
(i) other Liens securing liabilities in an aggregate amount not to exceed $15,000,000 at any time outstanding.
SECTION 6.03.    Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations, Synthetic Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.
SECTION 6.04.    Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in (all of the foregoing, “Investments”), any other Person, except:
(a) (i) Investments by Holdings, the Borrower and the other Restricted Subsidiaries existing on the date hereof in (x) the Equity Interests of Subsidiaries and (y) Indebtedness owed to it by Holdings, the Borrower and the other Restricted Subsidiaries and (ii) additional Investments by Holdings, the Borrower and the other Restricted Subsidiaries in the Equity Interests of the Borrower and the other Restricted Subsidiaries; provided that (A) any such Equity Interests or Indebtedness held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to therein) and (B) the aggregate amount of Investments made after the Closing Date by Loan Parties in or to Restricted Subsidiaries that are not Loan Parties (determined without regard to any write downs or write offs of such Investments) shall not exceed $20,000,000 at any time outstanding;

(b) Investments in cash and Cash Equivalents;
(c) loans or advances made by Holdings or the Borrower to any Restricted Subsidiary and made by any Restricted Subsidiary to Holdings, the Borrower or any other Restricted Subsidiary; provided that (i) any such loans and advances in excess of $1,000,000 made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties, (ii) any such loans or advances made to a Loan Party by a Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Intercompany Subordination Agreement and (iii) the amount of such loans and advances made by the Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitations set forth in clause (a) above;
(d) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts (including trade accounts and accounts receivable) and disputes with, customers and suppliers, in each case in the ordinary course of business and to the extent reasonably necessary in order to prevent or limit loss;
(e) Holdings, the Borrower and the other Restricted Subsidiaries may make loans and advances in the ordinary course of business to their respective directors, officers, employees and consultants so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,000,000 in the aggregate;
(f)     Holdings, the Borrower or any other Restricted Subsidiary may acquire assets of a Person or a line or portion of a line of business of such Person, or not less than 100% of the Equity Interests (other than directors’ qualifying shares) of a Person that becomes a Restricted Subsidiary (referred to herein as the “Acquired Entity”); provided that (i) after giving effect to such acquisition, Holdings, the Borrower and the other Restricted Subsidiaries shall be in compliance with Section 6.08 and (ii) at the time of such transaction (or, in the case of clauses (A) and (B), if such transaction is to be made pursuant to a definitive acquisition agreement, at the time that such acquisition agreement is executed and delivered), (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) the Total Leverage Ratio would not, on a pro forma basis after giving effect thereto and other pro forma adjustments in accordance with Section 1.03, exceed 3.00:1.00 as of the end of the most recently completed Test Period, (C) the consideration paid for the acquisition of Acquired Entities pursuant to this Section 6.04(f) that, concurrently with the acquisition thereof, do not become Loan Parties (and, in the case of any asset acquisition, which assets are not acquired by a Loan Party) shall not in the aggregate exceed $150,000,000 (whether such consideration is paid directly by a Loan Party or first contributed or otherwise transferred by a Loan Party to a Restricted Subsidiary that is not a Loan Party); (D) Holdings shall have delivered a certificate of a Financial Officer, certifying that such acquisition complies with all of the requirements set forth in this Section 6.04(f) and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent; and (E) Holdings and the Borrower shall comply with the provisions of Section 5.10 and the Security Documents applicable to such acquisition (any such acquisition meeting all the criteria of this Section 6.04(f) being referred to herein as a “Permitted Acquisition”);
(g) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
(h) Investments made as a result of the receipt of non-cash consideration from a sale, transfer or other disposition of any asset in compliance with Section 6.05;
(i)     Investments by the Borrower in Hedging Agreements permitted under Section 6.01(j);
(j) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of Holdings, the Borrower or any other Restricted Subsidiary for accounting purposes and that are made in the ordinary course of business;
(k) Investments in Timeshare Loans generated in the ordinary course of business or purchases of Vacation Interests for inventory or resale, in each case by the Borrower and the other Restricted Subsidiaries;
(l) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings, the Borrower and the other Restricted Subsidiaries may make additional Investments (including Investments in Unrestricted Subsidiaries and joint ventures or similar entities that do not constitute Restricted Subsidiaries) (i) in an aggregate amount not to exceed $25,000,000 (less the amount of Restricted Payments made pursuant to Section 6.06(a)(v)(A) and payments made pursuant to Section 6.09(b)(iv)(A)) and (ii) with amounts available under the Available Basket at such time; provided that, with respect to this clause (ii), the Total Leverage Ratio would not, on a pro forma basis after giving effect to such Investment and other pro forma adjustments in accordance with Section 1.03 exceed 2.00:1.00 as of the end of the most recently completed Test Period;
(m) Holdings, the Borrower or any other Restricted Subsidiaries may make Investments in joint ventures in an aggregate amount not to exceed $15,000,000 at any time outstanding; and
(n) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings, the Borrower and the other Restricted Subsidiaries may make additional Investments in an aggregate amount not to exceed $20,000,000.

SECTION 6.05.    Mergers, Consolidations, Sales of Assets and Acquisitions. (a)  Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of Holdings, the Borrower and the other Restricted Subsidiaries, taken as a whole, or less than all the Equity Interests of any Restricted Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person, except that:
(i)    any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and
(ii)    if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (x) any Wholly Owned Restricted Subsidiary of Holdings may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (y) any Wholly Owned Restricted Subsidiary of Holdings may merge into or consolidate with any other Wholly Owned Restricted Subsidiary of Holdings in a transaction in which the surviving entity is a Wholly Owned Restricted Subsidiary of Holdings and no Person other than the Borrower or a Wholly Owned Restricted Subsidiary of Holdings receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (z) the Borrower and the Restricted Subsidiaries may make Permitted Acquisitions (including by way of merger or consolidation, so long as any Loan party thereto shall be the surviving entity).
(b)    Make any Asset Sale not prohibited under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash and (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of.
SECTION 6.06.    Restricted Payments; Restrictive Agreements. (a)  Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Restricted Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings may repurchase its Equity Interests owned by current or former officers, directors or employees of Holdings, the Borrower or the other Restricted Subsidiaries or any consultants, independent contractors or other individuals who have provided or are providing services to Holdings, the Borrower or any other Restricted Subsidiary (including any personnel provided to Holdings, the Borrower or any other Restricted Subsidiary by Hospitality Management and Consulting Services, L.L.C.) or make payments to officers, directors or employees of Holdings, the Borrower or the other Restricted Subsidiaries or any consultants, independent contractors or other individuals who have provided or are providing services to Holdings, the Borrower or any other Restricted Subsidiary (including any personnel provided to Holdings, the Borrower or any other Restricted Subsidiary by Hospitality Management and Consulting Services, L.L.C) upon termination of employment, in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity-based incentives pursuant to management incentive plans or other similar agreements or in connection with the death or disability of such employees, consultants, independent contractors or other individuals in an aggregate amount not to exceed $5,000,000 in any fiscal year plus any unutilized portion of such amount in the immediately preceding fiscal year, (iii) Holdings may make cash payments in lieu of the issuance of fractional shares representing insignificant interest in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in Holdings; (iv) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests (other than Disqualified Stock) permitted hereunder; and (v) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom (determined in the case of any dividend payable by Holdings to the holders of its common Equity Interests generally, at the time of declaration thereof, so long as such dividends are paid within 60 days of such declaration), Holdings, the Borrower and the Restricted Subsidiaries may make additional Restricted Payments (A) in an aggregate amount not to exceed $25,000,000 (less the amount of Investments made pursuant to Section 6.04(l)(i) and payments made pursuant to Section 6.09(b)(iv)(A)) and (B) with amounts available under the Available Basket at such time; provided that, with respect to this clause (B), the Total Leverage Ratio would not, on a pro forma basis after giving effect to such Restricted Payment and other pro forma adjustments in accordance with Section 1.03, exceed 2.00:1.00 as of the end of the most recently completed Test Period.
(b)    Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any other Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of the Borrower or any other Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or regulation or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Restricted Subsidiary that is a Foreign Subsidiary by the terms of any Indebtedness of such Restricted Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (F) the foregoing shall not apply to restrictions and conditions existing on the Closing Date and identified on Schedule 6.06(b) (but shall not apply to any amendment or modification expanding the scope of such restriction or condition).
SECTION 6.07.    Transactions with Affiliates. Except for transactions between or among Loan Parties not involving any other Affiliate, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (i) Holdings, the Borrower or any other Restricted Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable in any material respect to Holdings, the Borrower or such other Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) any Investment in the Borrower or any other Subsidiary permitted by Section 6.04, any transaction between Holdings, the Borrower and a Subsidiary permitted by Section 6.05(a) and any Restricted Payment permitted by Section 6.06(a) shall not be limited by this Section 6.07, (iii) the transfer of Timeshare Loans and related rights and assets in connection with any Permitted Securitization and any other transaction effected in the ordinary course of business as part of a Permitted Securitization shall not be limited by this Section 6.07 and (iv) the payment of any compensation and other reasonable fees, indemnities and expenses to Hospitality Management and Consulting Service, L.L.C. (or any other entity providing any homeowner association management services and corporate management services), in each case pursuant to any HAO Agreement shall not be limited by this Section 6.07.
SECTION 6.08.    Business of the Borrower and the other Restricted Subsidiaries. In the case of Holdings, the Borrower and the other Restricted Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by them and business activities reasonably related, similar or incidental thereto.
SECTION 6.09.    Other Indebtedness and Agreements. (a) Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any unsecured Material Indebtedness, any Indebtedness that is expressly subordinated in right of payment to the Obligations or any Indebtedness that is secured by a junior priority security interest in the Collateral of Holdings, the Borrower or any of the other Restricted Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Holdings, the Borrower, any of the other Restricted Subsidiaries or the Lenders or (ii) any waiver, supplement, modification or amendment of its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect.
(b) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any unsecured Material Indebtedness, any Indebtedness that is expressly subordinated in right of payment to the Obligations or any Indebtedness that is secured by a junior priority security interest in the Collateral, except (i) refinancings of Indebtedness permitted by Section 6.01, (ii) payments of or in respect of Indebtedness created under the Loan Documents, (iii) payments of Indebtedness (A) owed to the Borrower or any other Loan Party or (B) owed by a Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party and (iv) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, distributions, payments, redemptions, repurchases, retirements or other acquisitions of any unsecured Material Indebtedness, any such subordinated Indebtedness or any such junior secured Indebtedness (A) in an aggregate amount not to exceed $25,000,000 (less the amount of Investments made pursuant to Section 6.04(l)(i) and Restricted Payments made pursuant to Section 6.06(a)(v)(A)) and (B) with amounts available under the Available Basket at such time; provided that, with respect to this clause (B), the Total Leverage Ratio would not, on a pro forma basis after giving effect to such distribution, payment, redemption, repurchase, retirement or other acquisition and other pro forma adjustments in accordance with Section 1.03, exceed 2.00:1.00 as of the end of the most recently completed Test Period.
SECTION 6.10.    Maximum Total Leverage Ratio. As of the last day of any fiscal quarter of Holdings (commencing no earlier than June 30, 2014) and only if the aggregate outstanding principal amount of Revolving Loans as such the last day (after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date) exceeds 25% of the aggregate amount of all Revolving Credit Commitments in effect as of the Closing Date, permit the Total Leverage Ratio as of the last day of such fiscal quarter ending during any period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
Prior to April 1, 2016	2.90:1.00
On and after April 1, 2016 but prior to April 1, 2017	2.50:1.00
On and after April 1, 2017	2.00:1.00

SECTION 6.11.    Fiscal Year. Change Holdings’ or the Borrower’s fiscal year-end to a date other than December 31 of each calendar year.

ARTICLE VII

Events of Default
In case of the happening of any of the following events (“Events of Default”):
(a) any representation or warranty made or deemed made in or in connection with any Loan Document or any borrowing hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
(d) default shall be made in the due observance or performance by Holdings, the Borrower or any other Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a) or 5.08 or in Article VI; provided that the failure to observe or perform the Financial Covenant (a “Financial Covenant Event of Default”) shall not in and of itself constitute an Event of Default with respect to any Loans or Commitments (other than Revolving Loans and the Revolving Credit Commitments) unless and until the Revolving Credit Lenders accelerate payment of the Revolving Loans or terminate their Revolving Credit Commitments;
(e) default shall be made in the due observance or performance by Holdings, the Borrower or any other Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent (which shall be given at the request of any Lender) to the Borrower and (ii) knowledge thereof of any Responsible Officer of Holdings or the Borrower;
(f)     Holdings, the Borrower or any other Restricted Subsidiary shall (i) fail to pay any principal or interest or other amount due beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) fail to observe any agreement, term or condition that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any grace period specified in the definitive documentation in respect of such Material Indebtedness) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits (after giving effect to any grace period specified in the definitive documentation in respect of such Material Indebtedness) any counterparty to terminate any Hedging Agreement the obligations under which constitute Material Indebtedness; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any other Restricted Subsidiary (other than an Inactive Subsidiary), or of a substantial part of the property or assets of Holdings, the Borrower or any other Restricted Subsidiary (other than an Inactive Subsidiary), under any Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any other Restricted Subsidiary (other than an Inactive Subsidiary) or for a substantial part of the property or assets of Holdings, the Borrower or any other Restricted Subsidiary (other than an Inactive Subsidiary) or (iii) the winding-up or liquidation of Holdings, the Borrower or any other Restricted Subsidiary (other than an Inactive Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h) Holdings, the Borrower or any other Restricted Subsidiary (other than an Inactive Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any other Restricted Subsidiary (other than an Inactive Subsidiary) or for a substantial part of the property or assets of Holdings, the Borrower or any other Restricted Subsidiary (other than an Inactive Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;
(i)     one or more judgments (other than the FLRX Judgment to the extent existing on the Closing Date and disclosed in Holdings’ Form 10-K for the fiscal year ended December 31, 2013; provided that, for the avoidance of doubt, the foregoing exclusion shall not apply to any judgment that holds Holdings, the Borrower or any other Restricted Subsidiary liable for all or any portion of the FLRX Judgment) shall be rendered against Holdings, the Borrower, any other Restricted Subsidiary (other than an Inactive Subsidiary) or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any other Restricted Subsidiary (other than an Inactive Subsidiary) to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and does not deny or fail to acknowledge coverage) or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;
(j)     an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $10,000,000;
(k) any Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);
(l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing Pledged Collateral or to make filings, renewals and continuations (or other equivalent filings) which Holdings and the Borrower have indicated in the Perfection Certificate are required to be made; or
(m) there shall have occurred a Change in Control;
then, and in any such event (i) if such event is the Financial Covenant Event of Default, and at any time thereafter during the continuance of the Financial Covenant Event of Default, the Administrative Agent may, and at the request of Revolving Credit Lenders having outstanding Revolving Loans and unused Revolving Credit Commitments representing more than 50% of the sum of the outstanding Revolving Loans and unused Revolving Credit Commitments at such time shall, by notice to the Borrower, take either or both of the following actions, at the same time or different times: (A) terminate forthwith the Revolving Credit Commitments and (B) declare the Revolving Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and any unpaid Fees and all other liabilities of the Borrower and the other Loan Parties accrued hereunder and under any other Loan Document related to the Revolving Credit Facility, shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, to the fullest extent permitted by applicable law, by the Borrower and the other Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; (ii) if such event is any other Event of Default (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above) or if any of the actions described in subclause (A) or (B) of clause (i) above have been taken, and at any time thereafter during the continuance of such Event of Default or after the taking of any of such actions, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (A) terminate forthwith the Commitments and (B) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower and the other Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, to the fullest extent permitted by applicable law, by the Borrower and the other Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; and (iii) if such event is an Event of Default described in paragraph (g) or (h) above with respect to Holdings or the Borrower, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower and the other Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, to the fullest extent permitted by applicable law, by the Borrower and the other Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.
ARTICLE VIII

Agency
Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) as its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.
The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any other Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the other Subsidiaries that is communicated to or obtained by the institution serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Agent.
Subject to the provisions below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be an institution with an office in New York, New York, or an Affiliate of any such institution. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
Each Lender acknowledges that Eligible Assignees hereunder may be Affiliate Lenders and that Affiliate Lenders may acquire (including pursuant to privately negotiated transactions with one or more Lenders that are not made available for participation to all Lenders or all Lenders of a particular Class) Loans and Commitments hereunder from Lenders from time to time, subject to the restrictions set forth herein. Each Lender agrees that the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire as to whether any Affiliate Lender intends to acquire or has acquired any Loan or Commitment or as to whether any Lender is at any time an Affiliate Lender and that, unless the Administrative Agent shall have received, pursuant to the covenants of such Lender set forth herein or in the Assignment and Acceptance pursuant to which such Lender shall have acquired any Loan or Commitment hereunder, prior written notice from any Lender that such Lender is an Affiliate Lender, the Administrative Agent may deal with such Lender (including for purposes of determining the consent, approval, vote or other similar action of the Lenders or the Lenders of any Class), and shall not incur any liability for so doing, as if such Lender were not an Affiliate Lender.
Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Persons named on the cover page hereof as Joint Bookrunner or Joint Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each such Person and its Affiliates shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, no such Person, in its capacity as Joint Bookrunner or Joint Lead Arranger shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.
ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices; Electronic Communications. Except in the case of notices and other communications permitted to be given by telephone, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or, where permitted elsewhere in this Agreement, electronic communication as set forth in Section 9.01(e), as follows:
(a)    if to Holdings, the Borrower or any other Loan Party, to Holdings at 10600 West Charleston Boulevard, Las Vegas, NV 89135, Attention of Chief Financial Officer (Fax No. (702) 754-2860), Email: Alan.Bentley@diamondresorts.com;
(b)    if to the Administrative Agent, to Credit Suisse AG, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, fax no. 212-322-2291, e-mail: agency.loanops@credit-suisse.com;
(c)    if to the Collateral Agent, to Credit Suisse AG, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, Attn: Loan Operations, e-mail: list.ops-collateral@credit-suisse.com; and

(d)    if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. Notices delivered through electronic communications, to the extent provided in paragraph (e) below, shall be effective as provided in said paragraph (e).
(e)    Electronic Communications. To the extent permitted elsewhere in this Agreement, notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, Holdings or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(f)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(g)    Platform.
(i)    Each of Holdings and the Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)    The Platform is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agents or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform, except as may primarily result from the gross negligence or willful misconduct of an Agent Party as determined by a court of competent jurisdiction by final and nonappealable judgment. “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
Each of Holdings and the Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to in this paragraph has not been provided by the Administrative Agent to Holdings and the Borrower, that it will, or will cause the other Subsidiaries to, provide the Communications to the Administrative Agent in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each of Holdings and the Borrower agrees, and agrees to cause the other Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner otherwise specified in the Loan Documents but only to the extent requested by the Administrative Agent.
Each of Holdings and the Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of it hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive MNPI) (each, a “Public Lender”). Each of Holdings and the Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC”, Holdings and the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any MNPI (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as confidential as set forth in Section 9.16); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PRIVATE CONTAINS NON-PUBLIC INFORMATION” as being suitable for posting on a portion of the Platform designated as “Public Investor”. Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains MNPI: (A) the Loan Documents, (B) notification of changes in the terms of the Credit Facilities and (C) financial statements and accompanying information, certificates and notices delivered pursuant to Sections 5.04(a), 5.04(b), 5.04(c), 5.04(f), 5.04(k), 5.05(a) and 5.05(d).
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI.
Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 9.02.    Survival of Agreement. All covenants, agreements, representations and warranties made by Holdings or the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not expired or been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.
SECTION 9.03.    Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto as of the date hereof.
SECTION 9.04.    Successors and Assigns. (a)  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Holdings, the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
(b)    Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided, however, that (i)(x) in the case of an assignment of a Revolving Credit Commitment, the Borrower must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), provided that the consent of the Borrower shall not be required for (A) an assignment made to another Revolving Credit Lender or an Affiliate or a Related Fund of such a Lender, (B) an assignment made after the occurrence and during the continuance of an Event of Default and (y) the consent of the Borrower shall be deemed to have been given if the Borrower has not responded within five Business Days following the receipt by the Borrower of a written request for such consent or (C) an assignment made during the primary syndication of the Commitments and the Loans, (ii) in the case of an assignment of a Revolving Credit Commitment, the consent of the Administrative Agent shall not be required for an assignment made to another Revolving Credit Lender or an Affiliate or a Related Fund of such a Lender, (iii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iv) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), (v) the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable Tax forms and (vi) in the case of any assignment to an Eligible Assignee that is or would be, upon giving effect to such assignment, an Affiliate Lender, such assignment shall also be subject to the provisions of Section 9.04(l). Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04 from and after the effective date specified in each Assignment and Acceptance, which shall be no earlier than the date of the recording pursuant to paragraph (e) of this Section 9.04, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).
(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) if such assigning Lender is an Affiliate Lender (other than any Debt Fund Affiliate), such assigning Lender represents and warrants that, as of the date of any assignment to such assignee, that none of it or any of its directors or officers is aware of any material non-public information with respect to the business of Holdings, the Borrower or the other Subsidiaries that (i) has not been disclosed to such assignee prior to such date and (ii) if made public would reasonably be expected to have a material effect upon, or otherwise be material to, a Person’s decision to acquire the Loans or Commitments from such assigning Lender, in each case other than because such assignee does not wish to receive material non-public information with respect to the business of Holdings, the Borrower or the other Subsidiaries, (iii) except as set forth in clauses (i) and (ii) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Holdings, the Borrower or any other Subsidiary or the performance or observance by Holdings, the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iv) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (v) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (vi) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vii) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to each of the Administrative Agent and the Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)    The Administrative Agent, acting solely for this purpose as an non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Holdings, the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(e)    Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable Tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
(f)    Each Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Eligible Assignees (each a “Participant”) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Participants shall be entitled to the benefit of the cost protection provisions contained in

Sections 2.14, 2.16 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(f)) to the same extent as if they were Lenders and had acquired their interests by assignment pursuant to Section 9.04(b) (but, with respect to any particular Participant, it shall not be entitled to greater payment under Sections 2.14, 2.16 and 2.20 than the Lender that sold the participation to such Participant, except to the extent that the entitlement to receive a greater payment results from a Change in Law that occurs after the applicable Participant acquired its participation) and (iv) Holdings, the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents (other than amendments, modifications or waivers decreasing any fees payable to such Participant hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such Participant has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such Participant has an interest, increasing or extending the Commitments in which such Participant has an interest or releasing all or substantially all of the value of the Guarantees (other than in connection with the sale of the applicable Guarantors in a transaction permitted by Section 6.05) or all or substantially all of the Collateral).
(g)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(h)    Any Lender or Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or Participant or proposed assignee or Participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or Participant or proposed assignee or Participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.
(i)    Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(j)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.
(k)    Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.
(l)    (i) Notwithstanding anything to the contrary contained in this Agreement, but without limiting Sections 9.04(b) and (e), (x) no Lender may (other than as part of the primary syndication of the Credit Facilities) assign Revolving Loans or Revolving Credit Commitments to an Affiliate Lender and (y) any Term Lender may assign all or a portion of its Term Loans to an Affiliate Lender; provided that:

(A)    each Affiliate Lender (other than any Debt Fund Affiliate) represents and warrants, as of the date of any assignment to such Affiliate Lender pursuant to this Section 9.04(l), that none of it or any of its directors or officers is aware of any material non-public information with respect to the business of Holdings, the Borrower or the other Subsidiaries that (x) has not been disclosed to the counterparty to such assignment prior to such date and (y) if made public would reasonably be expected to have a material effect upon, or otherwise be material to, a Term Lender’s decision to assign the Term Loans or Term Loan Commitments to such Affiliate Lender, in each case other than because such counterparty does not wish to receive material non-public information with respect to the business of Holdings, the Borrower or the other Subsidiaries;
(B)    the assigning Term Lender and the Affiliate Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement reasonably satisfactory to the Administrative Agent; and
(C)    at the time of such assignment and immediately after giving effect to such assignment, the aggregate principal amount of all Loans and Commitments held by Affiliate Lenders (including, for the avoidance of doubt, Debt Fund Affiliates) shall not exceed 25% of the aggregate principal amount of all Loans and Commitments then outstanding under this Agreement (such requirement, the “Affiliate Lender Cap”).
(ii)    Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender (or than any Debt Fund Affiliate) shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent and/or one or more Lenders to which representatives of the Loan Parties are not invited, (B) receive any information or material prepared by the Administrative Agent or any Lender or any communication among the Administrative Agent and/or one or more Lenders, except to the extent such information or materials or communication have been made available to any Loan Party or its representatives or (C) receive advice of counsel to the Agents or the Lenders and none of them shall challenge any assertion of attorney-client privilege by any Agent or any Lender.
(iii)    Notwithstanding anything in Section 9.08 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders, all affected Lenders or all Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, an Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders; provided that (I) such Affiliate Lender shall have the right to approve any amendment, modification, waiver, consent or other action with respect to any Loan Document which by its terms adversely affects such Affiliate Lender in its capacity as a Lender differently from other affected Lenders in any material respect or is of a type described in Section 9.08(b)(i) through (viii) to the extent such Affiliate Lender is directly adversely affected thereby and (II) no such amendment, modification, waiver, consent or other action shall deprive such Affiliate Lender of its share of any payments to which such Affiliate Lender is entitled under the Loan Documents without such Affiliate Lender providing its consent, and in furtherance of the foregoing, (x) the Affiliate Lender agrees to execute and deliver to the Administrative Agent any instrument reasonably requested by the Administrative Agent to evidence the voting of its interest as a Lender in accordance with the provisions of this Section 9.04(l); provided that if the Affiliate Lender fails to promptly execute such instrument such failure shall in no way prejudice any of the Administrative Agent’s rights under this paragraph and (y) the Administrative Agent is hereby appointed (such appointment being coupled with an interest) by the Affiliate Lender as the Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of the Affiliate Lender and in the name of the Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph (l)(iii); provided that the provisions of this clause (iii) shall not apply to any Debt Fund Affiliate.
(iv)    Each Affiliate Lender (other than a Debt Fund Affiliate), solely in its capacity as a Term Lender, hereby agrees, and each assignment agreement relating to an assignment to such Affiliate Lender shall provide a confirmation that, if any Loan Party shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Laws (“Bankruptcy Proceedings”), (i) such Affiliate Lender shall not take any step or action in such Bankruptcy Proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent or the Collateral Agent (or the taking of any action by a third party that is supported by the Administrative Agent or the Collateral Agent) in relation to such Affiliate Lender’s claim with respect to its Loans (a “Claim”) (including objecting to any debtor-in-possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization) so long as such Affiliate Lender is treated in connection with such exercise or action on the same or better terms as the other Term Lenders and (ii) with respect to any matter requiring the vote of Term Lenders during the pendency of a Bankruptcy Proceeding (including voting on any plan of reorganization), the Loans held by such Affiliate Lender (and any Claim with respect thereto) shall be deemed to be voted in accordance with clause (iii) of this Section 9.04(l), so long as such Affiliate Lender is treated in connection with the exercise of such right or taking of such action on the same or better terms as the other Lenders. For the avoidance of doubt, the Lenders and each

Affiliate Lender (other than any Debt Fund Affiliate) agree and acknowledge that the provisions set forth in this clause (iv) of Section 9.04(l), and the related provisions set forth in each assignment agreement relating to an assignment to such Affiliate Lender, constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where a Loan Party has filed for protection under any Debtor Relief Law applicable to the Loan Party.
SECTION 9.05.    Expenses; Indemnity; Damages Waivers. (a)  Holdings and the Borrower agree, jointly and severally, to pay all reasonable and documented out-of-pocket expenses incurred by any Arranger, the Administrative Agent and the Collateral Agent in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by any Arranger, the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent (and one or more additional counsel as a result of one or more conflicts of interest and any special counsel and local counsel in each applicable jurisdiction), and in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for any Arranger, the Administrative Agent, the Collateral Agent or any Lender, and including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Holdings and the Borrower agree, jointly and severally, to indemnify each Arranger, the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented fees, charges and disbursements of legal counsel, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on, at or under any property currently or formerly owned, leased or operated by Holdings, the Borrower or any of the other Subsidiaries, or any Environmental Liability related in any way to Holdings, the Borrower or the other

Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have primarily resulted from the bad faith, gross negligence or wilful misconduct of such Indemnitee.
(c)    To the extent that Holdings or the Borrower fails to pay any amount required to be paid by it to any Arranger, the Administrative Agent, the Collateral Agent or any Related Party thereof under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Arranger, the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Arranger, the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Loans and unused Commitments at the time.
(d)    To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any other party hereto or Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
(e)    The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Arranger, the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.
SECTION 9.06.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time (for so long as such Event of Default is continuing), except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings or the Borrower against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.07.    Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.08.    Waivers; Amendments. (a)  No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings or the Borrower in any case shall entitle Holdings or the Borrower to any other or further notice or demand in similar or other circumstances.
(b)    Except as otherwise provided herein in Sections 2.22, 2.23 and 2.24, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders (or the Administrative Agent and/or Collateral Agent, on behalf of the Required Lenders with the approval of the Required Lenders); provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan (provided that the Required Lenders may waive the imposition of any default rate of interest), without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or waive, decrease or extend the date for payment of any fees of any Lender without the prior written consent of such Lender (it being understood that any such increase to a Commitment (other than pursuant to provisions herein permitting such an increase without further approval of Required Lenders) shall also require the approval of the Required Lenders), (iii) amend or modify (x) the pro rata requirements of Section 2.17, (y) the provisions of Section 9.04(k) or (z) other than in accordance with Section 6.05, release all or substantially all of the value of the Guarantees provided by the Guarantors in respect of the Obligations or all or substantially all of the Collateral, in each case without the prior written consent of each Lender, (iv) modify the provisions of this Section 9.08 or the percentage contained in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make the determination or grant any consent thereunder, without the consent of each Lender (or each Lender of such Class, as the case may be) (it being understood that, without limiting the ninth sentence in Section 2.22(b), with the consent of the Required Lenders, the provisions of this Section 9.08 and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders), (v) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of  Lenders holding a Majority in Interest of the outstanding Loans and unused Commitments of each adversely affected Class (it being understood, however, that additional extensions of credit being given substantially the same treatment as the Term Loans and Revolving Credit Commitments on the Closing Date shall be permitted by vote of the Required Lenders), (vi) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(j) without the written consent of such SPV, (vii) impose additional restrictions on the ability of any Lender to assign any of its rights and obligations hereunder without the prior written consent of such Lender or (viii) amend for purposes of the Financial Covenant any definition (or any component thereof) that is used in the Financial Covenant, amend or waive the terms of the Financial Covenant or waive, amend, terminate or otherwise modify the Financial Covenant with respect to the occurrence of an Event of Default arising in respect of the Financial Covenant without the consent of the Majority in Interest of the Revolving Credit Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.
Notwithstanding the foregoing, any amendment or waiver solely affecting the Revolving Credit Lenders (or that does not directly or indirectly affect the rights or obligations of the Term Lenders) under this Agreement and the other Loan Documents may be effected solely with the consent of the Majority in Interest of the Revolving Credit Lenders and any amendment or waiver solely affecting the Term Lenders (or that does not directly or indirectly affect the rights or obligations of the Revolving Credit Lenders) under this Agreement or any of the other Loan Documents may be effected solely with the consent of the Majority in Interest of the Term Lenders; provided that any waiver or amendment of Section 4.01, and any waiver or amendment of any provision of Article III or any Default or Event of Default that is expressly to be effective solely for purposes of complying with Section 4.01 to make any Revolving Credit Borrowing after the Closing Date, shall not be subject to the foregoing, but shall require the consent of a Majority in Interest of the

Revolving Credit Lenders (solely for the purpose of permitting such Revolving Credit Borrowing) in addition to the consent of the Required Lenders.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof; provided that such amendments (or amendments and restatements) shall in all other respects comply with the provisions of Section 9.08(b) above.
SECTION 9.09.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.10.    Entire Agreement. This Agreement, the Engagement Letter, the Administrative Agent Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement, the Engagement Letter, the Administrative Agent Fee Letter or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
SECTION 9.11.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
SECTION 9.12.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 9.13.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission, “.pdf” or similar electronic format shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 9.14.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 9.15.    Jurisdiction; Consent to Service of Process. (a)  Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined only in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Arranger, the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or their respective properties in the courts of any jurisdiction.
(b)    Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.16.    Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors, as well as any numbering, administration or settlement service providers, in connection with the evaluation, administration and enforcement of the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Holdings, the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower, (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16, (h) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided hereunder or (i) to market data collectors or providers of similar services, providers to the lending industry and other service providers to the Administrative Agent in connection with the administration and management of this Agreement and the other Loan Documents. For the purposes of this Section 9.16, “Information” shall mean all information received from or on behalf of

Holdings, the Borrower or any other Subsidiary and related to Holdings, the Borrower or any other Subsidiary or their businesses, other than (i) any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by Holdings or the Borrower or (ii) information clearly identified by the Borrower at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.
SECTION 9.17.    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
SECTION 9.18.    USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and the Borrower, which information includes the name and address of Holdings and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and the Borrower in accordance with the USA PATRIOT Act.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DIAMOND RESORTS CORPORATION
By:	/s/ C. Alan Bentley
Name:	C. Alan Bentley
Title:	Chief Financial Officer

DIAMOND RESORTS INTERNATIONAL, INC.
By:	/s/ C. Alan Bentley
Name:	C. Alan Bentley
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to the Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent and Collateral Agent
by
/s/ Bill O’Daly
Name: Bill O’Daly
Title: Authorized Signatory

by
/s/ Michael D’Onofrio
Name: Michael D’Onofrio
Title: Authorized Signatory

[Signature Page to the Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Revolving Credit Lender,
by
/s/ Nadeige Charles
Name: Nadeige Charles
Title: Vice President

[Signature Page to the Credit Agreement]

NZC GUGGENHEIM FUND LLC, as a Revolving Credit Lender
By: Guggenheim Partners Investment Management, LLC, as Manager
By:	/s/ William Hagner
Name:	William Hagner
Title:	Attorney-in-Fact

[Signature Page to the Credit Agreement]

MIDLAND NATIONAL LIFE INSURANCE COMPANY, as a Revolving Credit Lender
By: Guggenheim Partners Investment Management, LLC
By:	/s/ William Hagner
Name:	William Hagner
Title:	Attorney-in-Fact

[Signature Page to the Credit Agreement]

SBC FUNDING, LLC, as a Revolving Credit Lender
By: Guggenheim Partners Investment Management, LLC, as Manager
By:	/s/ William Hagner
Name:	William Hagner
Title:	Attorney-in-Fact

[Signature Page to the Credit Agreement]

WESTERN REGIONAL INSURANCE COMPANY, INC., as a Revolving Credit Lender
By: Guggenheim Partners Investment Management, LLC, as Investment Manager
By:	/s/ William Hagner
Name:	William Hagner
Title:	Attorney-in-Fact

[Signature Page to the Credit Agreement]

THE WILSHIRE INSTITUTIONAL MASTER FUND SPC – GUGGENHEIM ALPHA SEGREGATED PORT, as a Revolving Credit Lender
By: Guggenheim Partners Investment Management, LLC
By:	/s/ William Hagner
Name:	William Hagner
Title:	Attorney-in-Fact

[Signature Page to the Credit Agreement]

SCHEDULE 1.01(c)

SUBSIDIARY GUARANTORS

	Entity Name	Jurisdiction of Organization
1.	AB Blue Acquisition, LLC	DE
2.	AHC Professionals US Majority, LLC	NV
3.	AHC Professionals US Minority, LLC	NV
4.	AKGI-St. Maarten N.V.	DE
5.	Chestnut Farms, LLC	NV
6.	Crescent One, LLC	FL
7.	Cumberland Gate, LLC	DE
8.	Diamond Resorts California Collection Development, LLC	DE
9.	Diamond Resorts Centralized Services Company	DE
10.	Diamond Resorts Citrus Share Holding, LLC	DE
11.	Diamond Resorts Coral Sands Development, LLC	DE
12.	Diamond Resorts Cypress Pointe I Development, LLC	DE
13.	Diamond Resorts Cypress Pointe II Development, LLC	DE
14.	Diamond Resorts Cypress Pointe III Development, LLC	DE
15.	Diamond Resorts Daytona Development, LLC	DE
16.	Diamond Resorts Desert Isle Development, LLC	NV
17.	Diamond Resorts Developer and Sales Holding Company	DE
18.	Diamond Resorts DPM Development LLC	NV
19.	Diamond Resorts Epic Mortgage Holdings, LLC	DE
20.	Diamond Resorts Fall Creek Development, LLC	DE
21.	Diamond Resorts Finance Holding Company	DE
22.	Diamond Resorts Financial Services, Inc.	NV
23.	Diamond Resorts Grand Beach I Development, LLC	DE
24.	Diamond Resorts Grand Beach II Development, LLC	DE
25.	Diamond Resorts Greensprings Development, LLC	DE
26.	Diamond Resorts Hawaii Collection Development, LLC	DE
27.	Diamond Resorts Hilton Head Development, LLC	DE
28.	Diamond Resorts HK, LLC	NV
29.	Diamond Resorts International Club, Inc.	FL
30.	Diamond Resorts Holdings, LLC	NV
31.	Diamond Resorts International Marketing, Inc.	CA
32.	Diamond Resorts International Marketing Mexico, LLC	NV
33.	Diamond Resorts International, LLC	NV
34.	Diamond Resorts Las Vegas Development, LLC	DE
35.	Diamond Resorts Management & Exchange Holding Company	DE
36.	Diamond Resorts Management, Inc.	AZ
37.	Diamond Resorts MGV Development LLC	NV
38.	Diamond Resorts Mortgage Holdings, LLC	DE

	Entity Name	Jurisdiction of Organization
39.	Diamond Resorts Mystic Dunes Development, LLC	NV
40.	Diamond Resorts Palm Springs Development, LLC	DE
41.	Diamond Resorts Poco Diablo Development, LLC	DE
42.	Diamond Resorts Poipu Development, LLC	DE
43.	Diamond Resorts Polo Development, LLC	NV
44.	Diamond Resorts Port Royal Development, LLC	DE
45.	Diamond Resorts Powhatan Development, LLC	DE
46.	Diamond Resorts Residual Assets Development, LLC	DE
47.	Diamond Resorts Residual Assets Finance, LLC	DE
48.	Diamond Resorts Residual Assets M&E, LLC	DE
49.	Diamond Resorts Ridge on Sedona Development, LLC	DE
50.	Diamond Resorts Ridge Pointe Development, LLC	DE
51.	Diamond Resorts San Luis Bay Development, LLC	DE
52.	Diamond Resorts Santa Fe Development, LLC	DE
53.	Diamond Resorts Scottsdale Development, LLC	DE
54.	Diamond Resorts Sedona Springs Development, LLC	DE
55.	Diamond Resorts Sedona Summit Development, LLC	DE
56.	Diamond Resorts St. Croix Development, LLC	DE
57.	Diamond Resorts Steamboat Development, LLC	DE
58.	Diamond Resorts Tahoe Beach & Ski Development, LLC	DE
59.	Diamond Resorts Tahoe Seasons Development, LLC	NV
60.	Diamond Resorts Teton Club Development, LLC	NV
61.	Diamond Resorts U.S. Collection Development, LLC	DE
62.	Diamond Resorts Villa Mirage Development, LLC	DE
63.	Diamond Resorts Villas of Sedona Development, LLC	DE
64.	Diamond Resorts West Maui Development, LLC	DE
65.	DPM Acquisition, LLC	DE
66.	DPM Holdings, LLC	DE
67.	DPM RP Subsidiary, LLC	DE
68.	Florida Diamond Resorts Management, LLC	DE
69.	Foster Shores, LLC	MO
70.	Four C’s Hospitality, LLC	NV
71.	Galaxy Exchange Company	FL
72.	George Acquisition Subsidiary, Inc.	NV
73.	Ginger Creek, LLC	DE
74.	Grand Escapes, LLC	DE
75.	ILX Acquisition, Inc.	DE
76.	ILX Acquisition, LLC	DE
77.	International Timeshares Marketing, LLC	DE
78.	Island One, Inc.	FL
79.	Island One Development, LLC	NV
80.	Island One Resorts Management Corporation	FL
81.	Lake Tahoe Resort Partners, LLC	CA

	Entity Name	Jurisdiction of Organization
82.	Mazatlan Development Inc.	WA
83.	MMG Development Corp.	FL
84.	Mystic Dunes, LLC	DE
85.	Mystic Dunes Myrtle Beach, LLC	DE
86.	Navigo Vacation Club, Inc.	FL
87.	Nevada HK F&B Services, LLC	NV
88.	Poipu Resort Partners, L.P.	HI
89.	Resort Management International, Inc.	CA
90.	Resorts Development International, Inc.	NV
91.	Tempus Acquisition, LLC	DE
92.	Tempus Holdings, LLC	DE
93.	Walsham Lake, LLC	MO
94.	West Maui Resort Partners, L.P.	DE

Schedule 2.01
Lenders and Commitments

Revolving Credit Commitments

Lender	Commitments
Credit Suisse AG, Cayman Islands Branch	$15,000,000
JPMorgan Chase Bank, N.A.	$3,750,000
NZC Guggenheim Fund LLC	$2,750,000
Midland National Life Insurance Company	$1,750,000
SBC Funding, LLC	$1,000,000
Western Regional Insurance Company, Inc.	$500,000
The Wilshire Institutional Master Fund SPC - Guggenheim Alpha Segregated Port	$250,000
Total:	$25,000,000

Term Loan Commitment

Lender	Commitment
Credit Suisse AG, Cayman Islands Branch	$445,000,000
Total:	$445,000,000

SCHEDULE 3.08(a)

Restricted Subsidiaries

1.	AB Blue Acquisition, LLC	DE
2.	AHC Professionals US Majority, LLC	NV
3.	AHC Professionals US Minority, LLC	NV
4.	AKGI-St. Maarten N.V.	DE
5.	Chestnut Farms, LLC	NV
6.	Crescent One, LLC	FL
7.	Cumberland Gate, LLC	DE
8.	Diamond Resorts California Collection Development, LLC	DE
9.	Diamond Resorts Centralized Services Company	DE
10.	Diamond Resorts Citrus Share Holding, LLC	DE
11.	Diamond Resorts Coral Sands Development, LLC	DE
12.	Diamond Resorts Cypress Pointe I Development, LLC	DE
13.	Diamond Resorts Cypress Pointe II Development, LLC	DE
14.	Diamond Resorts Cypress Pointe III Development, LLC	DE
15.	Diamond Resorts Daytona Development, LLC	DE
16.	Diamond Resorts Depositor 2008, LLC	DE
17.	Diamond Resorts Desert Isle Development, LLC	NV
18.	Diamond Resorts Developer and Sales Holding Company	DE
19.	Diamond Resorts DPM Development LLC	NV
20.	Diamond Resorts Epic Mortgage Holdings, LLC	DE
21.	Diamond Resorts Fall Creek Development, LLC	DE
22.	Diamond Resorts Finance Holding Company	DE
23.	Diamond Resorts Financial Services, Inc.	NV
24.	Diamond Resorts Grand Beach I Development, LLC	DE
25.	Diamond Resorts Grand Beach II Development, LLC	DE
26.	Diamond Resorts Greensprings Development, LLC	DE
27.	Diamond Resorts Hawaii Collection Development, LLC	DE
28.	Diamond Resorts Hilton Head Development, LLC	DE
29.	Diamond Resorts HK, LLC	NV
30.	Diamond Resorts Holdings, LLC	NV
31.	Diamond Resorts International Club, Inc.	FL
32.	Diamond Resorts International Marketing, Inc.	CA
33.	Diamond Resorts International Marketing Mexico, LLC	NV
34.	Diamond Resorts International, LLC	NV
35.	Diamond Resorts, LLC	NV
36.	Diamond Resorts Issuer 2008, LLC	DE
37.	Diamond Resorts Las Vegas Development, LLC	DE
38.	Diamond Resorts Management & Exchange Holding Company	DE
39.	Diamond Resorts Management, Inc.	AZ
40.	Diamond Resorts MGV Development LLC	NV
41.	Diamond Resorts Mortgage Holdings, LLC	DE
42.	Diamond Resorts Mystic Dunes Development, LLC	NV

43.	Diamond Resorts Owner Trust 2011-1	DE
44.	Diamond Resorts Owner Trust 2013-1	DE
45.	Diamond Resorts Owner Trust 2013-2	DE
46.	Diamond Resorts Palm Springs Development, LLC	DE
47.	Diamond Resorts Poco Diablo Development, LLC	DE
48.	Diamond Resorts Poipu Development, LLC	DE
49.	Diamond Resorts Polo Development, LLC	NV
50.	Diamond Resorts Port Royal Development, LLC	DE
51.	Diamond Resorts Powhatan Development, LLC	DE
52.	Diamond Resorts Residual Assets Development, LLC	DE
53.	Diamond Resorts Residual Assets Finance, LLC	DE
54.	Diamond Resorts Residual Assets M&E, LLC	DE
55.	Diamond Resorts Ridge on Sedona Development, LLC	DE
56.	Diamond Resorts Ridge Pointe Development, LLC	DE
57.	Diamond Resorts San Luis Bay Development, LLC	DE
58.	Diamond Resorts Santa Fe Development, LLC	DE
59.	Diamond Resorts Scottsdale Development, LLC	DE
60.	Diamond Resorts Sedona Springs Development, LLC	DE
61.	Diamond Resorts Sedona Summit Development, LLC	DE
62.	Diamond Resorts Seller 2009-1, LLC	DE
63.	Diamond Resorts Seller 2011-1, LLC	DE
64.	Diamond Resorts Seller 2013-1, LLC	DE
65.	Diamond Resorts Seller 2013-2, LLC	DE
66.	Diamond Resorts St. Croix Development, LLC	DE
67.	Diamond Resorts Steamboat Development, LLC	DE
68.	Diamond Resorts Tahoe Beach & Ski Development, LLC	DE
69.	Diamond Resorts Tahoe Seasons Development, LLC	NV
70.	Diamond Resorts Tempus Owner Trust 2013	DE
71.	Diamond Resorts Tempus Seller 2013, LLC	DE
72.	Diamond Resorts Teton Club Development, LLC	NV
73.	Diamond Resorts U.S. Collection Development, LLC	DE
74.	Diamond Resorts Villa Mirage Development, LLC	DE
75.	Diamond Resorts Villas of Sedona Development, LLC	DE
76.	Diamond Resorts West Maui Development, LLC	DE
77.	DPM Acquisition, LLC	DE
78.	DPM Holdings, LLC	DE
79.	DPM RP Subsidiary, LLC	DE
80.	Florida Diamond Resorts Management, LLC	DE
81.	Foster Shores, LLC	MO
82.	Four C’s Hospitality, LLC	NV
83.	Galaxy Exchange Company	FL
84.	George Acquisition Subsidiary, Inc.	NV
85.	Ginger Creek, LLC	DE
86.	Grand Escapes, LLC	DE
87.	ILX Acquisition, Inc.	DE
88.	ILX Acquisition, LLC	DE

89.	International Timeshares Marketing, LLC	DE
90.	IOI Funding I, LLC	FL
91.	IOI Funding II, LLC	FL
92.	Island One, Inc.	FL
93.	Island One Development, LLC	NV
94.	Island One Resorts Management Corporation	FL
95.	Lake Tahoe Resort Partners, LLC	CA
96.	Mazatlan Development Inc.	WA
97.	MMG Development Corp.	FL
98.	Mystic Dunes, LLC	DE
99.	Mystic Dunes Myrtle Beach, LLC	DE
100.	Mystic Dunes Receivables, LLC	DE
101.	Navigo Vacation Club, Inc.	FL
102.	Nevada HK F&B Services, LLC	NV
103.	Poipu Resort Partners, L.P.	HI
104.	Resort Management International, Inc.	CA
105.	Resorts Development International, Inc.	NV
106.	Secure Firstcon, Inc	DE
107.	Secure Middlecon, Inc.	DE
108.	Sunterra Depositor 2007, LLC	DE
109.	Sunterra Issuer 2007, LLC	DE
110.	Sunterra Ownership, LLC	DE
111.	Sunterra SPE 2004-1 LLC	DE
112.	Sunterra SPM, Inc.	DE
113.	Tempus Acquisition, LLC	DE
114.	Tempus Holdings, LLC	DE
115.	Vacation OTA, LLC	NV
116.	Walsham Lake, LLC	MO
117.	West Maui Resort Partners, L.P.	DE

SCHEDULE 3.08(b)

Unrestricted Subsidiaries

1. Diamond Asia Development, Inc.	DE

SCHEDULE 3.18(a)

UCC Filing Offices

	Name	Filing	Filing Office
1.	AB Blue Acquisition, LLC	UCC-1	Delaware	Secretary of State
2.	AHC Professionals US Majority, LLC	UCC-1	Nevada	Secretary of State
3.	AHC Professionals US Minority, LLC	UCC-1	Nevada	Secretary of State
4.	AKGI-St. Maarten N.V.	UCC-1	Delaware	Secretary of State
5.	Chestnut Farms, LLC	UCC-1	Nevada	Secretary of State
6.	Crescent One, LLC	UCC-1	Florida	Secured Transaction Registry
7.	Cumberland Gate, LLC	UCC-1	Delaware	Secretary of State
8.	Diamond Resorts California Collection Development, LLC	UCC-1	Delaware	Secretary of State
9.	Diamond Resorts Centralized Services Company	UCC-1	Delaware	Secretary of State
10.	Diamond Resorts Citrus Share Holding, LLC	UCC-1	Delaware	Secretary of State
11.	Diamond Resorts Coral Sands Development, LLC	UCC-1	Delaware	Secretary of State
12.	Diamond Resorts Cypress Pointe I Development, LLC	UCC-1	Delaware	Secretary of State
13.	Diamond Resorts Cypress Pointe II Development, LLC	UCC-1	Delaware	Secretary of State
14.	Diamond Resorts Cypress Pointe III Development, LLC	UCC-1	Delaware	Secretary of State
15.	Diamond Resorts Daytona Development, LLC	UCC-1	Delaware	Secretary of State
16.	Diamond Resorts Desert Isle Development, LLC	UCC-1	Nevada	Secretary of State
17.	Diamond Resorts Developer and Sales Holding Company	UCC-1	Delaware	Secretary of State
18.	Diamond Resorts DPM Development LLC	UCC-1	Nevada	Secretary of State
19.	Diamond Resorts Epic Mortgage Holdings, LLC	UCC-1	Delaware	Secretary of State
20.	Diamond Resorts Fall Creek Development, LLC	UCC-1	Delaware	Secretary of State
21.	Diamond Resorts Finance Holding Company	UCC-1	Delaware	Secretary of State
22.	Diamond Resorts Financial Services, Inc.	UCC-1	Nevada	Secretary of State
23.	Diamond Resorts Grand Beach I Development, LLC	UCC-1	Delaware	Secretary of State
24.	Diamond Resorts Grand Beach II Development, LLC	UCC-1	Delaware	Secretary of State
25.	Diamond Resorts Greensprings Development, LLC	UCC-1	Delaware	Secretary of State
26.	Diamond Resorts Hawaii Collection Development, LLC	UCC-1	Delaware	Secretary of State
27.	Diamond Resorts Hilton Head Development, LLC	UCC-1	Delaware	Secretary of State
28.	Diamond Resorts HK, LLC	UCC-1	Nevada	Secretary of State
29.	Diamond Resorts International Club, Inc.	UCC-1	Florida	Secured Transaction Registry
30.	Diamond Resorts Holdings, LLC	UCC-1	Nevada	Secretary of State
31.	Diamond Resorts International Marketing, Inc.	UCC-1	California	Secretary of State
32.	Diamond Resorts International Marketing Mexico, LLC	UCC-1	Nevada	Secretary of State
33.	Diamond Resorts International, LLC	UCC-1	Nevada	Secretary of State
34.	Diamond Resorts Las Vegas Development, LLC	UCC-1	Delaware	Secretary of State
35.	Diamond Resorts Management & Exchange Holding Company	UCC-1	Delaware	Secretary of State
36.	Diamond Resorts Management, Inc.	UCC-1	Arizona	Secretary of State
37.	Diamond Resorts MGV Development LLC	UCC-1	Nevada	Secretary of State

38.	Diamond Resorts Mortgage Holdings, LLC	UCC-1	Delaware	Secretary of State
	Name	Filing	Filing Office
39.	Diamond Resorts Mystic Dunes Development, LLC	UCC-1	Nevada	Secretary of State
40.	Diamond Resorts Palm Springs Development, LLC	UCC-1	Delaware	Secretary of State
41.	Diamond Resorts Poco Diablo Development, LLC	UCC-1	Delaware	Secretary of State
42.	Diamond Resorts Poipu Development, LLC	UCC-1	Delaware	Secretary of State
43.	Diamond Resorts Polo Development, LLC	UCC-1	Nevada	Secretary of State
44.	Diamond Resorts Port Royal Development, LLC	UCC-1	Delaware	Secretary of State
45.	Diamond Resorts Powhatan Development, LLC	UCC-1	Delaware	Secretary of State
46.	Diamond Resorts Residual Assets Development, LLC	UCC-1	Delaware	Secretary of State
47.	Diamond Resorts Residual Assets Finance, LLC	UCC-1	Delaware	Secretary of State
48.	Diamond Resorts Residual Assets M&E, LLC	UCC-1	Delaware	Secretary of State
49.	Diamond Resorts Ridge on Sedona Development, LLC	UCC-1	Delaware	Secretary of State
50.	Diamond Resorts Ridge Pointe Development, LLC	UCC-1	Delaware	Secretary of State
51.	Diamond Resorts San Luis Bay Development, LLC	UCC-1	Delaware	Secretary of State
52.	Diamond Resorts Santa Fe Development, LLC	UCC-1	Delaware	Secretary of State
53.	Diamond Resorts Scottsdale Development, LLC	UCC-1	Delaware	Secretary of State
54.	Diamond Resorts Sedona Springs Development, LLC	UCC-1	Delaware	Secretary of State
55.	Diamond Resorts Sedona Summit Development, LLC	UCC-1	Delaware	Secretary of State
56.	Diamond Resorts St. Croix Development, LLC	UCC-1	Delaware	Secretary of State
57.	Diamond Resorts Steamboat Development, LLC	UCC-1	Delaware	Secretary of State
58.	Diamond Resorts Tahoe Beach & Ski Development, LLC	UCC-1	Delaware	Secretary of State
59.	Diamond Resorts Tahoe Seasons Development, LLC	UCC-1	Nevada	Secretary of State
60.	Diamond Resorts Teton Club Development, LLC	UCC-1	Nevada	Secretary of State
61.	Diamond Resorts U.S. Collection Development, LLC	UCC-1	Delaware	Secretary of State
62.	Diamond Resorts Villa Mirage Development, LLC	UCC-1	Delaware	Secretary of State
63.	Diamond Resorts Villas of Sedona Development, LLC	UCC-1	Delaware	Secretary of State
64.	Diamond Resorts West Maui Development, LLC	UCC-1	Delaware	Secretary of State
65.	DPM Acquisition, LLC	UCC-1	Delaware	Secretary of State
66.	DPM Holdings, LLC	UCC-1	Delaware	Secretary of State
67.	DPM RP Subsidiary, LLC	UCC-1	Delaware	Secretary of State
68.	Florida Diamond Resorts Management, LLC	UCC-1	Florida	Secured Transaction Registry
69.	Foster Shores, LLC	UCC-1	Missouri	Secretary of State
70.	Four C’s Hospitality, LLC	UCC-1	Nevada	Secretary of State
71.	Galaxy Exchange Company	UCC-1	Florida	Secured Transaction Registry
72.	George Acquisition Subsidiary, Inc.	UCC-1	Nevada	Secretary of State
73.	Ginger Creek, LLC	UCC-1	Delaware	Secretary of State
74.	Grand Escapes, LLC	UCC-1	Delaware	Secretary of State
75.	ILX Acquisition, Inc.	UCC-1	Delaware	Secretary of State
76.	ILX Acquisition, LLC	UCC-1	Delaware	Secretary of State
77.	International Timeshares Marketing, LLC	UCC-1	Delaware	Secretary of State
78.	Island One, Inc.	UCC-1	Florida	Secured Transaction Registry
79.	Island One Development, LLC	UCC-1	Nevada	Secretary of State

80.	Island One Resorts Management Corporation	UCC-1	Florida	Secured Transaction Registry
	Name	Filing	Filing Office
81.	Lake Tahoe Resort Partners, LLC	UCC-1	California	Secretary of State
82.	Mazatlan Development Inc.	UCC-1	Washington	Department of Licensing
83.	MMG Development Corp.	UCC-1	Florida	Secured Transaction Registry
84.	Mystic Dunes, LLC	UCC-1	Delaware	Secretary of State
85.	Mystic Dunes Myrtle Beach, LLC	UCC-1	Delaware	Secretary of State
86.	Navigo Vacation Club, Inc.	UCC-1	Florida	Secured Transaction Registry
87.	Nevada HK F&B Services, LLC	UCC-1	Nevada	Secretary of State
88.	Poipu Resort Partners, L.P.	UCC-1	Hawaii	Bureau of Conveyances
89.	Resort Management International, Inc.	UCC-1	California	Secretary of State
90.	Resorts Development International, Inc.	UCC-1	Nevada	Secretary of State
91.	Tempus Acquisition, LLC	UCC-1	Delaware	Secretary of State
92.	Tempus Holdings, LLC	UCC-1	Delaware	Secretary of State
93.	Walsham Lake, LLC	UCC-1	Missouri	Secretary of State
94.	West Maui Resort Partners, L.P.	UCC-1	Delaware	Secretary of State

Schedule 3.20
Owned Real Property

Undeveloped Land

Bent Creek Golf Village
3919 E. Parkway
Gatlinburg, Tennessee 37738

Cancun Resort
8335 Las Vegas Blvd. South
Las Vegas, NV 89123

Cypress Pointe
8651 Treasure Cay Lane
Orlando, Florida 32836

Grand Beach II
8309 Lake Bryan Beach Blvd.
Orlando, Florida 32821

Greensprings Vacation Resort
3500 Ludwell Parkway
Williamsburg, Virginia 23188

The Historic Powhatan Resort
3601 Ironbound Rd.
Williamsburg, Virginia 23188

Resort Zoned Property
75-5668 Alii Drive
Kailua-Kona, HI 96740

The Suites at Fall Creek
1A Fall Creek Drive
Branson, Missouri 65616

Scottsdale Villa Mirage
7887 East Princess Blvd.
Scottsdale, Arizona 85255

Kohl's Ranch Lodge
202 South Kohl's Ranch Lodge
Payson, Arizona, 85541

Los Abrigados Resort & Spa
160 Portal Lane
Sedona, AZ 36336

Mystic Dunes Resort & Golf Club
7900 Mystic Dunes Lane
Kissimmee, FL 34747

SCHEDULE 3.24

Insurance

(See attached)

Diamond Resorts International, Inc.
Type of Coverage	Company & Policy Number	Policy Period	Limits/Deductible	Comments
Primary Property $50M
Lexington Ins. Co. (25%)
Dom #025031454 Fgn #025031459
Liberty Mutual (10%)
Dom #YS2L9L447878014 Fgn #1ARL9L447878014
Ironshore (11.5%) #44080214A
Zurich (15%) #PPR5490535-02
Chubb (10%) Dom #3601-53-15 Fgn #3601-53-18
Lloyd's- QBP (7.5%) #WB1400216
Lloyd's- AFB (10%) Primary ($15M) #WB1400121
Lloyd's- HIS (10%)Primary ($15M) #WB1400121
Lloyd's- MSP (1%) Primary ($15M) #WB1400121
Lloyd's- AMA (1%) ($10M xs $15M) #WB140218
Lloyd's- AML (7.5%) ($10M xs $15M) #WB140218
Lloyd's- ASC (7.5%) ($10M xs $15M) #WB140218
Lloyd's- HCC (5%) ($10M xs $15M) #WB140218
Lloyd's- RNR (10%) ($25M xs $25M) #WB1400220
Lloyd's- APL (3.5%) ($25M xs $25M) #WB1400220
Lloyd's- JUB (7.5%) ($25M xs $25M) #WB1400220
3/1/14 3/1/15
$300,000,000 - Blanket Limit
$300,000,000 - Windstorm
$250,000,000 - Named Windstorm
$300,000,000 - Flood
$100,000,000 - Critical Flood (Zones A&V)
Excluded - Flood (Ntherlands)
$10,000,000 - Flood (Germany)
$300,000,000 - Earthquake
$100,000,000 - CA Earthquake
$250,000,000 - Earthquake - Alaska, Hawaii, New Madrid, Pacific Northwest, Foreign High Hazard

$100K All Other Perils
5% of TIV, min $250K for EQ in CA, HI & Mexico
5% of TIV, min $250K for Named Wind in FL and NA
3% per unit, min $250K for Named Wind PPR and PHR
3% of TIV, min $250K for All Other Tier One Named Wind
$1M for Branson, MO Flood
$1M for SFHA Flood
Worldwide Coverage Does not include taxes/fees
*Various Deductibles Apply
Property Excess $200M xs $50M
Ariel Re (6%) #P121312
Starr (5%)
#SLSTPTY10635114, T0234451401106, 4473404800
Seneca (5%) #NSG8200S01
ACE BDA (20%) #DIAMOND01381P01
Swiss Re (10%) #31376975
Axis (6.5%) #ENG765908-14
Tokio (5%) #LCP6480721-01
RSUI (12.5%) #LHD386132
Munich Re (30%) # 78-A3-XP-0000204-05
		3/1/14 3/1/15	$200M per occur excess of $50M	2nd Excess Property Layer
Property Excess $50M xs $250M
Citrus Captive (47.5%) #662-1PR014
Ariel Re (6%) #P121312
Starr (5%)
#SLSTPTY10635114, T0234451401106, 4473404800
Seneca (5%) #NSG8200S01
ACE BDA (20%) #DIAMOND01381P01
Swiss Re (10%) #31376975
Axis (6.5%) #ENG765908-14
		3/1/14 3/1/15	$50M excess of $250M	3rd Excess Property Layer
Environmental	Illinois Union Insurance Company Policy # PPLG24877267001	3/17/09 3/17/15
New pollution conditions:
$25M per pollution condition
$25M aggregate
$100K SIR
Pre-existing conditions:
$25M per pollution condition
$25M aggregate
$100K SIR
Foreign Jurisdiction Pollution Conditions:
$25M per pollution condition
$25M aggregate
$100K SIR

Type of Coverage	Company & Policy Number	Policy Period	Limits/Deductible	Comments
Corporate D&O Liability	National Union Fire Company of Pittsburg, PA Policy # 02-140-92-62	4/26/13 7/19/14	$10M Limit of Liability $350,000 All Other Loss Retention $500,000 Securities Retention
Excess Corporate D&O Liability	Axis Insurance Company Policy # MLN773624/01/2013	4/26/13 7/19/14	$10M xs $10M
Excess Corporate D&O Liability	Berkley Insurance Company (Monitor) Policy # 11210384	4/26/13 7/19/14	$5M xs $20M
Excess Corporate D&O Liability	Lloyd's of London (Beazley) Policy # FD1380999	7/19/13 7/19/14	$10M xs $25M
Excess Corporate D&O Liability	ACE American Insurance Company Policy #: DOX G23673617 001	7/19/13 7/19/14	$5M xs $35M
Excess Corporate D&O Liability	RSUI Indemnity Company Policy #: NHS652924	7/19/13 7/19/14	$10M xs $40M
Excess Corporate D&O Liability	XL Insurance Policy #: ELU130723-13	7/19/13 7/19/14	$5M xs $50M
Excess Corporate D&O Liability	HCC Global Policy #: 14-MGU-13-A29813	7/19/13 7/19/14	$5M xs $55M
Excess Corporate D&O Liability	Starr Indemnity & Liability Company Policy #: SISIXFL21128513	7/19/13 7/19/14	$5M xs $60M
Excess Corporate D&O Liability	Ironshore Insurance Services Policy #: 001737200	7/19/13 7/19/14	$5M xs $65M
Excess Corporate D&O Liability	XL Insurance Policy #: ELU130722-13	7/19/13 7/19/14	$5M xs $70M
Employement Practices Liability	National Union Fire Company of Pittsburg, PA Policy # 02-140-75-15	4/26/13 6/01/14	$10M Limit of Liability $350,000 Retention
Fiduciary Liability	National Union Fire Ins Co of Pittsburgh, PA. Policy # 02-140-72-67	4/26/13 6/01/14	$10M Limit of Liability $25,000 Retention	Covers 401k & Benefit Plan Liability & ERISA claims
Blanket Crime	National Union Fire Ins. Co. of Pittsburgh, PA Policy# 02-140-92-63	4/26/14 4/26/15	$3M Limit of Liability $75K Deductible	Covers all Diamond Resorts locations and managed locations.
Excess Crime $7M p/o $23M xs $3M	Westchester Fire (Quota Share) Policy No.: G24581275 005	4/26/14 4/26/15	$7M p/o $23M xs $3M
Excess Crime $11M p/o $23M xs $3M	Zurich American Insurance Company (Quota Share) Policy No.: FID 489216504	4/26/14 4/26/15	$11M p/o $23M xs $3M
Excess Crime $5M p/o $23M xs $3M	US Specialty Insurance Company (Quota Share) Policy No.: 64-MGU-13-A29518	4/26/14 4/26/15	$5M p/o $23M xs $3M
Professional Liability E&O	Illinois Union Insurance Company Policy # G2363496A 006	4/26/13 6/01/14	$5M Limit of Liaiblity / Aggregate $250,000 Retention
HOA D&O	National Union Fire Ins Co of Pittsburgh, PA. Policy# 02-139-55-69	4/26/14 4/26/15	$2M Per HOA $118M Aggregate $5K Deductible	Total Premium
Diamond Resorts U.S. Collection Owners Association, Inc.
Diamond Resorts California Collection Owners Association, Inc.
Diamond Resorts Hawaii Collection Owners Association, Inc.
Sedona Summit
Scottsdale Villa Mirage Resort Condo Assoc, Inc.

Villa Mirage UDI Assoc. Inc.
The Ridge on Sedona Golf Resort Condo Assoc Inc.
Scottsdale Links Resort
Lake Tahoe Vacation Ownership Resort Owners Assoc
Grand Beach Resort Condominium Association, Inc.
Grand Beach Resort II Condominium Association, Inc.
Polynesian Isles Resort Master Assoc, Inc.,
Daytona Beach Regency
Poipu Point Vacation Owners Association
The Association of Apartment Owners of Poipu Point
Assoc of Apartment Owners of Kaanapali Beach Resort
Kaanapali Beach Vacation Owners Assoc
Suites at Fall Creek Condominium Association
Villas de Santa Fe Condominium Association, Inc.
Desert Paradise Resort Owners Association
Bent Creek Golf Village Condo Association, Inc.
Greensprings Vacation Resort Owners Association
The Historic Powhatan Resort Owners Association
The Villas at Polo Towers, Inc.
Polo Towers Vacation Ownership Owners Assoc, Inc.
Polo Towers Master Owners Assoc,
Golden Eagle Resort Condominium Association, Inc.
Kohl's Ranch Owners Association
Premiere Vacation Club
Sedona Vacation Club Incorporated
The Inn at Los Abrigados Owners Association
Varsity Clubs of America - South Bend Chapter
Warsity Clubs of America - Tucson Chapter
Mystic Dunes

The Casitas at Rancho Manana
Dunes Village Vacation Owners Association, Inc.
Dunes Village Fractional Owners Association, Inc.
Cypress Pointe II Condominium Association
Palm Springs Marquis Villas Owners Association
Barefoot’n in the Keys
Bryan’s Spanish Cove
Isle of Bali II
Bali Condominium Association
ORBIT Condo Association
Parkway International Association
Parkway International II
Charter Club of Naples Bay
Plantation Cove Condo
Cove II Owners
Crescent Resort Owners
Palm Canyon Resort & Spa
Riviera Beach & Spa Resort
Riviera Shores
Riviera Oaks Resort
Cedar Breaks Lodge & Spa
Brian Head North
Monarch Grand Vacation
Polynesian Isles Resort Condominium Association, Inc.
Polynesian Isles Resort Condo IV Association, Inc.
U.S. General Liability	Liberty Mutual Insurance Company Policy # EB2-661-065428-023 REPORTING TO HELMSMAN - CALL 800-362-0000 Use# EM8-66B-065428-043 (Contract#) (Limits $0 - $10,000)	11/30/13 11/30/14	LIMITS: $2M Ea Occur $4M Gen Agg $15M Policy Agg $2M Prod & Compl Ops Agg $2M Personal & Advertising Injury $1M Employee Benefits $1M Liquor Liability SIR: $100K Each Occur	Covers all US Locations (A.M. Best Rating: A XV)
Foreign General Liability
Liberty Mutual Insurance Company
Policy # LC7-F61-065428-163
Local Policy Numbers:
Austria- 01659898
France- 62094
Ireland- YNN805500
Italy- G100299
Mexico- 517-0
Portugal- 0019863
Spain- SP060-S00135-09
St. Maarten- PL1109444
UK- YMM830894
		11/30/13 11/30/14	$1M Ea Occur $2M General Agg $2M Products & Compl Ops Agg $1M Personal & Advertising Injury SIR: Guaranteed Cost	A.M. Best Rating: A XV

U.S. Automobile	Liberty Mutual Fire Insurance Corporation Policy # AS2-661-065428-033	11/30/13 11/30/14	$1M Single Limit / $1M GarageKeepers Liability $1K Coll Ded / $1K Comp Ded. $1K GK Coll Ded / $1K GK Comp Ded $1M Uninsured Motorist/Underinsured Motorist	A.M. Best Rating: A XV
Foreign Automobile	Liberty Mutual Insurance Company Policy # LC7-F61-065428-163 Local Policy Numbers: TBD	11/30/13 11/30/14	$1M Per Accident Med Payment $10K ea person $50K ea accident	A.M. Best Rating: A XV
U.S. Workers Compensation	Liberty Insurance Corporation Policy # WC2-661-065428-013	11/30/13 11/30/14	$1M Limit Per Accident $1M Disease Policy Limit $1M Disease - Ea Employee	A.M. Best Rating: A XV Plus Est Assessments & Surcharges of $42,651
HMCS Workers Compensation	Liberty Insurance Corporation Policy # WC2-661-065428-193	11/30/13 11/30/14	$1M Limit Per Accident $1M Disease Policy Limit $1M Disease - Ea Employee	A.M. Best Rating: A XV
Foreign Voluntary Compensation & Employers Liability	Liberty Mutual Insurance Company Policy # WC7-F61-065428-153	11/30/13 11/30/14	$1M Limit Per Accident $1M Disease Policy Limit $1M Disease - Each Employee $500K Each Employee Ea Accident for Excess Repatriation Expenses	A.M. Best Rating: A XV
SRM Branson Marina	Atlantic Specialty Insurance Company Policy # B5JH 71806	11/30/13 11/30/14	$1M Marina Operators Legal Liability $2,500 Ded $1M Protection & Indemnity $1K Ded $89,049 Owned Watercraft Physical Damage $1,000 per accident	A.M. Best Rating: A XI
Umbrella $25M	Great American Insurance Co. of New York Policy # UMB 1910406	11/30/13 11/30/14	$25M Ea Occur $25M Agg SIR: $100K	A.M. Best Rating: A r XIV
1st Excess Liability $25M X $25M	XL Insurance America, Inc. Policy # US00064470LI13A	11/30/13 11/30/14	$25M Per Occur Agg Excess of $25M	A.M. Best Rating: A XV
2nd Excess Liability $50M X $50M	Fireman's Fund Insurance Company Policy # SHX 00032065096	11/30/13 11/30/14	$50M Ea Occur Agg Excess of $50M	A.M. Best Rating: A XV
Specialty Risk	Great American Insurance Company Policy # UKA3002833.11	8/15/11 8/15/14	$10M Ransom $10M Transit Unlimited Control Risks Fees & Expenses $10M Additional Expenses $10M Legal Liability $500K Per Person $2.5M Per Insured Event $0 Retention

SCHEDULE 4.02(b)

Local Counsel

1.	Arizona Counsel
Ballard Spahr LLP
201 South Main Street, Suite 800
Salt Lake City, Utah 84111

2.	California Counsel
Ballard Spahr LLP
201 South Main Street, Suite 800
Salt Lake City, Utah 84111

3.	Florida Counsel
Holland & Knight
200 South Orange Avenue, Suite 2600
Orlando FL 32801

4.	Hawaii Counsel
Imanaka Asato
TOPA Financial Center
Fort Street Tower
745 Fort Street Mall, 17th Floor
Honolulu, Hawaii 96813

5.	Maryland Counsel
Ballard Spahr LLP
201 South Main Street, Suite 800
Salt Lake City, Utah 84111

6.	Missouri Counsel
Summers Compton Wells LLC
8909 Ladue Road
St. Louis, Missouri 63124

7.	Nevada
Ballard Spahr LLP
201 South Main Street, Suite 800
Salt Lake City, Utah 84111

Schedule 5.13

Post-Closing Undertakings

1.As promptly as possible, but in any event within 30 calendar days after the date hereof (or such later date as the Administrative Agent may determine in its sole discretion), Holdings shall or shall cause the applicable Grantor to enter into (a) a control agreement (in form and substance reasonably satisfactory to the Collateral Agent) with respect to each Deposit Account (other than any Excluded Account) maintained by Holdings or such Grantor that has a balance in excess of $100,000, including (i) the Deposit Account maintained by Diamond Resorts Centralized Services Company at Wells Fargo Bank, National Association and (ii) the Deposit Account maintained by Diamond Resorts Centralized Services Company at Wells Fargo Bank, National Association, and (b) a control agreement (in form and substance reasonably satisfactory to the Collateral Agent) with respect to each securities account maintained by Holdings or such Grantor with a Securities Intermediary or Commodity Intermediary, including the securities account maintained by Diamond Resorts Centralized Services Company at Wells Fargo Funds Trust.

2.As promptly as possible, but in any event within 14 calendar days after the date hereof (or such later date as the Administrative Agent may determine in its sole discretion), the Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 of the Credit Agreement, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

3.As promptly as possible, but in any event within 14 calendar days after the date hereof (or such later date as the Administrative Agent may determine in its sole discretion), Holdings shall deliver to the Administrative Agent evidence satisfactory to the Administrative Agent in its sole discretion of release of Liens granted in respect of (a) the Amended and Restated Inventory Loan and Security Agreement dated as of June 30, 2011, by and among Textron Financial Corporation (“Textron”), Mystic Dunes Myrtle Beach, LLC and Mystic Dunes, LLC, (b) the Inventory Loan and Security Agreement dated as of August 31, 2010, between Textron and ILX Acquisition, Inc. (“ILX”), (c) the Receivables Loan and Security Agreement dated as of August 31, 2010 between Textron and ILX and (d) the Inventory Loan and Security Agreement dated as of May 21, 2012, between RFA PMR Loanco, LLC and DPM Acquisition, Inc.

4.As promptly as possible, but in any event within 14 days after the date hereof (or such later date as the Administrative Agent may determine in its sole discretion), Holdings shall deliver to the Administrative Agent the following stock certificates, accompanied, in each case, by an undated stock power executed in blank:

a.	stock certificate number 6 representing issued shares of Capital Stock of Diamond Resorts (Holdings) Limited held by Diamond Resorts Corporation; and

b.	stock certificate number 1 representing issued shares of Capital Stock of ILX Acquisition, Inc. held by Diamond Resorts Corporation.

5.As promptly as possible, but in any event within 14 days after the date hereof (or such later date as the Administrative Agent may determine in its sole discretion), Holdings shall deliver to the Administrative Agent evidence satisfactory to the Administrative Agent in its sole discretion of release of Liens indicated by the following financing statements filed with the Florida Secured Transaction Registry:
1. #940000258168;
2.#200809457510;
3.#990000070435;
4.#200000065132;
5.#200000177094;
6.#200602173416;
7.#200807911702;
8.#20080841124X;
9.#200808807984;
10.#201003337935;
11.#200809316534;
12.#201104707347;
13.#201104801157; and
14.#201206091027.

6.As promptly as possible, but in any event within 14 days after the date hereof (or such later date as the Administrative Agent may determine in its sole discretion), Holdings shall deliver to the Administrative Agent evidence satisfactory to the Administrative Agent in its sole discretion of release of the Lien filed against debtor DPM Acquisition, LLC in favor of secured party Tempus Acquisition, LLC.

Schedule 6.01

Existing Indebtedness
None

Schedule 6.02

Existing Liens

All liens created in connection with the loans made pursuant to the following agreements:

1.	Amended and Restated Inventory Loan and Security Agreement by and among Textron Financial Corporation (“Textron”), Mystic Dunes Myrtle Beach, LLC and Mystic Dunes, LLC dated as of June 30, 2011.

2.	Inventory Loan and Security Agreement between Textron and ILX Acquisition, Inc. (“ILX”) dated as of August 31, 2010.

3.	Receivables Loan and Security Agreement between Textron and ILX dated as of August 31, 2010.

4.	Inventory Loan and Security Agreement between RFA PMR Loanco, LLC and DPM Acquisition, Inc. dated as of May 21, 2012.

Schedule 6.06(b)

Existing Restrictive Agreements

None

EXHIBIT A

FORM OF ADMINISTRATIVE QUESTIONNAIRE

DIAMOND RESORTS CORPORATION

Agent Information                Agent Closing Contact
Credit Suisse AG                Attention: Loan Operations - Agency Manager
Eleven Madison Avenue                Fax: (212) 322-2291
23rd Floor                    E-Mail: agency.loanops@credit-suisse.com
New York, NY 10010

Agent Wire Instructions
The Bank of New York Mellon, NY
ABA 021000018
Account Name: CS - AGENCY CAYMAN ACCT
Account Number: 8900492627

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:
___________________________________________________________________________________

Signature Block Information: ___________________________________________________________

•	Signing Credit Agreement ☐ Yes ☐ No

•	Coming in via Assignment ☐ Yes ☐ No

Type of Lender: ______________________________________________________________________
(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent: _______________________________________________________________________

Lender Domestic Address	Lender Eurodollar Address

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact
Name:
Company:
Title:
Address:

Telephone:
Facsimile:
Email Address:

	Primary Operations Contact	Secondary Operations Contact
Name:
Company:
Title:
Address:

Telephone:
Facsimile:
Email Address:

Lender’s Domestic Wire Instructions
Bank Name:
ABA/Routing Number:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities:
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

A-3

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE
This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, effective as of the Effective Date inserted by the Administrative Agent as contemplated below (but not prior to the acceptance by the Administrative Agent of this Assignment and Acceptance and the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement) (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.
Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in the Standard Terms and Conditions attached hereto (which is hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full) and by those set forth in Section 9.04(c) and, if the Assignee is an Affiliate Lender, Section 9.04(l) of the Credit Agreement. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement; provided that the obligations of the Assignor under Section 9.16 of the Credit Agreement shall survive the execution of this Assignment and Acceptance and the assignment of interests effected hereby.

1.    Assignor:            _____________________________
2.    Assignee:            _____________________________
[for each Assignee, indicate is [a Lender] [an Affiliate/Related Fund of [Identify Lender]] and is/is not an Affiliate Lender] Select as applicable.
3.    Borrower:            DIAMOND RESORTS CORPORATION, a Maryland
Corporation
4.     Administrative Agent:        CREDIT SUISSE AG, as the Administrative Agent and
Collateral Agent under the Credit Agreement

5.    Credit Agreement:         The Credit Agreement dated as May 9, 2014, among the
Borrower, Diamond Resorts International, Inc., a Delaware corporation, the Lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent, as amended, supplemented or otherwise modified from time to time.
6.    Assigned Interest:

Facility Assigned	Aggregate Amount of Class of Commitments/ Loans for all Lenders	Amount of Commitments/ Loans Assigned[2]	Percentage Assigned of Class of Commitments/ Loans[3]	CUSIP Numbers
Term Loan Facility	$	$	%
Revolving Credit Facility	$	$	%

7.    Trade Date:     _____________________________
Effective Date: _______________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
__________________________
1 Select as applicable.
2 Must comply with Section 9.04(b)(iii) of the Credit Agreement.
3 Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Acceptance are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By:__________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:__________________
Title:

Address for Notices:
______________________
______________________
[Consented to and] 4 Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as
Administrative Agent
By: _______________________________________
Name:
Title:
By: _______________________________________
Name:
Title:

[Consented to and Accepted:

DIAMOND RESORTS CORPORATION
By: __________________________
Name:
Title:]5

______________________________

4 To be added only if consent of the Administrative Agent is required by the terms of the Credit Agreement.
5 To be added only if consent of the Borrower is required by the terms of the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
1.    Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to consummate the transactions contemplated hereby, (iv) this Assignment and Acceptance constitutes the legal, valid and binding obligations of the Assignor enforceable against the Assignor in accordance with its terms, [and] (v) it is not a “Defaulting Lender”, as such term is defined in the Credit Agreement [and (vi) if the Assignor is an Affiliate Lender (other than any Debt Fund Affiliate), none of it or any of its directors or officers is aware of any material non-public information with respect to the business of Holdings, the Borrower or the other Subsidiaries that (i) has not been disclosed to the Assignee prior to the date hereof and (ii) if made public would reasonably be expected to have a material effect upon, or otherwise be material to, a Person’s decision to acquire the Loans or Commitments from the Assignor, in each case other than because the Assignee does not wish to receive material non-public information with respect to the business of Holdings, the Borrower or the other Subsidiaries]6; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Borrower or any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower or any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies all requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interests and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.05 thereof or delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Collateral Agent, the Assignor or any other Lender, (v) it has delivered a true and complete Administrative Questionnaire substantially in the form of Exhibit A to the Credit Agreement, (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, (vii) this Assignment and Acceptance constitutes the legal, valid and binding obligations of the Assignee enforceable against the Assignee in accordance with its terms and (viii) it is not a “Defaulting Lender”, as such term is defined in the Credit Agreement; [(b) if the Assignee is an Affiliate Lender, represents and warrants that (i) other than to the extent it is a Debt Fund Affiliate, none of it or any of its directors or officers is aware of any material non-public information with respect to the business of Holdings, the Borrower or the other Subsidiaries that (A) has not been disclosed to the Assignor prior to the date hereof and (B) if made public would reasonably be expected to have a material effect upon, or otherwise be material to, a Term Lender’s decision to assign the Term Loans or Term Loan Commitments to the Assignee, in each case other than because the Assignor does not wish to receive material non-public information with respect to the business of Holdings, the Borrower or the other Subsidiaries, and (ii) at the time of such assignment and immediately after giving effect to such assignment, the aggregate principal amount of all Loans and Commitments held by Affiliate Lenders (including, for the avoidance of doubt, Debt Fund Affiliates) does not exceed 25% of the aggregate principal amount of all Loans and Commitments then outstanding under the Credit Agreement;]7 and (c) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Collateral Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent and the Collateral Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and ACCEPTANCE shall be governed by, and construed in accordance with, the law of the State of NEW YORK.
4.    Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.
_____________________
6To be included if the Assignor is an Affiliate Lender.
7To be included if the Assignee is an Affiliate Lender.

EXHIBIT C

FORM OF BORROWING REQUEST

Credit Suisse AG, as Administrative Agent
Eleven Madison Avenue, 23rd Floor
New York, New York 10010

Attention: Loan Operations - Agency Manager
Fax: (212) 322-2291
Email: agency.loanops@credit-suisse.com
[DATE] 1
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of May 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:
1. Type of Borrowing:____________________________________. 2
2. Date of Borrowing: ____________________________________.3
3. Account Number and Location: ___________________________.
4. Principal Amount of Borrowing: __________________________.
[5. Interest Period: _______________________________________.]4
______________________________
1 Signed Borrowing Request must be delivered irrevocably by hand or fax (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m. (New York City time) three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 1:00 p.m. (New York City time) on the day of the proposed Borrowing.
2 Specify a Term Borrowing, Incremental Term Borrowing or Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing, and, if applicable, whether such Borrowing is a conversion or continuation.
3 Date must be a Business Day.

C-1

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement have been satisfied.

DIAMOND RESORTS CORPORATION,

by

Name: Title:

______________________________
4 To be included for Eurodollar Borrowings only. For a Eurodollar Borrowing, select an Interest Period of 1, 2, 3 or 6 months. Pursuant to Section 2.03 of the Credit Agreement, if no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

C-2

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

[DATE]

To:	Credit Suisse AG, as Administrative Agent

Credit Suisse AG
Agency Manager
Eleven Madison Avenue
New York, NY 10010
(F) 212-322-2291
(E) agency.loanops@credit-suisse.com

Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of May 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as Administrative Agent and Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Credit Agreement.
The undersigned hereby certifies as follows:
I am a Financial Officer of Holdings and, as such, possess the knowledge and authority to certify to the matters set forth below in this Compliance Certificate and am authorized by Holdings to deliver this Compliance Certificate.
Attached hereto as Annex A are the financial statements of Holdings required to be delivered to the Administrative Agent under either Section 5.04(a) or 5.04(b) of the Credit Agreement, as applicable, with respect to either (i) the fiscal year ended [        ] (the “Relevant Annual Period”), together with a report and opinion of BDO USA, LLP, or other independent registered public accounting firm of nationally recognized standing, as required by, and in compliance with, Section 5.04(a) of the Credit Agreement or (ii) the fiscal quarter ended [        ] (the “Relevant Quarterly Period”), as required by the Credit Agreement. Any quarterly financial statements delivered hereunder fairly present the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments.
Attached hereto as Annex B are such financial statements (in substantially the same form as the financial statements attached as Annex A) required to be delivered to the Administrative Agent under Section 5.04(d) of the Credit Agreement. Such financial statements accurately reflect all adjustments necessary to treat the Unrestricted Subsidiaries as if they were not consolidated with Holdings and to otherwise eliminate all accounts of the Unrestricted Subsidiaries and reflect no other adjustments from the related GAAP financial statements (except as otherwise disclosed in such financial statements).
I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings, the Borrower and the other Restricted Subsidiaries during the accounting period covered by the attached financial statements. The foregoing examination did not disclose, and I have no knowledge of, the existence of any event or condition that constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, describing in detail the nature of the condition or event, the period during which it has existed and the action that Holdings, the Borrower or any other Restricted Subsidiary has taken, is taking or proposes to take with respect to such event or condition.
Attached hereto as Annex C are reasonably detailed calculations of the Total Leverage Ratio and the Secured Leverage Ratio as of the end of and for the Test Period as of the date hereof, which calculations are true and accurate in all material respects on and as of the date of this certificate.
If required by the Credit Agreement, attached hereto as Annex D is a reasonably detailed calculation demonstrating compliance with the Financial Covenant as of the last day of the Relevant Quarterly Period or Relevant Annual Period, as applicable, and such calculation is true and accurate in all material respects on and as of the date hereof.
If required pursuant to Section 5.04(a) of the Credit Agreement, Attached hereto as Annex [D][E] is a reasonably detailed calculation of the Excess Cash Flow for the Relevant Annual Period, which calculation is true and accurate in all material respects on and as of the date of this certificate.
If required pursuant to Section 5.04(a) of the Credit Agreement, attached hereto as Annex [E][F] is a reasonably detailed calculation of the Available Basket as of the end of the Relevant Annual Period, which calculation is true and accurate in all material respects on and as of the date of this certificate.
If required pursuant to Section 5.04(a) of the Credit Agreement, attached hereto as Annex [F][G] is a true and complete list of Inactive Subsidiaries as of the end of the Relevant Annual Period.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

DIAMOND RESORTS INTERNATIONAL, INC.,

By:__________________________________
Name:
Title:

ANNEX A

Financial Statements

D-Annex A

                                            ANNEX B

Unrestricted Subsidiary Reconciliation Statements

D-Annex B

Annex C

Calculation of Leverage Ratio and Secured Leverage Ratio

D-Annex C

ANNEX D

Calculation of the Financial Covenant

D-Annex D

ANNEX [D][E]

Calculation of Excess Cash Flow

D-Annex [D][E]

                                            ANNEX [E][F]

Calculation of Available Basket

D-Annex [E][F]

    ANNEX [F][G]

Inactive Subsidiaries

D-Annex [F][G]

EXHIBIT E

GUARANTEE AGREEMENT
dated as of
May 9, 2014,
among
DIAMOND RESORTS CORPORATION,
DIAMOND RESORTS INTERNATIONAL, INC.,
the other Subsidiaries of Holdings
from time to time party hereto

and
CREDIT SUISSE AG,
as Administrative Agent

	TABLE OF CONTENTS
		PAGE

	ARTICLE I
	Definitions
SECTION 1.01.	Credit Agreement	5
SECTION 1.02.	Other Defined Terms	5

	ARTICLE II
	Guarantee
SECTION 2.01.	Guarantee	8
SECTION 2.02.	Guarantee of Payment	8
SECTION 2.03.	No Limitations, Etc	8
SECTION 2.04.	Reinstatement	9
SECTION 2.05.	Agreement To Pay; Subrogation	9
SECTION 2.06.	Information	10
SECTION 2.07.	Limitation on Liability	10

	ARTICLE III
	Indemnity, Subrogation and Subordination
SECTION 3.01.	Indemnity and Subrogation	10
SECTION 3.02.	Contribution and Subrogation	10
SECTION 3.03.	Subordination	11

	ARTICLE IV
	Representations and Warranties

	ARTICLE V
	Miscellaneous
SECTION 5.01.	Notices	11
SECTION 5.02.	Survival of Agreement	12
SECTION 5.03.	Binding Effect; Several Agreement	12
SECTION 5.04.	Successors and Assigns	12
SECTION 5.05.	Administrative Agent’s Fees and Expenses; Indemnification	12
SECTION 5.06.	Applicable Law	13
SECTION 5.07.	Waivers; Amendment	13
SECTION 5.08.	WAIVER OF JURY TRIAL	14
SECTION 5.09.	Severability	14
SECTION 5.10.	Counterparts	14
SECTION 5.11.	Headings	14
SECTION 5.12.	Jurisdiction; Consent to Service of Process	14

SECTION 5.13.	Termination or Release	15
SECTION 5.14.	Additional Guarantors	15
SECTION 5.15.	Right of Setoff	16

Schedules
Schedule I	Subsidiary Guarantors

Exhibits
Exhibit A	Form of Supplement to the Guarantee Agreement

GUARANTEE AGREEMENT dated as of May 9, 2014 (this “Agreement”), among DIAMOND RESORTS CORPORATION, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the Subsidiaries of Holdings from time to time party hereto and CREDIT SUISSE AG, as administrative agent (in such capacity, together with it successors and assigns, the “Administrative Agent”).
PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of May 9, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as Administrative Agent and Collateral Agent. The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement.
The obligations of the Lenders to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower, Holdings and each Subsidiary Guarantor. Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement, and each Guarantor is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement (including in the preliminary statement hereto) and not otherwise defined herein have the meanings set forth in the Credit Agreement.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto.
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, commercial credit card and merchant card services, stored value card services, electronic funds transfer and other cash management arrangements to any Loan Party.
“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a Lender, an Arranger or the Administrative Agent or an Affiliate of any of the foregoing or (b) in the case of any Cash Management Agreement in effect as of the Closing Date, is, as of the Closing Date, a Lender, an Arranger or the Administrative Agent or an Affiliate of any of the foregoing and a party to a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement hereto.
“Excluded Swap Guarantor” shall mean Holdings and/or any Subsidiary Guarantor all or a portion of whose Guarantee of, or grant of a security interest to secure, any Obligations arising under or otherwise with respect to any Secured Hedging Agreement (or any Guarantee thereof) is now or hereafter becomes illegal (disregarding for purposes of assessing any such illegality the last sentence of the definition of the term “Obligations”) under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
“Excluded Swap Obligations” shall mean, with respect to Holdings and/or any Subsidiary Guarantor, any Obligations arising under or otherwise with respect to any Secured Hedging Agreement if, and to the extent that, all or a portion of the Guarantee by Holdings or such Subsidiary Guarantor of, or the grant by Holdings or such Subsidiary Guarantor of a security interest to secure, such Obligations (or any Guarantee thereof) is now or hereafter becomes illegal (disregarding for purposes of assessing any such illegality the last sentence of the definition of the term “Obligations”) under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If any such Obligation arises under a master agreement governing more than one hedging arrangement, such exclusion shall apply only to the portion of such Obligation that is attributable to hedging arrangements for which such Guarantee or security interest is or becomes illegal.
“Guarantors” shall mean Holdings and the Subsidiary Guarantors.
“Hedge Bank” shall mean any Person that (a) at the time it enters into a Hedging Agreement, is a Lender, an Arranger or the Administrative Agent or an Affiliate of any of the foregoing or (b) with respect to Hedging Agreements in effect as of the Closing Date, is, as of the Closing Date, a Lender, an Arranger or the Administrative Agent or an Affiliate of any of the foregoing and a party to a Hedging Agreement, in each case, in its capacity as a party to such Hedging Agreement.

“Holdings” has the meaning assigned to such term in the preamble hereto.
“Lenders” shall have the meaning assigned to such term in the preliminary statement.
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Secured Cash Management Agreement or Secured Hedging Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding (or would accrue but for the operation of applicable Debtor Relief Laws), regardless of whether such interest and fees are allowed or allowable claims in such proceeding; provided that (a) obligations of the Loan Parties under any Secured Cash Management Agreement or Secured Hedging Agreement shall be secured and guaranteed pursuant to the Loan Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantees effected in a manner permitted by any Loan Document shall not require the consent of holders of obligations under Secured Hedging Agreements or obligations under Secured Cash Management Agreements. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (i) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (ii) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent, the Collateral Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
“Secured Hedging Agreement” means any Hedging Agreement not prohibited under Section 6.01 of the Credit Agreement that is entered into by and between any Loan Party and any Hedge Bank.
“Secured Parties” shall mean (a) the Administrative Agent, (b) the Collateral Agent, (c) the beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (d) the Lenders, (e) the Hedge Banks to the extent they are party to one or more Secured Hedging Agreements, (f) the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and (g) the permitted successors and assigns of each of the foregoing.
“Subsidiary Guarantors” shall mean (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of independent payment obligation, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Each Guarantor waives notice of any default under the Obligations or any of the Loan Documents.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any Collateral held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person. Each Guarantor further agrees that, upon the occurrence and continuance of an Event of Default, the Administrative Agent or any other Secured Party may, subject, in the case of enforcing against any Collateral, to the Security Agreement, institute legal proceedings directly against such Guarantor without first proceeding against the Borrower.

SECTION 2.03. No Limitations, Etc. (a) Except for the limitations set forth in Section 2.07 and/or the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.13, to the fullest extent permitted by applicable law, the Obligations of each Guarantor shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement (other than the termination or release of such Guarantor’s obligations hereunder as expressly provided in Section 5.13), including with respect to any other Guarantor under this Agreement, (iii) the release or any impairment of or failure to perfect any Collateral held by the Collateral Agent or any other Secured Party as security for any of the Obligations, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations, (v) the failure of the Administrative Agent or any other Secured Party to exercise any right or remedy against any other guarantor of the Obligations, (vi) except as expressly set forth in Section 5.13, any change in ownership of such Guarantor or

(vii) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly acknowledges and agrees that the Collateral Agent may take and hold any Collateral for the payment and performance of the Obligations, may exchange, waive or release any or all such Collateral (with or without consideration), may enforce or apply such Collateral and direct the order and manner of any sale thereof in its sole discretion or may release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party (including any defenses based on suretyship or impairment of collateral) or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent and the other Secured Parties may, at their election and to the extent permitted by the Loan Documents and by applicable law, foreclose on any Collateral held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any Collateral.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Administrative Agent pay, or cause to be paid, in cash, to the Administrative Agent for distribution to the applicable Secured Parties, the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
SECTION 2.07. Limitation on Liability. Notwithstanding any provisions in this Agreement or any other Loan Document to the contrary, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Agreement, as it relates to such Guarantor, voidable under applicable laws relating to financial assistance, corporate benefit, fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 3.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 3.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (x) the amount of such payment or (y) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.14, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Guarantor under Section 3.01 to the extent of such payment.

SECTION 3.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to, or to it by, the Borrower or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations; provided that, as long as no Event of Default shall have occurred and be continuing and until notice to the contrary shall have been received by any Loan Party from the Administrative Agent (except when an Event of Default described in clause (g) or (h) of Article VII of the Credit Agreement has occurred and is continuing in which case no such notice shall be required), nothing in this Section 3.03(b) shall prohibit any payments or distributions permitted by the Credit Agreement.

ARTICLE IV

Representations and Warranties

Each Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that (a) the execution, delivery and performance by such Guarantor of this Agreement are within such Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action, and this Agreement has been duly executed and delivered by such Guarantor and is the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and (b) as of the date hereof, all representations and warranties set forth in the Credit Agreement as to such Guarantor are true and correct.
ARTICLE V

Miscellaneous
SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of Holdings as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other

Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Administrative Agent or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended pursuant to the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitments have not expired or been terminated.

SECTION 5.03. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Party or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

SECTION 5.05. Administrative Agent’s Fees and Expenses; Indemnification. (a)  The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder in accordance with Section 9.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Loan Party jointly and severally agrees to indemnify the Administrative Agent, the other Secured Parties and each Related Party of any of the Secured Parties against, and hold each Secured Party and its Related Parties harmless from, any and all losses, claims, damages, liabilities, and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Secured Party and its Related Parties incurred by or asserted against any Secured Party or its Related Parties arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Secured Party or any of its Related Parties is a party thereto or whether initiated by a third party or by any Loan Party or any Affiliate thereof; provided that such indemnity shall not, as to any Secured Party or any of its Related Parties, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or wilful misconduct of such Secured Party or such Related Party. To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives any claim against any Secured Party and its Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loans or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations guaranteed hereunder and secured by the Security Documents. The provisions of this Section 5.05 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 5.05 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.06(a) of the Credit Agreement.

SECTION 5.06. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.07. Waivers; Amendment. (a)  No failure or delay by the Administrative Agent or any other Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.07, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan under the Credit Agreement shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 5.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08.

SECTION 5.09. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 5.03. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 5.12. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each Guarantor hereby irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of the Administrative Agent to serve process in any other manner permitted by law.

SECTION 5.13. Termination or Release. (a) This Agreement and the guarantees made herein shall terminate when all the Obligations (other than contingent indemnification obligations as to which no claim has been made) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) above, the Administrative Agent shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or representation or warranty by the Administrative Agent or any other Secured Party. Without limiting the provisions of Section 5.05, the Borrower shall reimburse the Administrative Agent upon demand for all costs and out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 5.13.

SECTION 5.14. Additional Guarantors. Any Subsidiary that is required to become a party hereto pursuant to Section 5.10 of the Credit Agreement shall enter into this Agreement as a Guarantor and a Subsidiary Guarantor within the time period specified in Section 5.10 of the Credit Agreement. Upon execution and delivery by the Administrative Agent and such Subsidiary of a supplement in the form of Exhibit A hereto (a “Supplement”), such Subsidiary shall become a Guarantor and a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Guarantor and Subsidiary Guarantor herein. The execution and delivery of any Supplement shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

SECTION 5.15. Right of Setoff. If an Event of Default shall have occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 5.15 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DIAMOND RESORTS CORPORATION
by

Name:
Title:

DIAMOND RESORTS INTERNATIONAL, INC.,
by

Name:
Title:

[Subsidiary Guarantors]

By:
Name:
Title:

Acting on behalf of each of the Subsidiary Guarantors set forth above

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,
by
Name:
Title:

by
Name:
Title:

SSchedule I to the Guarantee Agreement

SUBSIDIARY GUARANTORS

Entity Name	Jurisdiction of Organization

Exhibit A to the
Guarantee Agreement

SUPPLEMENT NO. [•] (this “Supplement”) dated as of [•], to the Guarantee Agreement dated as of May 9, 2014 (the “Guarantee Agreement”), among DIAMOND RESORTS CORPORATION, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), certain Subsidiaries of Holdings from time to time party thereto (each such Subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and Holdings are collectively referred to herein as the “Guarantors”) and CREDIT SUISSE AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”).
A. Reference is made to the Credit Agreement dated as of May 9, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as Administrative Agent and Collateral Agent. The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement.
C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans. Section 5.14 of the Guarantee Agreement provides that additional Subsidiaries of Holdings may become Guarantors and Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor and a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 5.14 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Guarantor and a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and a Subsidiary Guarantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor and a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor and a Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date. Each reference to a “Guarantor” or a “Subsidiary Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of Holdings as provided in Section 9.01 of the Credit Agreement.
SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its out of pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Administrative Agent, as and to the extent provided in Section 5.05 of the Guarantee Agreement and Section 9.05 of the Credit Agreement.
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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],
by

Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,
by

Name:
Title:

by

Name:
Title:

EXHIBIT F-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT
INTERCOMPANY SUBORDINATION AGREEMENT dated as of [•] (this “Agreement”), among the SUBORDINATED CREDITORS (as defined below) party hereto, and each OBLIGOR (as defined below) party hereto and CREDIT SUISSE AG, in its capacity as Administrative Agent and Collateral Agent, for the benefit of the Senior Parties.
(A)    Reference is made to (i) that certain Credit Agreement dated as of May 9, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland Corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent, and (ii) any related notes, guarantees, collateral documents, instruments and agreements executed in connection with the Credit Agreement, in each case as amended, modified, renewed, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same lenders or holders, agents or otherwise. Any term used herein but not otherwise defined shall have the meaning ascribed to such term in the Credit Agreement.
(B)    All Indebtedness of each of the undersigned (in such capacity for the purposes of this Intercompany Subordination Agreement, an “Obligor”) to each of the other undersigned that is not a Loan Party (in such capacity for the purposes of this Intercompany Subordination Agreement, a “Subordinated Creditor”) now or hereafter existing (whether created directly or acquired by assignment or otherwise), and all interest, premiums, costs, expenses or indemnification amounts thereon or payable in respect thereof or in connection therewith, are hereinafter referred to as the “Subordinated Debt”.
(C)    This Intercompany Subordination Agreement is delivered pursuant to Section 6.04(c) of the Credit Agreement.
SECTION 1.    Subordination. Each Subordinated Creditor and each Obligor agrees that the Subordinated Debt is and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Obligations of any such Obligor now or hereafter existing under the Credit Agreement and the other Loan Documents. For the purposes of this Intercompany Subordination Agreement, the Obligations shall not be deemed to have been paid in full until the termination of the Commitments and the payment in full in cash of the Obligations and all other amounts (other than contingent indemnification obligations as to which no claim has been made) payable under the Credit Agreement and the other Loan Documents.
SECTION 2.    Events of Subordination. (a) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of any Obligor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Debtor Relief Law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Obligor or otherwise, the Secured Parties shall be entitled to receive payment in full of the Obligations before any Subordinated Creditor is entitled to receive any payment of all or any of the Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of such Obligor being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly to the Administrative Agent for the account of the Secured Parties for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations until the Obligations shall have been paid in full.
(b)    In the event that (i) any Event of Default described in clause (b) or (c) of Article VII of the Credit Agreement shall have occurred and be continuing or (ii) any judicial proceeding shall be pending with respect to any Event of Default, then no payment (including any payment that may be payable by reason of any other indebtedness of any Obligor being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of any Obligor for or on account of any Subordinated Debt, and no Subordinated Creditor shall take or receive from any Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, unless and until (x) the Obligations shall have been paid in full or (y) such Event of Default shall have been cured or waived.
(c)    In the event that any Event of Default (other than an Event of Default described in clause (b) or (c) of Article VII of the Credit Agreement) shall have occurred and be continuing and the Administrative Agent gives written notice thereof to each Subordinated Creditor, then no payment (including any payment that may be payable by reason of any other indebtedness of any Obligor being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of any Obligor for or on account of any Subordinated Debt, and no Subordinated Creditor shall take or receive from any Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, unless and until (x) the Obligations shall have been paid in full or (y) such Event of Default shall have been cured or waived.
(d)    Except as otherwise set forth in Sections 2(a) through (c) above, any Obligor is permitted to pay, and any Subordinated Creditor is entitled to receive, any payment or prepayment of principal and interest on the Subordinated Debt as permitted by the Credit Agreement.
SECTION 3.    In Furtherance of Subordination. Each Subordinated Creditor agrees as follows:
(a) If any proceeding referred to in Section 2(a) above is commenced by or against any Obligor,
(i)    the Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of each Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 2(a) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may reasonably deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent or the Secured Parties; and
(ii)    each Subordinated Creditor shall duly and promptly take such action as the Administrative Agent may reasonably request (A) to collect the Subordinated Debt for the account of the Secured Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as the Administrative Agent may reasonably request in order to enable the Administrative Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.
(b)    All payments or distributions upon or with respect to the Subordinated Debt which are received by each Subordinated Creditor contrary to the provisions of this Intercompany Subordination Agreement shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Administrative Agent for the account of the Secured Parties in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Credit Agreement.
SECTION 4.    Rights of Subrogation. Each Subordinated Creditor agrees that no payment or distribution to the Administrative Agent or the Secured Parties pursuant to the provisions of this Intercompany Subordination Agreement shall entitle such Subordinated Creditor to exercise any right of subrogation in respect thereof until the Obligations shall have been paid in full (other than contingent indemnification obligations as to which no claim has been made). Upon the payment in full of all Obligations (other than contingent indemnification obligations as to which no claim has been made), each Subordinated Creditor shall be entitled to exercise in full any subrogated rights it may possess with respect to the rights of the Secured Parties to receive payments or distributions with respect to the Obligations until the Subordinated Debt shall be paid in full. If any payment or distribution to which any Subordinated Creditor would otherwise have been entitled but for the provisions of this Intercompany Subordination Agreement shall have been applied pursuant to the provisions hereof to the payment of Obligations, such Subordinated Creditor shall be entitled to receive from the Secured Parties any payments or distributions received by the Secured Parties in excess of the amount sufficient to pay in full all Obligations (other than contingent indemnification obligations as to which no claim has been made). If any such excess payment is made to the Secured Parties, the Secured Parties shall promptly remit such excess to such

Subordinated Creditor and until so remitted shall hold such excess payment for the benefit of such Subordinated Creditor.
SECTION 5.    Further Assurances. Each Subordinated Creditor and each Obligor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request in writing, in order to protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent or any Secured Parties to exercise and enforce its rights and remedies hereunder.
SECTION 6.    Agreements in Respect of Subordinated Debt. No Subordinated Creditor will sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition is made subject to this Intercompany Subordination Agreement.
SECTION 7.    Agreement by the Obligors. Each Obligor agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in each case, if such payment or other action would be in contravention of the provisions of this Intercompany Subordination Agreement.
SECTION 8.    Obligations Hereunder Not Affected. This Intercompany Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.
SECTION 9. Representations and Warranties. Each Subordinated Creditor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)
It has the power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken any action necessary to authorize its execution, delivery and performance of this Agreement.

(b)
This Agreement has been duly executed and delivered by such Subordinated Creditor and constitutes a legal, valid and binding obligation of such Subordinated Creditor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 10.     Waiver. Each Subordinated Creditor and each Obligor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Intercompany Subordination Agreement and any requirement that the Administrative Agent or any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other person or entity or any collateral.

SECTION 11.    Amendments, Etc. No amendment or waiver of any provision of this Intercompany Subordination Agreement, and no consent to any departure by any Subordinated Creditor or any Obligor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, such Obligor and each Subordinated Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 12.    Addresses for Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Obligor or any Subordinated Creditor shall be given to it in care of Holdings as provided in Section 9.01 of the Credit Agreement.
SECTION 13.    No Waiver; Remedies; Conflict of Terms. No failure on the part of the Administrative Agent or any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. In the event of any conflict between the terms of this Intercompany Subordination Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern.
SECTION 14.    Joinder. Upon execution and delivery after the date hereof by any Restricted Subsidiary of a joinder agreement in substantially the form of Exhibit A hereto, each such Restricted Subsidiary shall become an Obligor and/or a Subordinated Creditor, as applicable, hereunder with the same force and effect as if originally named as an Obligor or a Subordinated Creditor, as applicable, hereunder. The rights and obligations of each Obligor and each Subordinated Creditor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor or Subordinated Creditor as a party to this Intercompany Subordination Agreement.
SECTION 15.    Governing Law; Jurisdiction; Etc. (a) THIS INTERCOMPANY SUBORDINATION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Intercompany Subordination Agreement or the transactions relating hereto, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Intercompany Subordination Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Intercompany Subordination Agreement against any Loan Party or its properties in the courts of any jurisdiction.

(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Intercompany Subordination Agreement in any court referred to in paragraph (b) of this Section 15. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 11 of this Intercompany Subordination Agreement. Nothing in this Intercompany Subordination Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.
(e)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INTERCOMPANY SUBORDINATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INTERCOMPANY SUBORDINATION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(E).
[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each Subordinated Creditor, each Obligor and the Borrower has caused this Intercompany Subordination Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
OBLIGORS:
[INSERT OBLIGOR NAME]
By ________________________________
Name:
Title:

SUBORDINATED CREDITORS:
[INSERT SUBORDINATED CREDITOR NAME]
By _______________________________________
Name:
Title:

Agreed and acknowledged as of the date
Above written:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent

By _________________________________
Name:
Title:

By _________________________________
Name:
Title:

Exhibit A to the Intercompany Subordination Agreement
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of                , 20     (this “Joinder”), is delivered pursuant to the Intercompany Subordination Agreement, dated as of [], 2014 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Intercompany Subordination Agreement”) among the Subordinated Creditors and Obligors from time to time party thereto and Credit Suisse AG, as Administrative Agent. All capitalized terms not defined herein shall have the meaning ascribed to them in the Intercompany Subordination Agreement.
1.    Joinder in the Intercompany Subordination. The undersigned hereby agrees that on and after the date hereof, it shall be [an “Obligor”] [and] [a “Subordinated Creditor”] under and as defined in the Intercompany Subordination Agreement, hereby assumes and agrees to perform all of the obligations of [an Obligor] [and] [a Subordinated Creditor] thereunder and agrees that it shall comply with and be fully bound by the terms of the Intercompany Subordination Agreement as if it had been a signatory thereto as of the date thereof; provided that the representations and warranties made by the undersigned thereunder shall be deemed made as of the date of this Joinder.
2.    Unconditional Joinder. The undersigned acknowledges that the undersigned’s obligations as a party to this Joinder are unconditional and are not subject to the execution of one or more Joinders by other parties. The undersigned further agrees that it has joined and is fully obligated as [an Obligor] [and] [a Subordinated Creditor] under the Intercompany Subordination Agreement.
3.    Incorporation by Reference. All terms and conditions of the Intercompany Subordination Agreement are hereby incorporated by reference in this Joinder as if set forth in full.
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[_______________________	]
By: _________________________
Name:
Title:

G-A-1

Agreed and acknowledged as of the date
Above written:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent

By___________________________________
Name:
Title:

By___________________________________
Name:
Title:

[SUBORDINATED CREDITOR[S]]

By___________________________________
Name:
Title:
[OBLIGOR[S]]

By___________________________________
Name:
Title:

G-A-2

Exhibit H-1

Exhibit H-1 - Opinion of Katten Muchin Rosenman LLP

Credit Suisse AG, as Administrative Agent and Collateral Agent, and
each Lender party to the Agreement referred to herein
(collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule 1
attached hereto and made a part hereof
May 9, 2014

May 9, 2014

Credit Suisse AG, as Administrative Agent and Collateral Agent, and
each Lender party to the Agreement referred to below
(collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule 1
attached hereto and made a part hereof

Re:	Diamond Resorts Corporation $25,000,000 Senior Secured Revolving Credit Facility and $445,000,000 Senior Secured Term Loan Facility (collectively, the “Facility”)

Ladies and Gentlemen:

We have acted as special counsel to Diamond Resorts Corporation, a Maryland corporation (the “Company”), Diamond Resorts Holdings, LLC, a Nevada limited liability company (“Holdings”), Diamond Resorts International, Inc., a Delaware corporation (“Parent”), each of the direct and indirect U.S. subsidiaries of the Company (each, a “Subsidiary, and collectively, the “Subsidiaries”), which are guaranteeing the payment and performance of the Obligations, as indicated on Schedule 2 (and, together with Parent and Holdings, each, a “Guarantor” and collectively, the “Guarantors”), in connection with that certain Credit Agreement dated as of May 9, 2014 (the “Agreement”) among the Company, Parent, the Lenders party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent, governing the extension of credit under the Facility by the Lenders to and for the benefit of the Company, as described in the Agreement and the other Transaction Documents itemized on Schedule 3 attached hereto and made a part hereof (collectively, the “Transaction”). This opinion is being rendered at the request of the Company, together with Holdings, Parent and the other Guarantors (collectively, the “Loan Parties”) and is being delivered pursuant to Section 4.02(b)(i) of the Agreement.

Capitalized terms used but not defined herein have the respective meanings given to such terms in the Agreement or the Security Agreement, as defined below, as applicable.

In connection with this opinion, we have examined copies or forms of each of the Transaction Documents, each dated, unless otherwise noted, as of the date hereof.

Credit Suisse AG, as Administrative Agent and Collateral Agent, and
each Lender party to the Agreement referred to herein
(collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule 1
attached hereto and made a part hereof
May 9, 2014

We have examined the original or certified copies of those limited liability company, partnership, corporate and other records, agreements and instruments of the Loan Parties, certificates of public officials and of officers and other representatives of the Loan Parties, and such other documents and records, and those matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. The partnership agreements, limited liability company agreements, certificates or articles of incorporation or formation, by-laws, operating agreements and the other organizational documents of the Loan Parties, including those listed on Schedule 4, are sometimes referred to herein collectively as the “Organizational Documents.” As to questions of fact material to this opinion, we have, when relevant facts were not independently established by us, relied upon the representations and warranties of the Loan Parties contained in the Transaction Documents.

In making such examination, with your permission, we have assumed:

(i)	the genuineness of all signatures other than those of the Loan Parties;

(ii)
all natural persons who are signatories to the Transaction Documents have sufficient legal competency to enter into and perform their respective obligations thereunder; and the copies of all documents submitted to us are accurate and complete and conform to originals;

(iii)	that each of the parties to the Transaction Documents (other than the Loan Parties) has the power to enter into and perform each of its respective obligations thereunder;

(iv)	the due authorization, execution and delivery of each of the Transaction Documents by each of the parties thereto (other than the Loan Parties);

(v)	the accuracy of representations and warranties of the Loan Parties set forth in the Transaction Documents as to factual matters only (and not as to legal conclusions);

(vi)	the conduct of the parties to the Transaction Documents complies with any requirement of good faith, fair dealing, conscionability and commercial reasonableness;

(vii)	there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to any party.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York including, without limitation, the Uniform Commercial Code as in effect in the State of New York (the “NY-UCC”), the Limited Liability Company Act as in effect in the State of Delaware, the Revised Uniform Limited Partnership Act as in effect in the State of Delaware, the General Corporation Law as in effect in the State of Delaware, the Uniform Commercial Code as in effect in the State of Delaware (the “DE-UCC”; and the NY-UCC and the DE-UCC are hereinafter collectively referred to as the

Credit Suisse AG, as Administrative Agent and Collateral Agent, and
each Lender party to the Agreement referred to herein
(collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule 1
attached hereto and made a part hereof
May 9, 2014

“UCC”) and federal statutes of the United States (collectively, the “Subject Laws”). As to all matters regarding the existence and good standing of Loan Parties organized under the laws of the States of Arizona, California, Delaware, Florida, Hawaii, Nevada, Maryland, Missouri and Washington, we have relied upon the applicable Organizational Documents of such Loan Party. As to all matters regarding the laws of the States of Maryland, California, Arizona and Nevada, we have relied exclusively, without further investigation, upon the opinion of Ballard Spahr LLP, dated as of the date hereof, a copy of which is attached hereto as Exhibit A. As to all matters regarding the laws of the State of Florida, we have relied exclusively, without further investigation, upon the opinion of Holland & Knight, dated as of the date hereof, a copy of which is attached hereto as Exhibit B. As to all matters regarding the laws of the State of Hawaii, we have relied exclusively, without further investigation, upon the opinion of Imanaka Asato LLC, dated as of the date hereof, a copy of which is attached hereto as Exhibit C. As to all matters regarding the laws of the State of Missouri, we have relied exclusively, without further investigation, upon the opinion of Summers Compton Wells LLC, dated as of the date hereof, a copy of which is attached hereto as Exhibit D. The opinions attached as Exhibits A through D are hereinafter collectively referred to as the “Local Opinions.”

We have reviewed and have relied upon, and assume for all purposes of this opinion the completeness and accuracy of, National Corporate Research, Ltd.’s and CT Lien Solutions’s lien search reports for the Loan Parties (collectively, the “UCC Search Reports”), which were ordered by the Loan Parties. We confirm that the UCC Search Reports set forth the proper filing offices as to each Loan Party and the proper debtors (which we assume are only the Loan Parties) necessary to identify those persons who, under the applicable UCC, have on file financing statements against the searched parties covering the Collateral as of various dates through the date hereof. We confirm that the UCC Search Reports identify no Person that filed any such financing statement describing any collateral that does or could include the Collateral except as set forth in the summary of the various financing statements and secured parties attached hereto as Exhibit E (collectively, the “Filed Statements”).
Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that:
The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland. Parent is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. Each other Loan Party is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation, as delineated in Schedule 2. Each Loan Party has all necessary corporate, partnership or limited liability power and authority to execute and deliver and perform its obligations under each of the Transaction Documents to which it is a party and to perform its obligations thereunder.

Credit Suisse AG, as Administrative Agent and Collateral Agent, and
each Lender party to the Agreement referred to herein
(collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule 1
attached hereto and made a part hereof
May 9, 2014

Each Loan Party is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, to transact business as now conducted and as proposed to be conducted and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, other than jurisdictions in which the failure so to qualify would not have a Material Adverse Effect.
The execution and delivery by each Loan Party of the Transaction Documents to which it is a party, the performance by it of its obligations thereunder, the obtaining of credit thereunder, the guarantee of the Obligations and the grant of security interests pursuant to the Transaction Documents do not (a) violate the Organizational Documents of such Loan Party, (b) violate any law, rule or regulation of the United States of America, the State of New York or the respective jurisdiction of organization of each Loan Party that we, in the exercise of customary professional diligence, would reasonably recognize as being directly applicable to the Loan Parties or the Transaction, or generally applicable to transactions similar to the Transaction, or (c) to our knowledge, result in a breach of or a default under any provision of any indenture or other agreement or instrument evidencing indebtedness, or any other agreement or instrument to which such Loan Party is a party or by which any of its assets are bound.
None of the Loan Parties is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
The Transaction Documents have each been duly executed and delivered by each Loan Party that is a party thereto. Each of the Transaction Documents constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

1.
The execution and delivery by each Guarantor of the Guarantee Agreement and the performance of its obligations thereunder have been duly authorized by all corporate, partnership or limited liability company action on the part of such Guarantor and has been duly executed and delivered by such Guarantor. The Guarantee of each Guarantor constitutes valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms.

Credit Suisse AG, as Administrative Agent and Collateral Agent, and
each Lender party to the Agreement referred to herein
(collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule 1
attached hereto and made a part hereof
May 9, 2014

2.
The execution and delivery by each of the Company and each Guarantor of the Security Agreement, the performance of its obligations thereunder and the grant of security interests pursuant thereto have been duly authorized by all corporate, partnership or limited liability company action on the part of the Company and each of the Guarantors and constitutes a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors, in accordance with its terms and entitled to the benefits and security provided by the Transaction Documents. The Security Agreement, when duly executed and delivered, will create valid and (when all required filings and recordings with respect to, and deliveries of, Collateral have been made as described in the Security Agreement) perfected security interests in the Collateral (subject to the exceptions contemplated or permitted by the Agreement and the Security Agreement). Upon timely delivery to the Collateral Agent of the Pledged Securities (to the extent not previously delivered to the Collateral Agent) in the State of New York, endorsed in blank or accompanied by stock powers endorsed to the Collateral Agent or in blank, the Collateral Agent, for the benefit of the Secured Parties, will have a security interest in the Pledged Securities perfected by control of the Pledged Securities under the NY-UCC. Upon the execution and delivery of the Security Agreement the Collateral Agent will have, for the benefit of the Secured Parties, a security interest in the Pledged Securities perfected by control of such Pledged Securities under the NY-UCC.

3.
The execution and delivery by each of the Loan Parties of the Agreement and the other Transaction Documents (other than the Security Agreement and the Guarantee Agreement) to which it is a party, the performance of its obligations thereunder and the grant of security interests pursuant to such Transaction Documents have been duly authorized by all corporate, partnership or limited liability action on the part of such Loan Party. The Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

4.
Each of the Financing Statements attached hereto in Annex A to be filed with the Secretary of State for the State of Delaware is in proper form for filing with the Secretary of State for the State of Delaware. The filing of the Financing Statements in the office of the Secretary of State for the State of Delaware are the only filings necessary to perfect by filing the security interest in those items of the Collateral covered by Article 9 of the DE-UCC as described in such Financing Statement which is owned by the applicable Delaware-formed Loan Party.

Credit Suisse AG, as Administrative Agent and Collateral Agent, and
each Lender party to the Agreement referred to herein
(collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule 1
attached hereto and made a part hereof
May 9, 2014

No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by the Transaction Documents in connection with the Transaction, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained on or prior to the Closing Date or (ii) with respect to the perfection of security interests in the Collateral.
Assuming that the Company complies with the provisions of the Agreement relating to the use of proceeds of Loans under the Facility, the execution and delivery of the Agreement by the Company and Parent and the extension of credit under the Agreement and the use of the proceeds thereof will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
None of the Loan Parties is, and after giving effect to the making and borrowing of Loans under the Facility and the application of the proceeds thereof, no Loan Party shall be an “investment company” as defined in the Investment Company Act of 1940, as amended.
To our knowledge, other than as set forth in the schedules to the Transaction Documents, there are no pending actions, suits or proceedings against or affecting the Company, the Guarantors or any of their respective subsidiaries or any of their respective properties that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform their obligations under the Transaction Documents or which are otherwise material in the context of the Transaction; and no such actions, suits or proceedings are threatened or, to our knowledge, contemplated.
To our knowledge, the execution, delivery and performance of the Transaction Documents and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or, except for the Security Agreement, result in the imposition of any material lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any of their respective subsidiaries pursuant to the charter or by-laws of the Company, the Guarantors or any of their respective subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or any material agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the properties of the Company, the Guarantors or any of their respective subsidiaries is subject, or the charter or by-laws of the Company, the Guarantors or any of their respective subsidiaries.

Credit Suisse AG, as Administrative Agent and Collateral Agent, and
each Lender party to the Agreement referred to herein
(collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule 1
attached hereto and made a part hereof
May 9, 2014

To our knowledge, the Company, the Guarantors and their respective subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, except (i) as disclosed in the schedules to the Transaction Documents, (ii) as created pursuant to the Security Agreement or (iii) liens permitted under the Agreement and the Security Agreement; and, except as disclosed in the schedule to the Transaction Documents, the Company, the Guarantors and their respective subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made, or to be made, thereof by them.
All the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all of the outstanding shares of capital stock or other equity interests of the Company’s subsidiaries are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for those created pursuant to the Security Agreement and as disclosed in the schedules to the Transaction Documents.
The opinions expressed in Paragraph 5(b) are subject to the following additional qualifications:
We call your attention to the fact that the Collateral Agent’s security interest in the Collateral may be subject to the rights of account debtors in respect of the Collateral, claims and defenses of such account debtors and the terms of agreements with such account debtors.
We have assumed that none of the Collateral arises or will arise under agreements that prohibit, restrict or condition the assignment of any portion of the Collateral. We express no opinion as to the effect of any such prohibitions, restrictions or conditions on assignment contained in any account, lease, instrument, chattel paper, payment intangible, health care receivable or letter of credit right. We note that any such prohibition or restriction is subject to the provisions of Sections 9-406, 9-407, 9-408 and 9-409 of the applicable UCC.
The opinions expressed above are, in addition to any other assumptions, comments or qualification set forth in this letter, subject to the following qualifications and comments:
There may be possible limitations imposed by law (together with associated delays and costs of enforcement) upon the exercise of certain provisions of any or all of the Transaction Documents, provided that such limitations do not, in our opinion, make the remedies and provisions (taken as a whole) contained in the Transaction Documents invalid as a whole or, subject to increased costs and

Credit Suisse AG, as Administrative Agent and Collateral Agent, and
each Lender party to the Agreement referred to herein
(collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule 1
attached hereto and made a part hereof
May 9, 2014

delay that may be occasioned by such limitations, rendered inadequate for the practical realization of the material rights and benefits afforded thereby.
We express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).
In connection with our opinions expressed in Paragraph 5(b) above, the provisions of Section 552 of the Bankruptcy Code would prevent the Collateral Agent from extending its security interest to property acquired by any Loan Party after the commencement by or against such Loan Party of a case under the United States Bankruptcy Code, unless such property constitutes proceeds, products, offspring, rents or profits of property owned by such Loan Party, prior to commencement of any such case.
Continuation of the validity, perfection and priority of the Collateral Agent’s security interest in proceeds of any Collateral is limited to the extent set forth in Section 9-315 of the UCC.
Article 9 of the UCC requires the filing of continuation statements within specified periods prior to the expiration of five years from the date of the original filing in order to maintain the perfection of the filings referred to in Paragraph 5(b).
In the case of Collateral acquired by any Loan Party more than a specified period after such Loan Party changes its name, identity or corporate structure as to make UCC Financing Statements seriously misleading, the security interest will not be perfected or have priority unless new appropriate financing statements indicating the new name, identity or corporate structure of the appropriate Loan Party are properly filed before the expiration of such specified period.
Except as provided in the opinions expressed in Paragraphs 5(b), 5(d) and 11 above, no opinion is expressed as to the creation, attachment, perfection or priority of any lien or security interest or as to title to any real or personal property.
In Paragraphs 3, 9, 10, and 11 of this opinion, when we indicate that our opinion is based on our knowledge, our opinion is based solely on (x) the current actual knowledge of the attorneys currently with this Firm who have participated in our representation of the Loan Parties, and (y) the representations and warranties of the parties contained in the Transaction Documents as to factual matters and not as to legal conclusions. We have made no independent investigation as to any such factual matters (however we know of no facts which lead us to believe that such factual matters are untrue or inaccurate).
Other than as specifically set forth herein, we express no opinion with respect to federal or state taxation, antitrust, money laundering, pension or employee benefit, insurance, securities or so-called “Blue-Sky” laws.

Credit Suisse AG, as Administrative Agent and Collateral Agent, and
each Lender party to the Agreement referred to herein
(collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule 1
attached hereto and made a part hereof
May 9, 2014

This opinion has been rendered solely for your benefit and each of your respective successors and assigns, in connection with the Facility and the Transaction and may not be relied upon for any other purpose without our prior written consent, and is rendered solely as of the date hereof and no responsibility is undertaken for any future changes or development in any statutes, regulations, judicial decisions or other law.

Very truly yours,

KATTEN MUCHIN ROSENMAN LLP

SCHEDULE 1

ADDRESSEES

 Diamond Resorts International, Inc.
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

Diamond Resorts Holdings, LLC
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

Diamond Resorts Corporation
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

SCHEDULE 2

GUARANTORS

	Entity Name	Jurisdiction of Organization
PARENT GUARANTORS
	Diamond Resorts International, Inc	DE
	Diamond Resorts Holdings, LLC	NV
COMPANY’S U.S. RESTRICTED SUBSIDIARIES (other than Company’s special purpose securitization vehicles)
1.	AB Blue Acquisition, LLC	DE
2.	AHC Professionals US Majority, LLC	NV
3.	AHC Professionals US Minority, LLC	NV
4.	AKGI-St. Maarten N.V.	DE
5.	Chestnut Farms, LLC	NV
6.	Crescent One, LLC	FL
7.	Cumberland Gate, LLC	DE
8.	Diamond Resorts California Collection Development, LLC	DE
9.	Diamond Resorts Centralized Services Company	DE
10.	Diamond Resorts Citrus Share Holding, LLC	DE
11.	Diamond Resorts Coral Sands Development, LLC	DE
12.	Diamond Resorts Cypress Pointe I Development, LLC	DE
13.	Diamond Resorts Cypress Pointe II Development, LLC	DE
14.	Diamond Resorts Cypress Pointe III Development, LLC	DE
15.	Diamond Resorts Daytona Development, LLC	DE
16.	Diamond Resorts Desert Isle Development, LLC	NV
17.	Diamond Resorts Developer and Sales Holding Company	DE
18.	Diamond Resorts DPM Development, LLC	NV
19.	Diamond Resorts Epic Mortgage Holdings, LLC	DE
20.	Diamond Resorts Fall Creek Development, LLC	DE
21.	Diamond Resorts Finance Holding Company	DE
22.	Diamond Resorts Financial Services, Inc.	NV
23.	Diamond Resorts Grand Beach I Development, LLC	DE
24.	Diamond Resorts Grand Beach II Development, LLC	DE
25.	Diamond Resorts Greensprings Development, LLC	DE
26.	Diamond Resorts Hawaii Collection Development, LLC	DE
27.	Diamond Resorts Hilton Head Development, LLC	DE
28.	Diamond Resorts HK, LLC	NV
29.	Diamond Resorts International Club, Inc.	FL
30.	Diamond Resorts International Marketing, Inc.	CA
31.	Diamond Resorts International Marketing Mexico, LLC	NV
32.	Diamond Resorts International, LLC	NV
33.	Diamond Resorts Las Vegas Development, LLC	DE

	Entity Name	Jurisdiction of Organization
34.	Diamond Resorts Management & Exchange Holding Company	DE
35.	Diamond Resorts Management, Inc.	AZ
36.	Diamond Resorts MGV Development, LLC	NV
37.	Diamond Resorts Mortgage Holdings, LLC	DE
38.	Diamond Resorts Mystic Dunes Development, LLC	NV
39.	Diamond Resorts Palm Springs Development, LLC	DE
40.	Diamond Resorts Poco Diablo Development, LLC	DE
41.	Diamond Resorts Poipu Development, LLC	DE
42.	Diamond Resorts Polo Development, LLC	NV
43.	Diamond Resorts Port Royal Development, LLC	DE
44.	Diamond Resorts Powhatan Development, LLC	DE
45.	Diamond Resorts Residual Assets Development, LLC	DE
46.	Diamond Resorts Residual Assets Finance, LLC	DE
47.	Diamond Resorts Residual Assets M&E, LLC	DE
48.	Diamond Resorts Ridge on Sedona Development, LLC	DE
49.	Diamond Resorts Ridge Pointe Development, LLC	DE
50.	Diamond Resorts San Luis Bay Development, LLC	DE
51.	Diamond Resorts Santa Fe Development, LLC	DE
52.	Diamond Resorts Scottsdale Development, LLC	DE
53.	Diamond Resorts Sedona Springs Development, LLC	DE
54.	Diamond Resorts Sedona Summit Development, LLC	DE
55.	Diamond Resorts St. Croix Development, LLC	DE
56.	Diamond Resorts Steamboat Development, LLC	DE
57.	Diamond Resorts Tahoe Beach & Ski Development, LLC	DE
58.	Diamond Resorts Tahoe Seasons Development, LLC	NV
59.	Diamond Resorts Teton Club Development, LLC	NV
60.	Diamond Resorts U.S. Collection Development, LLC	DE
61.	Diamond Resorts Villa Mirage Development, LLC	DE
62.	Diamond Resorts Villas of Sedona Development, LLC	DE
63.	Diamond Resorts West Maui Development, LLC	DE
64.	DPM Acquisition, LLC	DE
65.	DPM Holdings, LLC	DE
66.	DPM RP Subsidiary, LLC	DE
67.	Florida Diamond Resorts Management, LLC	FL
68.	Foster Shores, LLC	MO
69.	Four C’s Hospitality, LLC	NV
70.	Galaxy Exchange Company	FL
71.	George Acquisition Subsidiary, Inc	NV
72.	Ginger Creek, LLC	DE
73.	Grand Escapes, LLC	DE
74.	ILX Acquisition, Inc.	DE
75.	ILX Acquisition, LLC	DE
76.	International Timeshares Marketing, LLC	DE
77.	Island One, Inc.	FL

	Entity Name	Jurisdiction of Organization
78.	Island One Development, LLC	NV
79.	Island One Resorts Management Corporation	FL
80.	Lake Tahoe Resort Partners, LLC	CA
81.	Mazatlan Development Inc.	WA
82.	MMG Development Corp.	FL
83.	Mystic Dunes, LLC	DE
84.	Mystic Dunes Myrtle Beach, LLC	DE
85.	Navigo Vacation Club, Inc.	FL
86.	Nevada HK F&B Services, LLC	NV
87.	Poipu Resort Partners, L.P.	HI
88.	Resort Management International, Inc.	CA
89.	Resorts Development International, Inc.	NV
90.	Tempus Acquisition, LLC	DE
91.	Tempus Holdings, LLC	DE
92.	Walsham Lake, LLC	MO
93.	West Maui Resort Partners, L.P.	DE

SCHEDULE 3
TRANSACTION DOCUMENTS

1.
Credit Agreement dated as of May 9, 2014, among Diamond Resorts Corporation (“Company”), Diamond Resorts International, Inc. (“Parent”), the Lenders named therein and Credit Suisse AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) and as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the Lenders.

2.	Revolving Promissory Note dated as of May 9, 2014, made by Company to JPMorgan Chase Bank, N.A.

3.	Guarantee Agreement dated as of May 9, 2014, among Company, Parent, the other Subsidiaries of Parent from time to time party thereto and the Administrative Agent.

4.	Security Agreement dated as of May 9, 2014, among Company, Parent, the other Subsidiaries of Parent from time to time party thereto and Credit Suisse AG, as Collateral Agent.

5.	Trademark Security Agreement dated as of May 9, 2014, among Company, Parent, the other Subsidiaries of Parent from time to time party thereto, and Credit Suisse AG, as Collateral Agent.

6.
the Intercompany Subordination Agreement dated as of May 9, 2014, among the Company, Parent, the other Subsidiaries of Parent from time to time party thereto, and Credit Suisse AG, as Collateral Agent for the benefit of the Secured Parties.

7.	UCC Financing Statements naming Company, Parent, and the Subsidiaries of Parent, as debtors, and Credit Suisse AG, as secured party.

SCHEDULE 4
LOAN PARTY ORGANIZATIONAL DOCUMENTS

Item No.	Loan Party	Jurisdiction of Organization
BORROWER
1.	Diamond Resorts Corporation	MD
a)Charter Documents
i.Articles of Incorporation filed 5/28/96
ii.Articles of Amendment filed 6/13/96
iii.Articles of Amendment filed 8/20/96
iv.Articles of Merger filed 8/20/96
v.Articles of Merger filed 8/20/96
vi.Articles of Merger filed 8/20/96
vii.Articles of Merger filed 8/20/96
viii.Articles of Merger filed 8/20/96
ix.Articles of Merger filed 8/20/96
x.Articles of Merger filed 8/20/96
xi.Articles of Merger filed 8/20/96
xii.Articles of Merger filed 8/20/96
xiii.Articles of Merger filed 8/20/96
xiv.Articles of Amendment filed 7/14/98
xv.Articles of Restatement filed 7/14/98
xvi.Certificate of Resolution filed 10/15/98
xvii.Articles of Amendment and Restatement filed 7/29/02
xviii.Resolution to Change Principal Office or Resident Agent filed 6/23/04
xix.Articles of Amendment filed 6/25/04
xx.Resident Agent’s Notice of Change of Address filed 9/5/06
xxi.Articles of Merger filed 4/27/07
xxii.Articles of Amendment and Restatement filed 4/27/07
xxiii.Resolution to Change Principal Office or Resident Agent filed 5/2/07
xxiv.Articles of Amendment filed 10/19/07
xxiiv. Resident Agent’s Notice of Change of Address filed 1/30/13
b)Good Standing*/Foreign Qualification
i.State of NV Certificate issued 4/10/14
ii.State of MD Certificate issued 4/10/14*
PARENT GUARANTORS
2.	Diamond Resorts Holdings, LLC	NV
a)Charter Documents
i.Articles of Incorporation filed 3/14/07
ii.Amended and Restated Articles filed 3/28/07
b)Good Standing

i.State of NV Certificate issued 4/17/14
3.	Diamond Resorts International, Inc.	DE
a)Charter Documents
i.Certification of Incorporation filed 3/14/07
ii.Amendment to Certification of Incorporation 3/28/07
iii. Amended and Restated Certification of Incorporation filed 7/23/2013
iv. Certificate of Merger filed 7/24/2013
b)Good Standing
	i.State of DE Certificate issued 4/10/14	NV
SUBSIDIARY GUARANTORS
4.	AKGI-St. Maarten N.V.	DE
a)Charter Documents
i.Certificate of Domestication issued 8/14/96
ii.Certificate of Incorporation issued 8/14/96
iii.Certificate of Change of Registered Agent and Registered Office issued 8/19/98
iv.Certificate of Change of Location of Registered Office and of Registered Agent issued 1/23/04
b)Good Standing
i.State of DE Certificate issued 4/10/14
5.	Chestnut Farms, LLC	NV
a)Charter Document
i.Articles of Organization filed 3/27/08
b)Good Standing
i.State of NV Certificate issued 4/17/14
6.	Cumberland Gate, LLC	DE
a)Charter Document
i.Certificate of Formation filed 6/4/08
b)Good Standing
i.State of DE Certificate issued 4/10/14
7.	Diamond Resorts California Collection Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/19/02
ii.Certificate of Amendment filed 10/07/03
iii.Certificate of Amendment filed 12/10/03
iv.Certificate of Amendment filed 12/15/03
v.Certificate of Amendment filed 1/23/04
vi.Certificate of Amendment filed 2/18/05
vii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualifications
i.State of DE Certificate issued 4/10/14*
ii.State of NV Certificate issued 4/10/14
iii.State of CA Certificate issued 4/10/14
8.	Diamond Resorts Centralized Services Company	DE
a)Charter Documents

i.Certificate of Incorporation filed 7/9/02
ii.Certificate of Change of Location of Registered Office and of Registered Agent filed 1/23/04
iii.Certificate of Amendment filed 10/17/07
iv.Certificate of Merger filed 12/31/09
b)Good Standing */Foreign Qualification
i.State of NV Certificate issued 4/10/14
ii.State of DE Certificate issued 4/10/14*
9.	Diamond Resorts Citrus Share Holding, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Amendment filed 10/17/07
b)Good Standing
i.State of DE Certificate issued 4/10/14
10.	Diamond Resorts Coral Sands Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment file 10/17/07
b)Good Standing
i.State of DE Certificate issued 4/10/14
11.	Diamond Resorts Cypress Pointe I Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of FL Certificate issued 4/10/14
12.	Diamond Resorts Cypress Pointe II Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of FL Certificate issued 4/10/14
13.	Diamond Resorts Cypress Pointe III Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 2/11/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing
i.State of DE Certificate issued 4/10/14

14.	Diamond Resorts Daytona Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 10/07/03
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of FL Certificate issued 4/10/14
15.	Diamond Resorts Developer and Sales Holding Company	DE
a)Charter Documents
i.Certificate of Incorporation filed 8/16/93
ii.Certificate of Merger filed 8/20/93
iii.Certificate of Amendment filed 10/12/93
iv.Certificate of Merger filed 2/07/97
v.Certificate of Amendment filed 3/18/98
vi.Certificate of Amendment filed 7/09/02
vii.Certificate of Change of Location of Registered Office and of Registered Agent filed 1/23/04
viii.Certificate of Merger filed 1/11/06
ix.Certificate of Amendment filed 10/17/07
x.Certificate of Merger filed 1/9/08
b)Good Standing*/Foreign Qualifications
i.State of IL Certificate issued
ii.State of MO Certificate issued 4/10/14
iii.State of CA Certificate issued 4/10/14
iv.State of AZ Certificate issued 4/10/14
v.State of DE Certificate issued 4/10/14*
vi.State of NV Certificate issued 4/10/14
16.	Diamond Resorts DPM Development, LLC	NV
a)Charter Document
i.Articles of Organization filed 11/16/12
b)Good Standing
i.State of NV Certificate issued 4/10/14
17.	Diamond Resorts Epic Mortgage Holdings, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 10/07/03
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Merger filed 1/04/06
v.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of NV Certificate issued 4/10/14
18.	Diamond Resorts Fall Creek Development, LLC	DE
a)Charter Documents

i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of MO Certificate issued 4/10/14
19.	Diamond Resorts Finance Holding Company	DE
a)Charter Documents
i.Certificate of Incorporation filed 7/9/02
ii.Certificate of Change of Location of Registered Office and of Registered Agent filed 1/22/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of NV Certificate issued 4/17/14
ii.State of DE Certificate issued 4/10/14*
20.	Diamond Resorts Financial Services, Inc.	NV
a)Charter Documents
i.Articles of Incorporation filed 10/26/98
ii.Certificate of Amendment filed 10/29/07
b)Good Standing
i.State of NV Certificate issued 4/10/14
21.	Diamond Resorts Grand Beach I Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Merger filed 1/11/06
iv.Certificate of Amendment 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of FL Certificate issued 4/10/14
22.	Diamond Resorts Grand Beach II Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of FL Certificate issued 4/10/14
23.	Diamond Resorts Greensprings Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Merger filed 12/04/02
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*

ii.Commonwealth of VA Certificate issued 4/10/14
24.	Diamond Resorts Hawaii Collection Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 11/12/03
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Amendment filed 6/23/04
v.Certificate of Amendment filed 7/29/04
vi.Certificate of Amendment filed 2/18/05
vii.Certificate of Amendment filed 9/09/05
viii.Certificate of Amendment filed 10/17/07
ix.Certificate of Amendment filed 11/19/09
b)Good Standing*/Foreign Qualifications
i.State of DE Certificate issued 4/10/14*
ii.State of AZ Certificate issued 4/10/14
iii.State of NV Certificate issued 4/10/14
iv.State of CA Certificate issued 4/10/14
v.State of HI Certificate issued 4/10/14
25.	Diamond Resorts Hilton Head Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 10/07/03
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of SC Certificate issued 4/11/14
26.	Diamond Resorts International Club, Inc.	FL
a)Charter Documents
i.Articles of Incorporation filed 4/17/98
ii.Articles of Amendment filed 10/19/07
b)Good Standing*/Foreign Qualifications
i.State of WV Certificate issued 4/10/14
ii.State of NV Certificate issued 4/10/14
iii.State of NE Certificate issued 4/10/14
iv.State of MO Certificate issued 4/10/14
v.State of MD Certificate issued 4/10/14
vi.State of FL Certificate issued 4/10/14*
vii.State of CA Certificate issued 7/12/13
viii.State of CO Certificate issued 4/10/14
ix.State of AR Certificate issued 4/10/14
x.Commonwealth of VA Certificate issued 4/10/14
xi.State of NC Certificate issued 4/10/14
xii.State of IL Certificate issued 4/10/14
xiii.State of HI Certificate issued 4/10/14
xiv.State of NM Certificate issued 4/10/14

xv.State of OR Certificate issued 4/10/14
xvi.State of TN Certificate issued 4/10/14
27.	Diamond Resorts International Marketing, Inc.	CA
a)Charter Documents
i.Articles of Incorporation filed 3/24/94
ii.Certificate of Amendment filed 11/2/07
b)Good Standing*/Foreign Qualifications
i.State of SC Certificate issued 4/11/14
ii.State of NH Certificate issued 4/10/14
iii.State of NM Certificate issued 4/10/14
iv.State of NV Certificate issued 4/10/14
v.Commonwealth of KY Certificate issued 4/10/14
vi.State of IL Certificate issued 7/12/13
vii.State of WI Certificate issued 4/10/14
viii.State of UT Certificate issued 4/10/14
ix.State of TX Certificate issued 4/10/14
x.State of KS Certificate issued 4/10/14
xi.State of GA Certificate issued 4/10/14
xii.State of FL Certificate issued 4/10/14
xiii.State of CO Certificate issued 4/10/14
xiv.State of CA Certificate issued 4/10/14*
xv.State of AZ Certificate issued 4/10/14
xvi.Commonwealth of VA Certificate issued 4/10/14
xvii.State of VT Certificate issued 4/10/14
xviii.State of MO Certificate issued 7/12/13
xix.Government of DC Certificate issued 4/10/14
xx.State of IN Certificate issued 4/10/14
xxi.State of NJ Certificate issued 4/10/14
xxii.State of PA Certificate issued 4/10/14
xxiii.State of TN Certificate issued 4/10/14
xxiv.State of WA Certificate issued 4/11/14
xxv.State of OK Certificate issued 4/10/14
xxvi.State of OH Certificate issued 4/10/14
28.	Diamond Resorts International Marketing Mexico, LLC	NV
a)Charter Documents
i.Articles of Organization filed 6/4/12
b)Good Standing
i.State of NV Certificate issued 4/10/14
29.	Diamond Resorts Las Vegas Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 10/07/03
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*

ii.State of NV Certificate issued 4/10/14
30.	Diamond Resorts Management & Exchange Holding Company	DE
a)Charter Documents
i.Certificate of Incorporation filed 7/16/02
ii.Certificate of Change of Location of Registered Office and of Registered Agent filed 1/23/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualifications
i.State of DE Certificate issued 4/10/14*
ii.State of NV Certificate issued 4/10/14
iii.State of MO Certificate issued 4/10/14
31.	Diamond Resorts Management, Inc.	AZ
a)Charter Documents
i.Articles of Incorporation filed 12/09/91
ii.Articles of Merger filed 4/08/99
iii.Articles of Merger filed 3/31/03
iv.Articles of Amendment 2/16/05
v.Articles of Amendment 10/23/07
b)Good Standing*/Foreign Qualifications
i.State of NM Certificate issued 4/10/14
ii.State of TN Certificate issued 4/10/14
iii.State of NV Certificate issued 4/10/14
iv.State of FL Certificate issued 4/10/14
v.State of CA Certificate issued 4/10/14
vi.State of AZ Certificate issued 4/10/14*
vii.Commonwealth of VA Certificate issued 4/10/14
viii.State of MO Certificate issued 4/10/14
ix.State of CO Certificate issued 4/10/14
32.	Diamond Resorts MGV Development, LLC	NV
a)Charter Document
i.Articles of Organization filed 11/16/12
b)Good Standing
i.State of NV Certificate issued 4/10/14
33.	Diamond Resorts Mortgage Holdings, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/09/02
ii.Certificate of Merger filed 12/05/02
iii.Certificate of Merger filed 12/05/02
iv.Certificate of Amendment filed 1/23/04
v.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of NV Certificate issued 4/17/14
34.	Diamond Resorts Mystic Dunes Development, LLC	NV
a)Charter Document
i.Articles of Organization filed 11/16/12

b)Good Standing
i.State of NV Certificate issued 4/10/14
35.	Diamond Resorts Palm Springs Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 10/07/03
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of CA Certificate issued 7/12/13
36.	Diamond Resorts Poco Diablo Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Merger filed 4/08/03
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of AZ Certificate issued 4/10/14
37.	Diamond Resorts Poipu Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment 7/10/07
iv.Certificate of Merger filed 7/11/07
v.Certificate of Amendment filed 10/17/07
b)Good Standing
i.State of DE Certificate issued 4/10/14
38.	Diamond Resorts Polo Development, LLC	NV
a)Charter Document
i.Articles of Organization filed 5/3/07
ii.Amendment to Articles of Organization filed 10/18/07
b)Good Standing
i.State of NV Certificate issued 4/10/14
39.	Diamond Resorts Port Royal Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Merger filed 12/27/02
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Amendment filed 10/17/07
b)Good Standing
i.State of DE Certificate issued 4/10/14
40.	Diamond Resorts Powhatan Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02

ii.Certificate of Merger filed 12/04/02
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.Commonwealth of VA Certificate issued 4/10/14
41.	Diamond Resorts Residual Assets Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Merger filed 12/04/02
iii.Certificate of Merger filed 12/04/02
iv.Certificate of Merger filed 12/04/02
v.Certificate of Merger filed 12/12/02
vi.Certificate of Merger filed 12/18/02
vii.Certificate of Merger filed 12/18/02
viii.Certificate of Merger filed 12/27/02
ix.Certificate of Merger filed 12/27/02
x.Certificate of Merger filed 4/09/03
xi.Certificate of Merger filed 1/23/04
xii.Certificate of Merger filed 1/06/06
xiii.Certificate of Merger filed 1/11/06
xiv.Certificate of Merger filed 9/18/06
xv.Certificate of Merger filed 12/11/06
xvi.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of NV Certificate issued 4/10/14
42.	Diamond Resorts Residual Assets Finance, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/18/02
ii.Certificate of Merger filed 3/31/03
iii.Certificate of Merger filed 3/31/03
iv.Certificate of Amendment filed 1/23/04
v.Certificate of Merger filed 1/04/06
vi.Certificate of Merger filed 1/05/06
vii.Certificate of Merger filed 1/06/06
viii.Certificate of Merger filed 9/18/06
ix.Certificate of Amendment 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of NV Certificate of Existence issued 4/10/14
43.	Diamond Resorts Residual Assets M&E, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/18/02
ii.Certificate of Merger filed 12/30/02
iii.Certificate of Amendment filed 1/22/04

iv.Certificate of Merger filed 1/11/06
v.Certificate of Amendment 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of NV Certificate issued 4/10/14
44.	Diamond Resorts Ridge on Sedona Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment 1/23/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of AZ Certificate issued 4/10/14
45.	Diamond Resorts Ridge Pointe Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Merger filed 3/19/03
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Amendment file 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of NV Certificate issued 4/10/14
46.	Diamond Resorts San Luis Bay Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of CA Certificate issued 4/10/14
47.	Diamond Resorts Santa Fe Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate of issued 4/10/14*
ii.State of NM Certificate issued 4/10/14
48.	Diamond Resorts Scottsdale Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 10/07/03
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*

ii.State of AZ Certificate issued 4/10/14
49.	Diamond Resorts Sedona Springs Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of AZ Certificate issued 4/10/14
50.	Diamond Resorts Sedona Summit Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of AZ Certificate issued 4/10/14
51.	Diamond Resorts St. Croix Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing
i.State of DE Certificate issued 4/10/14
52.	Diamond Resorts Steamboat Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of CO Certificate issued 4/10/14
53.	Diamond Resorts Tahoe Beach & Ski Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of CA Certificate issued 4/10/14
54.	Diamond Resorts Teton Club Development, LLC	NV
a)Charter Document
i.Articles of Organization filed 10/26/11
b)Good Standing
i.State of NV Certificate issued 4/10/14
55.	Diamond Resorts U.S. Collection Development, LLC	DE

a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 8/15/03
iii.Certificate of Amendment filed 1/23/04
iv.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualifications
i.State of AZ Certificate issued 4/10/14
ii.State of NV Certificate issued 4/10/14
iii.State of CO Certificate issued 4/10/14
iv.Commonwealth of KY Certificate issued 4/10/14
v.State of MO Certificate issued 4/10/14
vi.State of KS Certificate issued 4/10/14
vii.State of IL Certificate issued 4/10/14
viii.State of DE Certificate issued 4/10/14*
ix.State of TN Certificate issued 4/10/14
x.State of OR Certificate issued 4/10/14
xi.State of NH Certificate issued 4/10/14
xii.State of OH Certificate issued 4/10/14
xiii.State of NM Certificate issued 7/12/13
xiv.State of UT Certificate issued 4/10/14
xv.State of FL Certificate issued 4/10/14
xvi.Commonwealth of VA Certificate issued 4/10/14
xvii.State of CA Certificate issued 4/10/14
xviii.State of TX Certificate issued 4/10/14
xix.State of CT Certificate issued 4/10/14
xx.State of NY Certificate issued 4/09/14
56.	Diamond Resorts Villa Mirage Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of AZ Certificate issued 4/10/14
57.	Diamond Resorts Villas of Sedona Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04
iii.Certificate of Amendment filed 10/17/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of AZ Certificate issued 4/10/14
58.	Diamond Resorts West Maui Development, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Amendment filed 1/23/04

iii.Certificate of Amendment filed 5/21/04
iv.Certificate of Amendment filed 10/17/07
b)Good Standing
i.State of DE Certificate issued 4/10/14
59.	Foster Shores, LLC	MO
a)Charter Document
i.Articles of Organization filed 3/31/08
b)Good Standing
i.State of MO Certificate issued 4/10/14
60.	George Acquisition Subsidiary, Inc.	NV
a)Charter Document
i.Articles of Incorporation filed 10/15/97
b)Good Standing
i.State of NV Certificate issued 4/10/14
61.	Ginger Creek, LLC	DE
a)Charter Document
i.Certificate of Formation filed 6/4/08
b)Good Standing
i.State of DE Certificate issued 4/10/14
62.	Grand Escapes, LLC	DE
a)Charter Document
i.Certificate of Formation filed 11/15/04
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 4/10/14*
ii.State of CA Certificate issued 4/21/14
63.	International Timeshares Marketing, LLC	DE
a)Charter Documents
i.Certificate of Formation filed 7/16/02
ii.Certificate of Merger filed 12/31/02
iii.Certificate of Amendment filed 1/23/04
b)Good Standing*/Foreign Qualifications
i.State of DE Certificate issued 4/10/14*
ii.State of NV Certificate issued 4/18/14
iii.Commonwealth of VA Certificate issued 4/10/14
64.	Lake Tahoe Resort Partners, LLC	CA
a)Charter Document
i.Articles of Incorporation filed 3/1/96
b)Good Standing
i.State of CA Certificate issued 4/10/14
65.	Mazatlan Development Inc.	WA
a)Charter Documents
i.Articles of Incorporation filed 7/18/84
ii.Certificate of Administrative Dissolution filed 10/11/85
iii.Certificate of Reinstatement filed 12/09/85
iv.Articles of Amendment filed 5/16/89
b)Good Standing

i.State of WA Certificate issued 4/10/14
66.	MMG Development Corp.	FL
a)Charter Document
i.Articles of Incorporation filed 8/23/94
b)Good Standing*/Foreign Qualifications
i.State of MO Certificate issued 4/10/14
ii.State of FL Certificate issued 4/10/14*
iii.State of TN Certificate issued 4/10/14
67.	Poipu Resort Partners, L.P.	HI
a)Charter Documents
i.Certificate of Limited Partnership filed 10/27/94
ii.Certificate of Amendment filed 11/28/94
iii.Certificate of Amendment filed 1/10/95
iv.Registration of Trade Name filed 3/9/95
v.Certificate of Amendment filed 5/16/95
vi.Designation of Registered Agent 8/23/02
vii.Certificate of Amendment filed 1/28/03
viii.Statement of Change of Registered Agent filed 1/23/04
ix.Registration of Trade Name filed 7/9/04
x.Certificate of Amendment filed 9/28/05
xi.Certificate of Amendment filed 12/30/05
xii.Registration of Trade Name filed 4/19/06
xiii.Registration of Trade Name filed 8/7/06
xiv.Certificate of Amendment filed 7/24/07
b)Good Standing
i.State of HI Certificate issued 4/10/14
68.	Resort Management International, Inc.	CA
a)Charter Document
i.Articles of Incorporation filed 5/10/96
b)Good Standing*/Foreign Qualification
i.State of HI Certificate issued 4/10/14
ii.State of CA Certificate issued 4/10/14*
69.	Resorts Development International, Inc.	NV
a)Charter Document
i.Articles of Incorporation filed 11/17/82
b)Good Standing
i.State of NV Certificate issued 4/10/14
70.	Walsham Lake, LLC	MO
a)Charter Document
i.Certificate of Organization filed 3/31/08
b)Good Standing
i.State of MO Certificate issued 4/10/14
71.	West Maui Resort Partners, L.P.	DE
a)Charter Documents
i.Certificate of Limited Partnership filed 3/20/96
ii.Restated Certificate filed 1/7/97

iii.Certificate to Restore filed 8/6/97
iv.Restated Certificate filed 11/10/97
v.Certificate of Amendment filed 1/23/04
vi.Certificate of Amendment filed 7/08/04
vii.Certificate of Amendment filed 4/07/05
viii.Certificate of Amendment filed 1/25/07
b)Good Standing*/Foreign Qualification
i.State of DE Certificate issued 5/5/14*
ii.State of HI Certificate issued 4/10/14
72.	AB Blue Acquisition, LLC	DE
a)Charter Document
i.Certificate of Formation filed 8/21/12
b)Good Standing
i.State of DE Certificate issued 4/08/14
73.	DPM Holdings, LLC	DE
a)Charter Document
i.Certificate of Formation filed 3/10/11
b)Good Standing
i.State of DE Certificate issued 4/08/14
74.	DPM Acquisition, LLC	DE
a)Charter Document
i.Certificate of Formation filed 3/10/11
b)Good Standing
i.State of DE Certificate issued 4/08/14
75.	DPM RP Subsidiary, LLC	DE
a)Charter Document
i.Certificate of Formation filed 10/24/11
b)Good Standing
i.State of DE Certificate issued 4/08/14
76.	ILX Acquisition, Inc.	DE
a)Charter Document
i.Certificate of Incorporation filed 7/20/10
ii. Certificate of Amendment filed 8/26/10
iii. Certificate of Change of Registered Agent and/or Registered Office filed 8/26/2010 iv. Certificate of Amendment filed 10/21/10
b)Good Standing
i.State of DE Certificate issued 4/08/14
77.	ILX Acquisition, LLC	DE
a)Charter Document
i.Certificate of Formation filed 1/12/10
b)Good Standing
i.State of DE Certificate issued 4/08/14
78.	Tempus Holdings, LLC	DE
a)Charter Document
i.Certificate of Formation filed 11/12/10

b)Good Standing
i.State of DE Certificate issued 4/08/14
79.	Tempus Acquisition, LLC	DE
a)Charter Document
i.Certificate of Formation filed 7/09/10
b)Good Standing
i.State of DE Certificate issued 4/08/14
80.	Mystic Dunes, LLC	DE
a)Charter Document
i.Certificate of Formation filed 3/08/11
b)Good Standing
i.State of DE Certificate issued 4/08/14
81.	Mystic Dunes Myrtle Beach, LLC	DE
a)Charter Document
i.Certificate of Formation filed 3/28/11
b)Good Standing
i.State of DE Certificate issued 4/08/14
82.	Island One, Inc.	FL
a)Charter Document
i.Articles of Incorporation filed 4/21/14
b)Good Standing
i.State of FL Certificate issued
83.	Crescent One, LLC	FL
a)Charter Document
i.Articles of Organization filed
b)Good Standing
i.State of FL Certificate issued 4/21/14
84.	Island One Resorts Management Corporation	FL
a)Charter Document
i.Articles of Incorporation filed
b)Good Standing
i.State of FL Certificate issued 4/21/14
85.	Navigo Vacation Club, Inc.	FL
a)Charter Document
i.Articles of Incorporation filed
b)Good Standing
i.State of FL Certificate issued 4/21/14
86.	Galaxy Exchange Company	FL
a)Charter Document
i.Articles of Incorporation filed
b)Good Standing
i.State of FL Certificate issued 4/21/14
87.	AHC Professionals US Majority, LLC	NV
a)Charter Document
i.Articles of Incorporation filed 1/18/13

b)Good Standing
i.State of NV Certificate issued 4/28/14
88.	AHC Professionals US Minority, LLC	NV
a)Charter Document
i.Articles of Incorporation filed 1/18/13
b)Good Standing
i.State of NV Certificate issued 4/28/14
89.	Desert Resorts Desert Isle Development, LLC	NV
a)Charter Document
i.Articles of Incorporation filed 7/12/13
b)Good Standing
i.State of NV Certificate issued 4/28/14
90.	Diamond Resorts HK, LLC	NV
a)Charter Document
i.Articles of Incorporation filed 2/13/14
b)Good Standing
i.State of NV Certificate issued 4/28/14
91.	Diamond Resorts International, LLC	NV
a)Charter Document
i.Articles of Organization filed 3/28/07
b)Good Standing
i.State of NV Certificate issued 4/28/14
92.	Diamond Resorts Tahoe Seasons Development, LLC	NV
a)Charter Document
i.Articles of Incorporation filed 10/14/13
b)Good Standing
i.State of NV Certificate issued 4/28/14
93.	Four C’s Hospitality, LLC	NV
a)Charter Document
i.Articles of Incorporation filed 3/19/12
b)Good Standing
i.State of NV Certificate issued 4/28/14
94.	Island One Development, LLC	NV
a)Charter Document
i.Articles of Incorporation filed 3/4/13
b)Good Standing
i.State of NV Certificate issued 4/28/14
95.	Nevada HK F&B Services, LLC	NV
a)Charter Document
i.Articles of Organization filed 3/24/14
b)Good Standing
i.State of NV Certificate issued 4/28/14
96.	Florida Diamond Resorts Management, LLC	FL
a)Charter Document
i.Articles of Organization filed 10/29/13
b)Good Standing

i.State of FL Certificate issued 4/28/14

Exhibit A
Ballard Spahr LLP Opinion

See pages immediately following.

Exhibit B
Holland & Knight Opinion

See pages immediately following.

Exhibit C
Imanaka Asato LLC Opinion

See pages immediately following.

Exhibit D
Summers Compton Wells LLC Opinion

See pages immediately following.

Exhibit E
Lien Search Summary

Delivered under separate cover.

Annex A
Delaware Financing Statements

See pages immediately following.

EXHIBIT H-2

Exhibit H-2 - Opinion of Ballard Spahr LLP

The Parties on Attached Exhibit A

May 9, 2014

May 9, 2014

To: The Parties on the Attached Exhibit A
Re:Diamond Resorts Corporation $445,000,000.00 Senior Secured Term Loan Credit Facility and $25,000,000.00 Senior Secured Revolving Credit Facility
Ladies and Gentlemen:
We have acted as counsel to the parties listed on Schedule 1 attached hereto (collectively, the “Covered Entities”) in connection with the transactions described in that certain Credit Agreement dated as of May 9, 2014 (the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“DRI”), the Lenders named therein (the “Lenders”), Credit Suisse AG, as administrative agent and collateral agent for the Lenders (in its capacity as collateral agent, together with its successors and assigns, the “Collateral Agent” and, in its capacity as administrative agent, together with its successors and assigns, the “Administrative Agent”), and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as joint bookrunners and joint lead arrangers, relating to the $445,000,000.00 senior secured term loan credit facility and the $25,000,000.00 senior secured revolving credit facility established pursuant to the terms of, and subject to the conditions set forth in, the Credit Agreement.
All entities listed on Schedule 1 other than the Borrower are referred to herein sometimes as the “Covered Guarantor Entities.”
This opinion is being furnished to you pursuant to Section 4.02(b)(ii) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings set forth in the Credit Agreement.
In connection with this opinion, we have examined copies of each of the following documents (collectively, the “Documents”), each dated, unless otherwise noted, as of the date hereof:
(1)    The Credit Agreement;
(2)    The Security Agreement dated as of May 9, 2014, (“Security Agreement”) among DRI, the Borrower, the other Subsidiaries of DRI from time to time party thereto, and the Collateral Agent.

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May 9, 2014

(3)    The Intercompany Subordination Agreement dated as of May 9, 2014, among Borrower, the other Grantors (as defined in the Security Agreement) party thereto, and the Collateral Agent for the benefit of the Secured Parties;
(4) The Guarantee Agreement dated as of May 9, 2014, among the Borrower, DRI, the other Subsidiaries of DRI from time to time party thereto, and Administrative Agent;
(5) The Trademark Security Agreement dated as of May 9, 2014, among the Borrower, DRI, the Other Subsidiaries of DRI from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties;
(6) The Revolving Promissory Note dated as of May 9, 2014, made by the Borrower to JP Morgan Chase Bank, N.A.;
(7) The Uniform Commercial Code financing statements attached as Annex 1 hereto (collectively, the “Financing Statements”);
(8) The articles or certificates of incorporation and by-laws of each of the Covered Corporate Entities (as defined below) listed on Schedule 2 hereto, each certified by the secretary or other officer of such Covered Corporate Entity;
(9) The articles or certificates of formation and operating or limited liability company agreements of the Covered LLC Entities (as defined below) listed on Schedule 2 hereto, each certified by the secretary or other officer of such Covered LLC Entity;
(10)    The good standing certificates issued as of a recent date by the Secretary of State, or similar governmental entity having the power to issue such certificates, of the jurisdiction in which each Covered Entity has been incorporated or formed; and
(11)    The Officer’s Certificate of the applicable officers of the Covered Entities (the “Officer’s Certificate”).
The documents listed above in paragraphs (1) through (7) are hereinafter collectively referred to as the “Transaction Documents.” The articles or certificates of organization or incorporation, the operating agreements or limited liability company agreements and by-laws of the Covered Entities described above in items (8) and (9) above and listed on Schedule 2 attached hereto are referred to herein collectively as the “Organizational Documents.” The good standing certificates described above in item (10) above and listed on Schedule 2 are referred to herein collectively as the “Good Standing Certificates.”
We have examined certificates of public officials and such other documents and records and those matters of law as we have deemed appropriate as a basis for the opinions hereinafter expressed. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.
As to questions of fact material to this opinion, we have, when relevant facts were not independently established by us, relied upon the representations and warranties of the Covered Entities contained in the Documents.
The terms “AZ Corporate Entity,” “CA Corporate Entities,” “CA LLC Entities,” “MD Corporate Entity,” “NV Corporate Entities,” and “NV LLC Entities” are designated in Schedule 2 hereto. The

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The Parties on Attached Exhibit A

May 9, 2014

AZ Corporate Entity, the CA Corporate Entities, the MD Corporate Entity and the NV Corporate Entities are collectively referred to herein as the “Covered Corporate Entities.” The CA LLC Entities and the NV LLC Entities are collectively referred to herein as the “Covered LLC Entities.”
Our opinions are expressly limited to:
the laws of the State Arizona under the Arizona Business Corporation Act (Title 10, Chapters 1 through 17 of the Arizona Revised Statutes) (the “AZ Corporation Act”) in the case of the AZ Corporate Entity;
(i)the laws of the State of California under the General Corporation Law (Corporations Code §100 et seq.) (the “CA GCL”) in the case of the CA Corporate Entities, and the laws of the State of California under the Beverly-Killea Limited Liability Company Act (Corporations Code §17000 et seq.) (the “CA LLC Act”) in the case of the CA LLC Entities;
(ii)the laws of the State of Maryland under the Maryland General Corporation Law (Titles 1 through 3, inclusive, of the Corporations and Associations Article of the Annotated Code of Maryland (the “MD Corporate Act”) in the case of the MD Corporate Entity;
(iii)the laws of the State of Nevada under the Nevada Revised Statutes, Chapter 78, Private Corporations (the “NV Corporate Code”) in the case of the NV Corporate Entities, the laws of the State of Nevada under the Nevada Revised Statutes, Chapter 86, Limited-Liability Companies (the “NV LLC Statutes”) in the case of the NV LLC Entities; and
(iv)(i) the Uniform Commercial Code as in effect in the State of Arizona (the “Arizona UCC”), (ii) the Uniform Commercial Code as in effect in the State of California (the “California UCC”), (iii) the Uniform Commercial Code as in effect in the State of Maryland pursuant to Title 1 through Title 9 of the Commercial Law Article of the Annotated Code of Maryland (the “Maryland UCC”), and (iv) the Uniform Commercial Code as in effect in the State of Nevada (the “Nevada UCC”), but solely as to the perfection requirements of the Uniform Commercial Code in such states.
(v)
The Applicable Laws (as defined below) under the AZ Corporation Act, the CA GCL, the CA LLC Act, the MD Corporate Act, the NV Corporate Code, the NV LLC Statutes, the Arizona UCC, the California UCC, the Maryland UCC and the Nevada UCC are collectively referred to herein as the “Covered Laws.” As used herein, the term “Applicable Laws” means all present statutes, rules or regulations which in our experience are normally applicable both to entities that are not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Documents.
The Security Agreement provides that all references to the Uniform Commercial Code shall mean the New York UCC. In addition, the Transaction Documents purport to be governed by the laws of the State of New York. Notwithstanding the choice of law in the Transaction Documents, (1) our opinion in paragraph 8 is given as if the Arizona UCC, the California UCC, the Maryland UCC and the Nevada UCC govern the Security Agreement and Arizona Financing Statements, the Security Agreement and California Financing Statements, the Security Agreement and Maryland Financing Statement and the Security Agreement and Nevada Financing Statements, respectively, and (2) all other opinions herein are provided under the Covered Laws only. Further, we assume that the result of the application of New York law as specified in the Transaction Documents will not be contrary to a fundamental policy of the law of any other state with which the parties may have material or relevant contact in connection with the

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May 9, 2014

transaction contemplated by the Transaction Documents, and as to which there is a materially greater interest in determining an issue of the choice of law.
In making such examination, with your permission, we have assumed:

(vi)	the genuineness of all signatures other than those of representatives of the Covered Entities;

(vii)	that all natural persons who are signatories to the Documents have sufficient legal competency to enter into and perform their respective obligations thereunder;

(viii)
that the copies of all documents (including without limitation drafts of the Transaction Documents) submitted to us are accurate and complete and conform exactly to the final executed originals of all such documents;

(ix)
that each of the parties to the Transaction Documents (other than the Borrower and the Covered Guarantor Entities) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such party is organized, and has the power and authority to enter into and perform each of its respective obligations thereunder;

(x)	the due execution and delivery of each of the Transaction Documents by each of the parties thereto (other than the Borrower and the Covered Guarantor Entities);

(xi)	the due authorization of each of the Transaction Documents by each of the parties thereto other than the Borrower and the Covered Guarantor Entities;

(xii)
that the execution, delivery and performance of the Transaction Documents by each of the parties to the Transaction Documents (other than the Borrower and the Covered Guarantor Entities) will not violate the Organizational Documents of such entity;

(xiii)
the accuracy of representations and warranties of the Borrower and the Covered Guarantor Entities set forth in the Transaction Documents as to factual matters only (and not as to legal conclusions); and that the conduct of the parties to the Transaction Documents complies with any requirement of good faith, fair dealing, conscionability and commercial reasonableness;

(xiv)	that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to any party;

(xv)
that (i) each of the Secured Parties (as defined below) has given adequate value for the liens and security interests granted by the Borrower and the Covered Guarantor Entities under the Transaction Documents, (ii) the security interests granted by the Borrower and the Covered Guarantor Entities under the Transaction Documents have been properly created, (iii) each of the debtors named in the Financing Statements owns the collateral described in such Financing Statements, has good title to such collateral, such collateral exists and each such debtor has, or has the power to transfer, rights within the meaning of the Applicable UCC (as defined below) in such collateral, (iv) the descriptions of the collateral in, or attached as schedules to, the Financing Statements, sufficiently describe the collateral intended to be covered by the Financing Statements, (v) each debtor named

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May 9, 2014

in the Financing Statements is organized solely under the state of its organization as set forth on Schedule 1 attached hereto, as the case may be, (vi) the MD Corporate Entity is not a “transmitting utility” as defined in Section 9-102 of the Maryland UCC, (vii) the Financing Statements will be duly and properly filed in the applicable Filing Office, and (viii) the Financing Statements accurately state the correct name of the Secured Party and the correct address of the Secured Party from which information concerning the security interest to be perfected thereby may be obtained; and

(xvi)	the NV Corporate Entities and NV LLC Entities do not engage in the business of gaming, liquor, financial institutions, public utilities, insurance or cemeteries.

Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that:
1.Based solely on the applicable Organizational Documents and the respective Good Standing Certificates, each of the AZ Corporate Entity, the CA Corporate Entities, the MD Corporate Entity and the NV Corporate Entities is duly incorporated and validly existing as a corporation and in good standing under the laws of the States of Arizona, California, Maryland, and Nevada, respectively, with full power to own its existing properties and conduct its business pursuant to its respective Organizational Documents as identified on Schedule 2.

2.Based solely on the applicable Organizational Documents and the respective Good Standing Certificates, each of the CA LLC Entities and the NV LLC Entities is a limited liability company duly formed, validly existing and in good standing under the laws of the States of California and Nevada, respectively, with full power to own its existing properties and conduct its business pursuant to its respective Organizational Documents as identified on Schedule 2.
3.Each of the Borrower and each Covered Guarantor Entity has all necessary corporate or limited liability company (as applicable) power and authority to execute and deliver and perform its respective obligations under each of the Transaction Documents to which it is a party.

4.Based solely on the respective Good Standing Certificates, each Covered Entity is duly qualified as a foreign corporation or foreign limited liability company, as applicable, to transact business and is in good standing in the jurisdictions set forth on Schedule 3 next to each Covered Entity.

5.The execution and delivery by each of the Borrower and each Covered Guarantor Entity of the Transaction Documents to which it is a party have been duly authorized by all requisite corporate or limited liability company (as applicable) action on the part of the Borrower and each Covered Guarantor Entity.

6.The execution and delivery by each of the Borrower and each Covered Guarantor Entity of the Transaction Documents to which it is a party do not, as of the date hereof: (a) violate the applicable Organizational Documents of the Borrower or such Covered Guarantor Entity, (b) to our knowledge, violate any Covered Law that we have, in the exercise of customary professional diligence, recognized as being directly applicable to the Borrower or such Covered Guarantor Entity or the transactions contemplated by the Transaction Documents, or (c) violate any judgment, order or decree of any Arizona, California, Maryland or Nevada court or regulatory authority known to us and applicable by name to the Covered Entities.

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May 9, 2014

7.To our knowledge, no consent or approval of, or notice to or filing with, any state regulatory authority is required by the Borrower or any Covered Guarantor Entity under the Covered Laws to which the Borrower or such Covered Guarantor Entity is subject to in connection with the execution and delivery by the Borrower or such Covered Guarantor Entity of the Transaction Documents to which it is a party other than (i) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a Material Adverse Effect (as defined in the Credit Agreement) or (ii) such registrations, filings or approvals that may be required in order to perfect or record security interests granted under the Security Agreement.
8.Each Financing Statement attached hereto in Annex 1 is in proper form for filing in the applicable Filing Office (as defined in the Applicable UCC) in the State of Arizona, the State of California, the State of Maryland and the State of Nevada, as applicable.

For purposes of the opinions given in this paragraph 8, “Secured Parties” shall mean collectively the secured parties named in the Financing Statements. The “Arizona Financing Statement” shall mean the financing statement attached hereto in Annex 1 naming the AZ Corporate Entity as debtor. The “California Financing Statements” shall mean the financing statements attached hereto in Annex 1 naming the CA Corporate Entities and the CA LLC Entities as debtor. The “Maryland Financing Statement” shall mean the financing statement attached hereto in Annex 1 naming the MD Corporate Entity as debtor. The “Nevada Financing Statements” shall mean the financing statements attached hereto in Annex 1 naming the NV Corporate Entities and the NV LLC Entities as debtor. “Financing Statements” shall mean collectively, the Arizona Financing Statement, the California Financing Statements, the Maryland Financing Statement and the Nevada Financing Statements. The term “Applicable UCC” shall mean (i) the Arizona UCC for the Security Agreement and the AZ Financing Statement, (ii) the California UCC for the Security Agreement and the California Financing Statements, (iii) the Maryland UCC for the Security Agreement and the Maryland Financing Statement and (iv) the Nevada UCC for the Security Agreement and the Nevada Financing Statements.
(a)    Upon the filing and acceptance of the Arizona Financing Statement with the Arizona Secretary of State, the security interest in the collateral described in the Security Agreement in which a security interest may be created under Article 9 of the Arizona UCC and perfected by the filing of a financing statement under Article 9 of the Arizona UCC will be perfected;
(b)    Upon the filing and acceptance of the California Financing Statements with the California Secretary of State, the security interest in the collateral described in the Security Agreement in which a security interest may be created under Division 9 of the California UCC and perfected by the filing of a financing statement under Division 9 of the California UCC will be perfected;
(c)    Upon the filing of the Maryland Financing Statement with the Maryland State Department of Assessments and Taxation, the security interest in the collateral described in the Security Agreement in which a security interest may be created under Article 9 of the Maryland UCC and perfected by the filing of a financing statement under Article 9 of the Maryland UCC will be perfected; and
(d)    Upon the filing and acceptance of the Nevada Financing Statements with the Nevada Secretary of State, the security interest in the collateral described in the Security Agreement in which a security interest may be created under Article 9 of the Nevada UCC and perfected by the filing of a financing statement under Article 9 of the Nevada UCC will be perfected.

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May 9, 2014

The opinions given above in this paragraph 8 with respect to the perfection of security interests under the Security Agreement are subject to the following exceptions:

(1)
in the case of property as to which the security interest attaches after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

(2)	the Secured Parties’ security interest will terminate upon a disposition authorized by the Secured Parties as to such disposed property;

(3)
in the case of any interest in or claim in or under any policy of insurance, the Secured Parties’ security interest is limited to proceeds payable to the each of the debtors named therein and not to any other party named as loss payee under such policies;

(4)	continued perfection of any security interest in proceeds is subject to Section 9-315 of the Applicable UCC;

(5)
in the case of any collateral consisting of goods, the Secured Parties’ security interest is subject to the rights of buyers of the goods under Section 9-320 of the Applicable UCC and the rights of lessees of the goods under Section 9-321 of the Applicable UCC;

(6)
in the case of any collateral consisting of general intangibles, the Secured Parties’ security interest is subject to the rights of licensees in the ordinary course of business under Section 9-321 of the Applicable UCC; and

(7)
the continued perfection of the security interests perfected by the filing of the Financing Statements will depend upon the filing of periodic continuation statements relating to the Financing Statements in accordance with the Applicable UCC, and may depend upon (x) the continued formation of the Borrower and each Covered Guarantor Entity in its applicable state of formation, and (y) the continuation of the Borrower’s and each Covered Guarantor Entity’s present name.

The foregoing opinions are subject to the following exceptions, limitations and qualifications:
(a)Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally; general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)We express no opinion as to the validity of any provision of the Transaction Documents which (i) permits the Secured Parties to increase the rate of interest or to collect a late charge in the event of delinquency or default to the extent deemed to be penalties or forfeitures; (ii) purports to grant the Secured Parties a power‑of‑attorney; (iii) purports to entitle the Secured Parties to take

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possession of any collateral in any manner other than peaceably and by reason of the peaceable surrender of such possession by the applicable party or by reason of appropriate judicial proceedings; (iv) purports to require that waivers must be in writing to the extent that an oral agreement or implied agreement by trade practice or course of conduct modifying provisions of the Transaction Documents has been made; (v) purports to be a waiver of the right to a jury trial, a waiver of any right to object to jurisdiction or venue, a waiver of any right to claim damages or to service of process or a waiver of any other rights or benefits bestowed by operation of law or the waiver of which is limited by applicable law; (vi) purports to be a waiver of the obligations of good faith, fair dealing, diligence, mitigation of damages or commercial reasonableness; (vii) purports to exculpate any party from its own negligent acts or limit any party from certain liabilities; (viii) purports to entitle the Secured Parties to the appointment of a receiver as a matter of right; (ix) purports to require the payment of attorneys’ fees to the extent such fees exceed reasonable attorneys’ fees or exceed amount permitted under Applicable Laws; or (x) purports to authorize the Secured Parties to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by the Secured Parties to or for the account of any party or which purports to provide that any purchaser of a participation from the Secured Parties may exercise setoff or similar rights with respect to such participation.

(c)We express no opinion as to the application or requirements of federal or state securities, patent, trademark, copyright, antitrust and unfair competition, pension or employee benefit, labor, environmental, health and safety, tax or bankruptcy laws.

(d)Except as set forth in our opinion paragraph 8 above, we express no opinion as to the attachment, creation, perfection or priority of any security interests. We express no opinion with respect to any collateral of a type described in Section 9-501(a)(1) of the Applicable UCC, or represented by a certificate of title, or any collateral consisting of consumer loans. Our opinion in paragraph 8 is limited to Article 9 or Division 9 (as applicable) of the Applicable UCC.

(e)We express no opinion as to the enforceability of any Transaction Document or any provision thereof.

(f)We express no opinion as to any laws other than the Covered Laws.
The word “knowledge” as used in this opinion means the personal, current and actual consciousness of lawyers of this firm who have actively participated in the rendering of this opinion letter only, without inquiry or investigation, and shall not imply that anyone else’s knowledge is imputed to such individuals. Without limiting the generality of the foregoing, we have not examined any of our clients’ files, we have not examined any of our files relating to matters other than the transaction contemplated by the Transaction Documents, we have not made any special inquiry of our client, and we have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.
This opinion is being furnished by us to you in connection with the transactions described herein and is solely for the benefit of the Administrative Agent, the Collateral Agent, Lenders and each of the permitted successors and assigns of each of the foregoing and Katten Muchin Rosenman LLP. Except as otherwise expressly consented to by us in writing, this opinion may not be relied upon by any other person or for any other purpose.

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May 9, 2014

This opinion (other than portions related to the AZ Corporate Entity and the Covered Laws of the State of Arizona) shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law as published in 53 Business Lawyer 831 (May 1998).
Those portions of the opinion related to the AZ Corporate Entity and the Covered Laws of Arizona shall be interpreted in accordance with the First Amended and Restated Report of the State Bar of Arizona Business Law Section Committee on Rendering Legal Opinions in Business Transaction dated October 20, 2004.
Very truly yours,

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Exhibit A
Addressees of the Opinion
Credit Suisse AG, as Administrative Agent and Collateral Agent, and each Lender party to the Credit Agreement referred to herein
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010

Diamond Resorts International, Inc.
10600 West Charleston Boulevard
Las Vegas, Nevada 89135

Diamond Resorts Holdings, LLC
10600 West Charleston Boulevard
Las Vegas, Nevada 89135

Diamond Resorts Corporation
10600 West Charleston Boulevard
Las Vegas, Nevada 89135

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661

Exhibit A-1

SCHEDULE 1
Covered Entities
(AZ, CA, MD and NV)

Entity Name	Jurisdiction of Organization
Diamond Resorts Management, Inc. (f/k/a RPM Management, Inc.)	AZ
Diamond Resorts International Marketing, Inc. (f/k/a Resort Marketing International, Inc.)	CA
Lake Tahoe Resort Partners, LLC	CA
Resort Management International, Inc.	CA
Diamond Resorts Corporation	MD
AHC Professionals US Majority, LLC	NV
AHC Professionals US Minority, LLC	NV
Chestnut Farms, LLC	NV
Diamond Resorts Desert Isle Development, LLC	NV
Diamond Resorts DPM Development LLC	NV
Diamond Resorts Financial Services, Inc.	NV
Diamond Resorts HK, LLC	NV
Diamond Resorts Holdings, LLC	NV
Diamond Resorts International, LLC	NV
Diamond Resorts International Marketing Mexico, LLC	NV
Diamond Resorts MGV Development LLC	NV
Diamond Resorts Mystic Dunes Development, LLC	NV
Diamond Resorts Polo Development, LLC	NV
Diamond Resorts Tahoe Seasons Development, LLC	NV
Diamond Resorts Teton Club Development, LLC	NV
Four C's Hospitality, LLC	NV
George Acquisition Subsidiary, Inc.	NV
Island One Development, LLC	NV
Nevada HK F&B Services, LLC	NV
Resorts Development International, Inc.	NV

SCHEDULE 2
Organizational Documents and Good Standing Certificates
of
Covered Entities

AZ Corporate Entity
A.	Diamond Resorts Management, Inc. (f/k/a Sunterra Resort Management, Inc.; f/k/a RPM Management, Inc.)
Organizational Documents
1.	Bylaws of RPM Management, Inc., dated January 15, 1992
2.	Articles of Incorporation of RPM Management, Inc., dated November 26, 1991
3.	Articles of Merger of Vacation Travel Club, Inc. into RPM Management, Inc., dated April 15, 1999
4.	Articles of Merger of Resort Management International, Inc. into RPM Management, Inc., executed March 31, 2003
5.	Articles of Amendment dated February 16, 2005, changing the name of RPM Management, Inc. to Sunterra Resort Management, Inc.
6.	Articles of Amendment dated October 18, 2007, changing the name of Sunterra Resort Management, Inc. to Diamond Resorts Management, Inc.

Good Standing (and Foreign Qualification) Certificates
7.	Certificate of Good Standing issued by the Corporation Commission of the State of Arizona on April 10, 2014
8.	Certificate of Status issued by the Secretary of State of the State of California on April 10, 2014
9.	Certificate of Good Standing issued by the Secretary of State of the State of Colorado on April 10, 2014
10.	Certificate of Good Standing issued by the Department of State of the State of Florida on April 10, 2014
11.	Certificate of Good Standing issued by Secretary of State of the State of Missouri on April 10, 2014
12.	Certificate of Existence With Status in Good Standing issued by the Secretary of State of the State of Nevada on April 10, 2014
13.	Certificate of Good Standing and Compliance issued by the Secretary of State of the State of New Mexico on April 10, 2014
14.	Certificate of Existence/Authorization issued by the Secretary of State of the State of Tennessee on April 10, 2014
15.	Certificate of Good Standing issued by State Corporation Commission of the Commonwealth of Virginia on April 10, 2014

CA Corporate Entities
B.	Diamond Resorts International Marketing, Inc. (f/k/a Resort Marketing International, Inc.)
Organizational Documents
1.	Articles of Incorporation filed on March 24, 1994 and Certificate of Amendment filed November 2, 2007, both certified by CA Secretary of State on April 16, 2014
2.	Bylaws effective as of March 24, 1994, as amended by Amendment dated January 1, 2000

Good Standing (and Foreign Qualification) Certificates
3.	Certificate of Good Standing issued by the Corporation Commission of the State of Arizona on April 10, 2014
4.	Certificate of Status issued by California Secretary of State on April 10, 2014
5.	Certificate of Good Standing issued by the Secretary of State of Colorado on April 10, 2014
6.	Certificate of Good Standing issued by the Department of Consumer and Regulatory Affairs Corporations Division of the District of Columbia on April 10, 2014
7.	Certificate of Good Standing issued by the Department of State of the State of Florida on April 10, 2014
8.	Certificate of Existence issued by the Secretary of State of Georgia on April 10, 2014
9.	Certificate of Good Standing issued by the Secretary of State of Illinois on April 10, 2014
10.	Certificate of Authorization issued by the Secretary of State of Indiana on April 10, 2014
11.	Certificate of Good Standing issued by the Secretary of State of Kansas on April 10, 2014
12.	Certificate of Authorization issued by the Secretary of State of the Commonwealth of Kentucky on April 10, 2014
14.	Certificate of Existence With Status in Good Standing issued by the Secretary of State of Nevada on April 10, 2014
15.	Certificate of Good Standing issued by the Secretary of State of New Hampshire on April 10, 2014
16.	Certificate of Good Standing issued by the Department of the Treasury Division of Revenue and Enterprise Services of the State of New Jersey on April 10, 2014
17.	Certificate of Good Standing and Compliance issued by the Secretary of State of New Mexico on April 10, 2014
18.	Certificate of Good Standing issued by the Secretary of State of Ohio on April 10, 2014
19.	Certificate of Good Standing issued by the Secretary of State of Oklahoma on April 10, 2014
20.	Subsistence Certificate issued by the Department of State of the Commonwealth of Pennsylvania on April 10, 2014
21.	Certificate of Authorization issued by the Secretary of State of South Carolina on April 11, 2014
22.	Certificate of Existence/Authorization issued by the Secretary of State of Tennessee on April 10, 2014
23.	Certificate of Fact issued by the Secretary of State of Texas on April 10, 2014
24.	Certificate of Existence issued by the Utah Department of Commerce on April 10, 2014
25.	Certificate of Good Standing issued by the Secretary of State of Vermont on April 10, 2014
26.	Certificate of Good Standing issued by the State Corporation Commission of the Commonwealth of Virginia on April 10, 2014
27.	Certificate of Existence/Authorization issued by the Secretary of State of Washington on April 11, 2014
28.	Certificate of Good Standing issued by the Department of Financial Institutions Division of Corporate & Consumer Services of the State of Wisconsin on April 10, 2014

C.	Resort Management International, Inc.
Organizational Documents
1.	Articles of Incorporation filed May 10, 1996 and certified by the CA Secretary of State on April 16, 2014

2.	Bylaws adopted as of March 1, 1996, as amended by Amendment dated November 6, 2001

Good Standing (and Foreign Qualification) Certificates
3.	Certificate of Status issued by CA Secretary of State on April 10, 2014
4.	Certificate of Good Standing issues by the Department of Commerce and Consumer Affairs of the State of Hawaii on April 10, 2014

CA LLC Entity
D.	Lake Tahoe Resort Partners, LLC
Organizational Documents
1.	Articles of Organization filed on March 1, 1996 and certified by the CA Secretary of State on April 12, 2014
2.	Operating Agreement dated March 1, 1996, as amended by Amendment dated April 30, 1996 and Second Amendment dated June 25, 2007

Good Standing Certificate
3.	Certificate of Status issued by the CA Secretary of State on April 10, 2014

Item No.	MD Corporate Entity
E.	Diamond Resorts Corporation (f/k/a Sunterra Corporation, f/k/a Signature Resorts, Inc., f/k/a KGK Resorts, Inc.)
Organizational Documents
1.	Articles of Incorporation of KGK Resorts, Inc. filed with the Maryland State Department of Assessments and Taxation (“SDAT”) on May 28, 1996
2.	Articles of Amendment of KGK Resorts, Inc. (changing its name to Signature Resorts, Inc.) filed with SDAT on June 13, 1996
3.	Articles of Amendment of Signature Resorts, Inc. filed with SDAT on August 20, 1996
4.	Articles of Merger of Argosy Branson, Inc. into Signature Resorts, Inc. filed with SDAT on August 20, 1996
5.	Articles of Merger of AKGI San Luis, Inc. into Signature Resorts, Inc. filed with SDAT on August 20, 1996
6.	Articles of Merger of Resort Telephone & Cable of Orlando, Inc. into Signature Resorts, Inc. filed with SDAT on August 20, 1996
7.	Articles of Merger of Argosy Investments, Inc. into Signature Resorts, Inc. filed with SDAT on August 20, 1996
8.	Articles of Merger of Argosy Poipu, Inc. into Signature Resorts, Inc. filed with SDAT on August 20, 1996
9.	Articles of Merger of Argosy/Koar Group, Inc. into Signature Resorts, Inc. filed with SDAT on August 20, 1996
10.	Articles of Merger of Vacation Ownership Marketing, Inc. into Signature Resorts, Inc. filed with SDAT on August 20, 1996
11.	Articles of Merger of Vacation Resort Marketing of Missouri, Inc. into Signature Resorts, Inc. filed with SDAT on August 20, 1996
12.	Articles of Merger of KGK San Luis, Inc. into Signature Resorts, Inc. filed with SDAT on August 20, 1996
13.	Articles of Merger of Argosy Group, Inc. into Signature Resorts, Inc. filed with SDAT on August 20, 1996
14.	Articles of Amendment of Signature Resorts, Inc. (changing its name to Sunterra Corporation) filed with SDAT on July 14, 1998
15.	Articles of Restatement of Sunterra Corporation filed with SDAT on July 14, 1998
16.	Certificate of Resolution of All Directors of Sunterra Corporation filed with SDAT on October 15, 1998
17.	Articles of Amendment and Restatement of Sunterra Corporation filed with SDAT on July 29, 2002
18.	Resolution to Change Principal Office or Resident Agent filed with SDAT on January 23, 2004
19.	Articles of Amendment of Sunterra Corporation filed with SDAT on June 25, 2004

20.	Resident Agent’s Notice of Change of Address filed with SDAT on September 7, 2006
21.	Articles of Merger of DRS Acquisition Corp. with and into Sunterra Corporation filed with SDAT on April 27, 2007
22.	Articles of Amendment and Restatement of Sunterra Corporation filed with SDAT on April 27, 2007
23.	Resolution to Change Principal Office or Resident Agent filed with SDAT on May 2, 2007
24.	Articles of Amendment of Sunterra Corporation (changing its name to Diamond Resorts Corporation) filed with SDAT on October 18, 2007
25.	Amended and Restated Bylaws of Sunterra Corporation adopted on July 25, 2002
26.	Second Amended and Restated Bylaws of Diamond Resorts Corporation adopted July 17, 2013
27.	Unanimous Written Consent of the Board of Directors of Sunterra Corporation (authorizing an amendment to the Amended and Restated Bylaws) effective October 20, 2003
28.	Joint Written Consent of the Sole Shareholder and Sole Director of Diamond Resorts Corporation (authorizing Second Amended and Restated Bylaws) effective May 25, 2011
29.	Second Amendment to the Amended and Restated Bylaws of Sunterra Corporation adopted on December 23, 2004
30.	Third Amendment to the Amended and Restated Bylaws of Sunterra Corporation adopted on March 9, 2007
31.	Resident Agent’s Notice of Change of Address filed with SDAT on May 2, 2007
32.	Resident Agent’s Notice of Change of Address filed with SDAT on January 30, 2013
33.	Resident Agent’s Notice of Change of Address filed with SDAT on February 4, 2013

Good Standing (and Foreign Qualification) Certificates
34.	Certificate of Good Standing issued by Maryland SDAT on April 10, 2014
35.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 10, 2014

Item No.	NV Corporate Entities
F.	Diamond Resorts Financial Services, Inc. (f/k/a Sunterra Financial Services, Inc.)
Organizational Documents
1.	Articles of Incorporation filed on October 26, 1998 and Certificate of Amendment filed on October 29, 2007, both filed with the NV Secretary of State
2.	Bylaws with no adoption date

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 10, 2014

G.	George Acquisition Subsidiary, Inc.
Organizational Documents
1.	Articles of Incorporation filed on October 15 1997 with the NV Secretary of State
2.	Bylaws adopted as of October 15, 1997

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 10, 2014

H.	Resorts Development International, Inc.
Organizational Documents
1.	Articles of Incorporation filed on November 17, 1982 with the NV Secretary of State
2.	Bylaws with no adoption date executed by Kirk Nairne, Hartley Richardson and Les Cahan

Good Standing Certificate

3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 10, 2014

NV LLC Entities
I.	AHC Professionals US Majority, LLC
Organizational Documents
1.	Articles of Organization filed on January 18, 2013 with the NV Secretary of State
2.	Limited Liability Company Agreement executed 2013

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 28, 2014

J.	AHC Professionals US Minority, LLC
Organizational Documents
1.	Articles of Organization filed on January 18, 2013 with the NV Secretary of State
2.	Limited Liability Company Agreement dated as of April 1, 2013

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 28, 2014

K.	Chestnut Farms, LLC
Organizational Documents
1.	Articles of Organization filed on March 27, 2008 with the NV Secretary of State
2.	Limited Liability Company Agreement dated as of March 27, 2008

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 17, 2014

L.	Diamond Resorts Desert Isle Development, LLC
Organizational Documents
1.	Articles of Organization filed on July 12, 2013 with the NV Secretary of State
2.	Limited Liability Company Agreement dated as of April 1, 2013

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 28, 2014

M.	Diamond Resorts DPM Development LLC
Organizational Documents
1.	Articles of Organization filed on November 16, 2012 with the NV Secretary of State
2.	Limited Liability Company Agreement dated as of July 16, 2013

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 10, 2014

N.	Diamond Resorts HK, LLC
Organizational Documents
1.	Articles of Organization filed on February 13, 2014 with the NV Secretary of State
2.	Limited Liability Company Agreement dated as of April 2, 2013

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 28, 2014

O.	Diamond Resorts Holdings, LLC
Organizational Documents

1.	Articles of Organization filed on March 14, 2007 and Certificate to Accompany Restated Articles filed on March 28, 2007, both filed with the NV Secretary of State
2.	Operating Agreement effective as of April 26, 2007

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 17, 2014

P.	Diamond Resorts International Marketing Mexico, LLC
Organizational Documents
1.	Articles of Organization filed on June 4, 2012 with the NV Secretary of State
2.	Limited Liability Company Agreement dated as of July 16, 2013

3.	Good Standing Certificate
Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 10, 2014

Q.	Diamond Resorts International, LLC
Organizational Documents
1.	Articles of Organization filed on March 28, 2007 with the NV Secretary of State
2.	Limited Liability Company Agreement dated as of April 1, 2013

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 28, 2014

R.	Diamond Resorts MGV Development LLC
Organizational Documents
1.	Articles of Organization filed on November 16, 2012 with the NV Secretary of State
2.	Limited Liability Company Agreement dated as of July 16, 2013

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 10, 2014

S.	Diamond Resorts Mystic Dunes Development, LLC
Organizational Documents
1.	Articles of Organization filed on November 16, 2012 with the NV Secretary of State
2.	Limited Liability Company Agreement dated as of July 16, 2013

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 10, 2014

T.	Diamond Resorts Polo Development, LLC (f/k/a Polo Sunterra Development, LLC)
Organizational Documents
1.	Articles of Organization filed on May 3, 2007 and Amendment to Articles of Organization filed on October 18, 2007, both filed with the NV Secretary of State
2.	Operating Agreement adopted as of May 31, 2007

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 10, 2014

U.	Diamond Resorts Tahoe Seasons Development, LLC
Organizational Documents
1.	Articles of Organization filed on October 14, 2013 with the NV Secretary of State
2.	Limited Liability Company Agreement dated as of January 1, 2014

Good Standing Certificate

3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 28, 2014

V.	Diamond Resorts Teton Club Development, LLC
Organizational Documents
1.	Articles of Organization filed on October 26, 2011 with the NV Secretary of State
2.	Limited Liability Company Agreement dated as of July 16, 2013

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 10, 2014

W.	Four C’s Hospitality, LLC
Organizational Documents
1.	Articles of Organization filed on March 19, 2012 with the NV Secretary of State
2.	Limited Liability Company Agreement dated as of April 1, 2013

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 28, 2014

X.	Island One Development, LLC
Organizational Documents
1.	Articles of Organization filed on March 4, 2013 with the NV Secretary of State
2.	Limited Liability Company Agreement dated as of April 1, 2013

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 28, 2014

Y.	Nevada HK F&B Services, LLC
Organizational Documents
1.	Articles of Organization filed on March 24, 2014 with the NV Secretary of State
2.	Limited Liability Company Agreement executed on April 29, 2014

Good Standing Certificate
3.	Certificate of Existence With Status in Good Standing issued by the NV Secretary of State on April 28, 2014

SCHEDULE 3
Foreign Qualification Jurisdictions

Entity	Foreign Jurisdictions Where Entity is Qualified to Transact Business
Arizona Entity
Diamond Resorts Management, Inc. (f/k/a RPM Management, Inc.)	California Virginia Florida Missouri New Mexico Nevada Tennessee Colorado
California Entities
Diamond Resorts International Marketing, Inc. (f/k/a Resort Marketing International, Inc.
Arizona
Colorado
District of Columbia
Florida
Georgia
Illinois
Indiana
Kansas
Kentucky
Nevada
New Hampshire
New Jersey
New Mexico
Ohio
Oklahoma
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Wisconsin

Lake Tahoe Resort Partners, LLC	None

Resort Management International, Inc.	Hawaii
Maryland Entity
Diamond Resorts Corporation	Nevada
Nevada Entities
None

ANNEX 1
Financing Statements
[To be Attached]

EXHIBIT H-3

Exhibit H-3 - Opinion of Holland & Knight

PRELIMINARY DRAFT -
Subject to Opinions
Committee review and
approval (5/7/14)

May 9, 2014

Each of the Parties listed on attached Exhibit "A"

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661

Re:	Diamond Resorts Corporation $25,000,000 Senior Secured Revolving Credit Facility and $445,000,00 Senior Secured Term Loan Credit Facility (collectively, the "Facility ")

Ladies and Gentlemen:

We have acted as special Florida counsel to Diamond Resorts International Club, Inc., a Florida corporation ("DRIC"); MMG Development Corp., a Florida corporation ("MMG"), Crescent One, LLC, a Florida limited liability company, Island One, Inc., a Florida corporation, Island One Resorts Management Corporation, a Florida corporation, Galaxy Exchange Company, a Florida corporation, Florida Diamond Resorts Management, LLC, a Florida limited liability company, and Navigo Vacation Club, Inc., a Florida corporation (collectively the "Loan Parties" and individually, a "Loan Party"), in connection with the Facility and the transactions (collectively, the “Transaction”) described in that certain Credit Agreement dated as of May 9, 2014 (the "Agreement"), by and among Diamond Resorts Corporation ("DRC"), Diamond Resorts International, Inc. ("Resorts"), the lenders, from time to time party thereto (the "Lenders") and Credit Suisse; as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Agreement.

This opinion is being furnished to you pursuant to Section 4.02(b) of the Agreement.

In rendering this Opinion, we have examined the originals or certified, conformed or reproduced copies of the following documents:

1.	the Agreement;

2.
Form of UCC-1 Financing Statements (the "Financing Statements") to show each Loan Party, respectively, as debtor, to be filed with the Florida Secretary of State's Secured Transaction Registry (copies attached as Exhibit "B");

3.	the Security Agreement dated May 9, 2014 by and among DRC, Resorts, and Credit Suisse AG, as Collateral Agent;

4.	the Guarantee Agreement dated May 9, 2014 by and among DRC, Resorts, Subsidiaries of

Holdings, and Credit Suisse AG, as Administrative Agent;

5.	the Trademark Security Agreement, dated May 9, 2014, by and among DRC, Holdings, Subsidiary Guarantors, and Credit Suisse, as Collateral Agent;

6.
the Intercompany Subordination Agreement, dated as of May 9, 2014, by and among the Subordinated Creditors (as defined therein), each Obligor (as defined therein) and Credit Suisse AG, as Administrative Agent and Collateral Agent; and

7.	the Officer's Certificate of DRC, dated May 9, 2014 and executed by David F. Palmer, as President and Chief Executive Officer (the "Officer's Certificate")

The documents listed above in items 1 through 6 are collectively referred to herein as the "Documents".

We have examined and relied upon, without investigation or inquiry, a copy of the Officer's Certificate and copies of those corporate resolutions and other records of the Loan Parties attached thereto, certificates of public officials and those matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. The certificates of incorporation or formation, by-laws and other organizational documents of the Loan Parties identified in exhibits to the Officer's Certificate are sometimes referred to herein collectively as the “Organizational Documents.” As to questions of fact material to this opinion, we have, when relevant facts were not independently established by us, relied upon the representations and warranties of the Loan Parties contained in the Documents.

For purposes of this Opinion, we have assumed (a) the capacity of all natural persons, the genuineness of all signatures, the due authorization (other than by the Loan Parties), execution, and delivery by the parties thereto of all Documents referenced herein, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies, (b) that the Loan Parties have obtained all required licenses and permits to operate their respective businesses, and that all such licenses and permits are in full force and effect, (c) that the Organizational Documents are correct and complete, have not been further amended, and are in full force and effect as of the date hereof, (d) that descriptions of collateral in the Financing Statements (and any schedules thereto) are accurate and sufficiently describe the property intended to be covered thereby, (e) the proper filing and indexing of the Financing Statements in the Secured Transaction Registry of the Florida Secretary of State, and (f) that all representations and warranties of the Loan Parties set forth in the Documents are true and correct in all material respects as of the date hereof.

Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that:

1.
Each of the Loan Parties is validly existing and in good standing as a corporation or limited liability company under the laws of the State of Florida. Based solely on the certificates attached hereto as Schedule "1", DRIC is qualified to transact business as a foreign corporation in the states of Arkansas, Colorado, Illinois, Maryland, Missouri, N

ebraska, Nevada, New Mexico, North Carolina, Oregon, Tennessee, Hawaii, Virginia and West Virginia. Based solely on the certificates attached hereto as Schedule "2", MMG is qualified to transact business as a foreign corporation in the states of Missouri and Tennessee. Each Loan Party has (i) all necessary corporate or limited liability company, as applicable, power and authority to execute and deliver and perform its obligations under each of the Documents to which it is a party and to perform its obligations thereunder, (ii) full corporate or limited liability company, as applicable, power to own, lease, and operate its property and transact its business, and (iii) authorized the execution, delivery and performance of the Documents to which it is a party by all necessary corporate or limited liability company, as applicable, action. Each of the Documents to which any Loan Party is a party constitutes the valid and binding obligation of such Loan Party.

2.
The execution and delivery by each Loan Party of the Documents to which it is a party, the performance by it of its obligations thereunder and the grant by it of security interests pursuant to the Documents do not violate (a) the Organizational Documents of such Loan Party, (b)  any law, rule or regulation of the State of Florida that we, in the exercise of customary professional diligence, would reasonably recognize as being directly applicable to such Loan Party or the Transaction, or generally applicable to transactions similar to the Transaction, or (c) to our actual knowledge, without inquiry or investigation, any judgment, order or decree of any Florida court that is binding upon such Loan Party.

3.
Each Financing Statement attached hereto in Exhibit "B" is in proper form for filing in Florida. Assuming the debtor has effectively granted a security interest to the secured party, upon the proper filing of the Financing Statements with the Secretary of the State of Florida, a security interest in that Collateral in which a security interest may be perfected by the filing of a financing statement with the Secretary of the State of Florida under the Florida UCC will be perfected. The filing of the Financing Statements in the office of the Secretary of the State of Florida are the only filings necessary to perfect by filing the security interest in those items of the Collateral covered by Article 9 of the Florida UCC as described in such Financing Statements which is owned by the Loan Party.

4.
To our actual knowledge, without inquiry or investigation, no consent, authorization, or approval of, or notice to, with, or by any Federal or Florida governmental or regulatory body by or on behalf of the Loan Parties is required to make valid and legally binding the execution and delivery by each of the Loan Parties of the Documents to which it is respectively a party and the performance of its respective obligations thereunder. We note that the Financing Statements will need to be filed with the Secretary of State of the State of Florida in connection with the perfection of security interests granted pursuant to the Transaction Documents.

This Opinion is subject to the following limitations, qualifications, exceptions, confirmations and exclusions:

1.
We express no opinion as to the effect of, or compliance with, any laws, rules, regulations or policies (collectively referred to herein as “Regulatory Matters”) related to (i) taxation, (ii) land use, (iii) zoning, (iv) the environment, (v) health and safety (e.g., OSHA), (vi)

building codes, (vii) human disabilities, (viii) transportation, (ix) communication, (x) banking, (xi) securities, including state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments, (xii) Federal Reserve Board margin regulations, (xiii) labor matters, or pension and employee benefits (e.g., ERISA), (xiv) antitrust and unfair competition, (xv) filing and notice requirements (e.g., Hart-Scott-Rodino and Exon-Florio), other than requirements applicable to charter-related documents such as a certificate of merger, (xvi) compliance with fiduciary duty requirements, (xvii) statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions, (xviii) fraudulent transfers and fraudulent conveyances, (xix) patent, copyright and trademark, and other intellectual property matters, (xx) racketeering laws and regulations (e.g. RICO) and (xxi) national security and local emergency.

2.	Nothing herein shall be deemed an opinion as to whether the Loan Parties have all necessary licenses, permits and approvals to conduct their respective businesses.

3.
Any reference herein to our "knowledge” (or similar reference) means to the actual knowledge of attorneys of this firm who have devoted substantive attention to this Opinion and the Transaction and not the knowledge of employees of this firm or the knowledge of other partners who may have represented any of the clients identified herein or their affiliates in any matters other than the Transaction. Further, the knowledge of the attorneys of this firm who have devoted substantive attention to this Opinion and the Transaction does not include constructive notice of matters or information contained in any public records not otherwise specifically identified herein.

This opinion has been rendered solely for your benefit and each of your respective successors and assigns, in connection with the Facility and the Transaction and may not be relied upon for any other purpose without our prior written consent, and is rendered solely as of the date hereof and no responsibility is undertaken for any future changes or development in any statutes, regulations, judicial decisions or other law.

Very truly yours,

HOLLAND & KNIGHT LLP

EXHIBIT "A"

Addresses of the Opinion

Credit Suisse AG, as Administrative Agent and Collateral Agent, and each Lender party to the Agreement referred to herein c/o Credit Suisse AG Eleven Madison Avenue New York, New York 10010
Diamond Resorts Holdings, LLC 10600 W. Charleston Blvd. Las Vegas, Nevada 89135
Diamond Resorts International, Inc. 10600 W. Charleston Blvd. Las Vegas, Nevada 89135
Diamond Resorts Corporation 10600 W. Charleston Boulevard Las Vegas, Nevada 89135

Schedule I

State of Florida
Department of State

I certify from the records of this office that DIAMOND RESORTS INTERNATIONAL CLUB, INC. is a corporation organized under the laws of the State of Florida, filed on April 17, 1998.

The document number of this corporation is P98000035449.

I further certify that said corporation has paid all fees due this office through December 31, 2013, that its most recent annual report/uniform business report was filed on April 30, 2013, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capital, this the Tenth day of April, 2014

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Ken Detzner

Secretary of State

Authentication ID: CU6628169069

To authenticate this certificate,visit the following site,enter this ID, and then follow the instructions displayed.

https://efile.sunbiz.org/certauthver.html

Arkansas Secretary of State
Mark Martin

State Capitol Building ♦ Little Rock, Arkansas 72201-1094 ♦ 501-682-3409

Certificate of Good Standing

I, Mark Martin, Secretary of State of the State of Arkansas, and as such, keeper of the records of domestic and foreign corporations, do hereby certify that the records of this office show

DIAMOND RESORTS INTERNATIONAL CLUB, INC.

formed under the laws of the state of Florida, and authorized to transact business in the State of Arkansas as a Foreign For Profit Corporation, was granted a Application for Certificate of Authority by this office January 22, 1999.

Our records reflect that said entity, having complied with all statutory requirements in the State of Arkansas, is qualified to transact business in this State.

In Testimony Whereof, I have hereunto set my hand and affixed my official Seal. Done at my office in the City of Little Rock, this 10th day of April 2014.

Mark Martin

Mark Martin
Secretary of State

Online Certificate Authorization Code: 8dd36c0b1e6d7aa

To verify the Authorization Code, visit sos.arkansas.gov

CERTIFICATE

I, Scott Gessler, as the Secretary of State of the State of Colorado, hereby certify that, according to the records of this office,

Diamond Resorts International Club, Inc.

is an entity formed or registered under the law of **Florida** has complied with all applicable requirements of this office, and is in good standing with this office. This entity has been assigned entity identification number 20021311490.

This certificate reflects facts established or disclosed by documents delivered to this office on paper through 04/07/2014 that have been posted, and by documents delivered to this office electronically through 04/10/2014 @ 08:09:10.

I have affixed hereto the Great Seal of the State of Colorado and duly generated, executed, authenticated, issued, delivered and communicated this official certificate at Denver, Colorado on 04/10/2014 @ 08:09:10 pursuant to and in accordance with applicable law. This certificate is assigned Confirmation Number 8818349.

Secretary of State of the State of Colorado

End of Certificate

Notice: A certificate issued electronically from the Colorado Secretary of State's Web site is fully and immediately valid and effective. However, as an option, the issuance and validity of a certificate obtained electronically may be established by visiting the Certificate Confirmation Page of the Secretary of State's Web site, http://www.sos.state.co.us/biz/CertificateSearchCriteria.do entering the certificate's confirmation number displayed on the certificate, and following the instructions displayed. Confirming the issuance of a certificate is merely optional and is not necessary to the valid and effective issuance of a certificate. For more information, visit our Web site, http://www.sos.state.co.us/ click Business Center and select "Frequently Asked Questions."

CERT_GS_F Revised 08/20/2008

File Number 5820-785-3

STATE OF ILLINOIS
OFFICE OF THE SECRETARY OF STATE

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that

DIAMOND RESORTS INTERNATIONAL MARKETING, INC., INCORPORATED IN CALIFORNIA AND LICENSED TO TRANSACT BUSINESS IN THIS STATE ON FEBRUARY 24, 1995, APPEARS TO HAVE COMPLIED WITH ALL THE PROVISIONS OF THE BUSINESS CORPORATION ACT OF THIS STATE RELATING TO THE PAYMENT OF FRANCHISE TAXES, AND AS OF THIS DATE, IS A FOREIGN CORPORATION IN GOOD STANDING AND AUTHORIZED TO TRANSACT BUSINESS IN THE STATE OF ILLINOIS.

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this* 10TH *day of* APRIL *A.D.* 2014 .

SEAL OF THE STATE OF ILLINOIS AUG. 26TH 1818

Authentication # 1410000918

Authenticate at: http://www.cyberdriveillinois.com

[signature] Jesse White

SECRETARY OF STATE

STATE OF MARYLAND

Department of Assessments and Taxation

I, PAUL B. ANDERSON OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, DO HEREBY CERTIFY THAT THE DEPARTMENT, BY LAWS OF THE STATE, IS THE CUSTODIAN OF THE RECORDS OF THIS STATE RELATING TO THE FORFEITURE OR SUSPENSION OF CORPORATE CHARTERS, OR THE RIGHTS OF CORPORATIONS TO TRANSACT BUSINESS IN THIS STATE AND THAT I AM THE PROPER OFFICER TO EXECUTE THIS CERTIFICATE.

I FURTHER CERTIFY THAT DIAMOND RESORTS INTERNATIONAL CLUB, INC., QUALIFIED FEBRUARY 11, 1999, IS A CORPORATION DULY INCORPORATED AND EXISTING UNDER AND BY VIRTUE OF THE LAWS OF THE STATE OF FLORIDA AND THE CORPORATION HAS FILED ALL ANNUAL REPORTS REQUIRED, HAS NO OUTSTANDING LATE FILING PENALTIES ON THOSE REPORTS, AND HAS A RESIDENT AGENT. THEREFORE, THE CORPORATION IS AT THE TIME OF THIS CERTIFICATE IN GOOD STANDING WITH THIS DEPARTMENT AND DULY AUTHORIZED TO EXERCISE ALL THE POWERS RECITED IN ITS CHARTER OR CERTIFICATE OF INCORPORATION, AND TO TRANSACT INTERSTATE, INTRASTATE AND FOREIGN BUSINESS IN MARYLAND.

IN WITNESS WHEREOF, I HAVE HEREUNTO SUBSCRIBED MY SIGNATURE AND AFFIXED THE SEAL OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND AT BALTIMORE ON THIS APRIL 10, 2014.

Paul B. Anderson
Charter Division

301 West Preston Street, Baltimore, Maryland 21201
Telephone Balto. Metro (410) 767-1340 / Outside Balto. Metro (888) 246-5941
MRS (Maryland Relay Service) (800) 735-2258 TT/Voice
Fax (410) 333-7097

crblnk R8811637

STATE OF MISSOURI

Jason Kander
Secretary of State

CORPORATION DIVISION

CERTIFICATE OF GOOD STANDING

I, JASON KANDER, Secretary of the State of Missouri, do hereby certify that the records in my office and in my care and custody reveal that

DIAMOND RESORTS INTERNATIONAL CLUB, INC.

using in Missouri the name

DIAMOND RESORTS INTERNATIONAL CLUB, INC.
F00464546

a FLORIDA entity was created under the laws of this State on the 8th day of January, 1999, and is in good standing, having fully complied with all requirements of this office.

IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 10th day of April, 2014

Jason Kander

Secretary of State

Certification Number: 16030303-1 Reference:
Verify this certificate online at https://www.sos.mo.gov/businessentity/soskb/verify.asp

STATE OF NEBRASKA

United States of America, } ss.
State of Nebraska }

Secretary of State
State Capitol
Lincoln, Nebraska

I, John A. Gale, Secretary of State of the State of Nebraska, do hereby certify that

DIAMOND RESORTS INTERNATIONAL CLUB, INC.,

a(n) Florida Corporation was authorized to transact business in Nebraska on January 8, 1999.

I further certify that no occupation taxes assessed are unpaid and no occupation taxes are delinquent; and said corporation is authorized to transact business in Nebraska as of the date of this certificate.

This certificate is not to be construed as an endorsement, recommendation, or notice of approval of the entity's financial condition or business activities and practices.

In Testimony Whereof,

GREAT SEAL OF THE STATE OF NEBRASKA
EQUALITY BEFORE THE LAW
MARCH 1ST 1867

I have hereunto set my hand and affixed the Great Seal of the State of Nebraska on this date of

April 10, 2014

Secretary of State

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF EXISTENCE
WITH STATUS IN GOOD STANDING

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporation soles, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, **DIAMOND RESORTS INTERNATIONAL CLUB, INC.**, as a corporation duly organized under the laws of Florida and existing under and by virtue of the laws of the State of Nevada since January 5, 1999, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 10, 2014.

ROSS MILLER
Secretary of State

Electronic Certificate
Certificate Number: C20140410-0472
You may verify this electronic certificate online at **http://www.nvsos.gov/**

OFFICE OF THE SECRETARY OF STATE

NEW MEXICO

Certificate of Good Standing and Compliance

IT IS HEREBY CERTIFIED THAT:

DIAMOND RESORTS INTERNATIONAL CLUB, INC.

4013652

A corporation organized under the laws of Florida is duly authorized to transact business in New Mexico, as a Foreign Profit Corporation, under the

Business Corporation Act - (53-17-1 To 53-17-20 NMSA 1978)

having filed its Application on March 14, 2008 and Certificate Of Authority issued as of said date.

It is further certified that the fees due the Office of the Secretary of State which have been assessed against the above named entity, have been paid to date and is in corporate good standing and duly authorized to transact business as its corporate existence has not been revoked in New Mexico. This certificate is not to be construed as an endorsement, recommendation, or notice of approval of the entities financial condition or business activities and practices.

This good standing status expires on March 15, 2015

Certificate issued on **April 10, 2014**

In testimony whereof, the Office of the Secretary of State has caused this certificate to be signed on this day in the city of Santa Fe, and the seal of said office to be affixed hereto.

GREAT SEAL OF THE STATE OF NEW MEXICO · 1912 · CRESCIT EUNDO

Dianna J. Duran

Dianna J. Duran
Secretary of State

NORTH CAROLINA
Department of the Secretary of State

CERTIFICATE OF AUTHORIZATION

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify that

DIAMOND RESORTS INTERNATIONAL CLUB, INC.

a corporation organized under the laws of Florida was authorized to transact business in the State of North Carolina by issuance of a certificate of authority on the 15th day of January, 1999.

I FURTHER certify that the said corporation's certificate of authority is not suspended for failure to comply with the Revenue Act of the State of North Carolina, that the said corporation's certificate of authority is not revoked for failure to comply with the provisions of the North Carolina Business Corporation Act; that its most recent annual report required by G S 55-16-22 has been delivered to the Secretary of State; and that a certificate of withdrawal has not been issued in the name of the said corporation as of the date of this certificate.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 10th day of April, 2014

Scan to verify online

Elaine F. Marshall

Secretary of State

Certification# 95364952-1 Reference# 11961226- Page 1 of 1
Verify this certificate online at www.secretary.state.nc.us/verification

CERTIFICATE

State of Oregon

OFFICE OF THE SECRETARY OF STATE
Corporation Division

I, KATE BROWN, Secretary of State of Oregon, and Custodian of the Seal of said State, do hereby certify:

A Business Corporation
incorporated under the laws of
Florida
was authorized to transact business in Oregon
as
DIAMOND RESORTS INTERNATIONAL CLUB, INC.
on
January 4, 1999.

I further certify that
DIAMOND RESORTS INTERNATIONAL CLUB, INC.
is active on the records of the Corporation Division as of the date of this certificate.

STATE OF OREGON
1859

In Testimony Whereof, I have hereunto set my hand and affixed hereto the Seal of the State of Oregon.

KATE BROWN, Secretary of State

April 10, 2014

Come visit us on the internet at http://www.filinginoregon.com
FAX (503) 378-4381

1301

STATE OF TENNESSEE
Tre Hargett, Secretary of State
Division of Business Services
William R. Snodgrass Tower
312 Rosa L. Parks AVE, 6th FL
Nashville, TN 37243-1102

NRAI CORPORATE
2390 E CAMELBACK ROAD
PHOENIX, AZ 85016

April 10, 2014

Request Type: Certificate of Existence/Authorization
Request #: 0125415

Issuance Date: 04/10/2014
Copies Requested: 1

Document Receipt

Receipt # : 1460893	Filing Fee:	$22.25
Payment-Credit Card - State Payment Center - CC #: 155540652		$22.25

Regarding: **DIAMOND RESORTS INTERNATIONAL CLUB, INC.**

Filing Type:	Corporation For-Profit - Foreign	Control # :	364543
Formation/Qualification Date:	01/21/1999	Date Formed:	04/17/1998
Status:	Active	Formation Locale:	FLORIDA
Duration Term:	Perpetual	Inactive Date:	

CERTIFICATE OF AUTHORIZATION

I, Tre Hargett, Secretary of State of the State of Tennessee, do hereby certify that effective as of the issuance date noted above

DIAMOND RESORTS INTERNATIONAL CLUB, INC.

* a Corporation formed in the jurisdiction set forth above, is authorized to transact business in this State;

* has paid all fees, taxes and penalties owed to this State (as reflected in the records of the Secretary of State and the Department of Revenue) which affect the existence/authorization of the business;

* has filed the most recent corporation annual report required with this office;

* has appointed a registered agent and registered office in this State;

* has not filed an Application for Certificate of Withdrawal.

Tre Hargett
Secretary of State

Processed By: Cert Web User

Verification #: 006813222

Phone 615-741-6488 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

Department of Commerce and Consumer Affairs

CERTIFICATE OF GOOD STANDING

I, the undersigned Director of Commerce and Consumer Affairs of the State of Hawaii do hereby certify that

DIAMOND RESORTS INTERNATIONAL CLUB INC

incorporated under the laws of Florida

was duly registered to do business in Hawaii as a foreign corporation on 01/06/1999 , and that as far as the records of this Department reveal has complied with all of the provisions of the Hawaii Business Corporation Act, regulating foreign profit corporations

IN WITNESS WHEREOF I have hereunto set my hand and affixed the seal of the Department of Commerce and Consumer Affairs at Honolulu, Hawaii

Dated April 10, 2014

Director of Commerce and Consumer Affairs

To check the authenticity of this certificate please visit http //hbe ehawaii gov/documents/authenticate html
Authentication Code 210731-COGS_PDF-19770F1

Commonwealth of Virginia

State Corporation Commission

CERTIFICATE OF GOOD STANDING

I Certify the Following from the Records of the Commission:

That Diamond Resorts International Club, Inc., a corporation incorporated under the law of Florida, is authorized to transact business in the Commonwealth of Virginia;

That it obtained a certificate of authority to transact business in Virginia from the Commission on February 19, 1999; and

That the corporation is in good standing in the Commonwealth of Virginia as of the date set forth below.

Nothing more is hereby certified.

STATE CORPORATION COMMISSION VIRGINIA SIC SEMPER TYRANNIS 1903

Signed and Sealed at Richmond on this Date:

April 10, 2014

Joel H. Peck

Joel H. Peck, Clerk of the Commission

CISECOM

Document Control Number: 1404105393

State of West Virginia

Certificate

I, Natalie E. Tennant, Secretary of State of the State of West Virginia, hereby certify that

DIAMOND RESORTS INTERNATIONAL CLUB, INC.

a corporation formed under the laws of Florida filed an application to be registered as a foreign corporation authorizing it to transact business in West Virginia. The application was found to conform to law and a "Certificate of Authority" was issued by the West Virginia Secretary of State on January 28, 1999.

I further certify that the corporation has not been revoked by the State of West Virginia nor has a Certificate of Withdrawal been issued to the corporation by the West Virginia Secretary of State.

Accordingly, I hereby issue this

CERTIFICATE OF AUTHORIZATION

Validation ID:0WV36_DRC6H

Given under my hand and the Great Seal of the State of West Virginia on this day of April 10, 2014

[signature]

Secretary of State

Notice: A certificate issued electronically from the West Virginia Secretary of State's Web site is fully and immediately valid and effective. However, as an option, the issuance and validity of a certificate obtained electronically may be established by visiting the Certificate Validation Page of the Secretary of State's Web site: https://apps.wv.gov/sos/businessentitysearch/validate.aspx entering the validation ID displayed on the certificate, and following the instructions displayed. Confirming the issuance of a certificate is merely optional and is not necessary to the valid and effective issuance of a certificate.

State of Florida
Department of State

I certify from the records of this office that MMG DEVELOPMENT CORP. is a corporation organized under the laws of the State of Florida, filed on August 23, 1994.

The document number of this corporation is P94000061945.

I further certify that said corporation has paid all fees due this office through December 31, 2013, that its most recent annual report/uniform business report was filed on April 26, 2013, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capital, this the Tenth day of April, 2014

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Secretary of State

Authentication ID: CU3572338676

To authenticate this certificate,visit the following site,enter this ID, and then follow the instructions displayed.

https://efile.sunbiz.org/certauthver.html

STATE OF MISSOURI

Jason Kander
Secretary of State

CORPORATION DIVISION

CERTIFICATE OF GOOD STANDING

I, JASON KANDER, Secretary of the State of Missouri, do hereby certify that the records in my office and in my care and custody reveal that

MMG DEVELOPMENT CORP.

using in Missouri the name

MMG DEVELOPMENT CORP.
F00518538

a FLORIDA entity was created under the laws of this State on the 26th day of February, 2003, and is in good standing, having fully complied with all requirements of this office

IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 10th day of April, 2014

Secretary of State

Certification Number 16030308-1 Reference
Verify this certificate online at https www sos mo gov businessentity soskb verify asp

STATE OF TENNESSEE
Tre Hargett, Secretary of State
Division of Business Services
William R. Snodgrass Tower
312 Rosa L. Parks AVE, 6th FL
Nashville, TN 37243-1102

NRAI CORPORATE
2390 E CAMELBACK ROAD
PHOENIX, AZ 85016

April 10, 2014

Request Type: Certificate of Existence/Authorization
Request #: 0125422

Issuance Date: 04/10/2014
Copies Requested: 1

Document Receipt

Receipt # : 1460990		Filing Fee:	$22.25
Payment-Credit Card - State Payment Center - CC #: 155541152			$22.25

Regarding:	**MMG DEVELOPMENT CORPORATION**		
Filing Type:	Corporation For-Profit - Foreign	Control # :	285586
Formation/Qualification Date:	10/26/1994	Date Formed:	08/23/1994
Status:	Active	Formation Locale:	FLORIDA
Duration Term:	Perpetual	Inactive Date:	

CERTIFICATE OF AUTHORIZATION

I, Tre Hargett, Secretary of State of the State of Tennessee, do hereby certify that effective as of the issuance date noted above

MMG DEVELOPMENT CORPORATION

* a Corporation formed in the jurisdiction set forth above, is authorized to transact business in this State;

* has paid all fees, taxes and penalties owed to this State (as reflected in the records of the Secretary of State and the Department of Revenue) which affect the existence/authorization of the business;

* has filed the most recent corporation annual report required with this office;

* has appointed a registered agent and registered office in this State;

* has not filed an Application for Certificate of Withdrawal.

Tre Hargett
Tre Hargett
Secretary of State

Processed By: Cert Web User

Verification #: 006813727

Phone 615-741-6488 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

EXHIBIT H-4

Exhibit H-4 - Opinion of Imanaka & Asato LLLC

1

May 9, 2014

Credit Suisse AG, as Administrative Agent
and Collateral Agent, and each Lender party to the Credit Agreement referred to below (collectively, the “Lenders”)
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010
and each of the addressees on Schedule 1
attached hereto and made a part hereof

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661

Re:	Diamond Resorts Corporation $25,000,000 Senior Secured Revolving Credit Facility and $445,000,000 Senior Secured Term Loan Credit Facility (collectively the “Facility”)

Ladies and Gentlemen:
We have acted as special counsel to Poipu Resort Partners, L.P., a Hawaii limited partnership (the “Company”), in connection with the Credit Agreement, dated May 9, 2014 (the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation, as “Borrower,” Diamond Resorts International, Inc., a Delaware corporation, as “Holdings,” the Lenders, the Administrative Agent and the Collateral Agent governing the extension of credit under the Facility by the Lenders to and for the benefit of the Borrower as described in the Credit Agreement and the other Transaction Documents (as defined below).
This opinion letter (“Opinion”) is being furnished to you pursuant to Section 4.02(b) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings set forth in the Credit Agreement.
In connection with this Opinion, we have examined the following documents:
A.the Revolving Promissory Note dated as of May 9, 2014, made by Borrower in favor of JPMorgan Chase Bank, N.A.;

B.	the Credit Agreement;
C.the Guarantee Agreement dated as of May 9, 2014, among the Borrower, Holdings, each Subsidiary Guarantor (including the Company) and Administrative Agent (“Guarantee Agreement”);

2

D.the Security Agreement, dated as of May 9, 2014, among the Borrower, Holdings, each Subsidiary Guarantor (including the Company) and the Collateral Agent (the “Security Agreement”);
E.the Intercompany Subordination Agreement dated as of May 9, 2014, among the Borrower, Holdings, the other Guarantors (including the Company) party thereto, and the Collateral Agent for the benefit of the Secured Parties;
F.the Trademark Security Agreement dated as of May 9, 2014, among the Borrower, Holdings, each Subsidiary Guarantor (including the Company) and the Collateral Agent;
G.the UCC financing statement for the Company attached in Annex A hereto and incorporated herein by reference (the “Financing Statement”);
H.the Amended and Restated Agreement of Limited Partnership of the Company dated December 30, 2005 (the “Partnership Agreement”), and the Certificate of Limited Partnership filed on October 27, 1994 at the State of Hawaii Department of Commerce and Consumer Affairs, Business Registration Division, as amended (“Certificate of Limited Partnership”);
I.the Certificate of the Company ( the “Certificate”) certifying that the Partnership Agreement is true, correct and complete and is in full force and effect on the date of the Certificate as well as other matters necessary to permit the issuance of the opinion contained herein; and
J.such other records, agreements, certificates and documents that we have deemed necessary as a basis for the opinions expressed herein.
The documents itemized in Sections A. through G. above are collectively referred to herein as the “Transaction Documents.”
In making such examination, with your permission, we have assumed the following:

a.	the genuineness of all signatures;

b.    that all natural persons who are signatories to the Transaction Documents have sufficient legal competency to enter into and perform their respective obligations thereunder; and the copies of all documents submitted to us are accurate and complete and conform to originals;

c.    that each of the parties to the Transaction Documents (other than the Company) has the power to enter into and perform each of its respective obligations thereunder;

d.    the due authorization, execution and delivery of each of the Transaction Documents by each of the parties thereto (other than the Company);

e.    the accuracy of representations and warranties of the parties set forth in the Transaction Documents as to factual matters only (and not as to legal conclusions);

f.    the conduct of the parties to the Transaction Documents complies with any requirement of good faith, fair dealing, conscionability and commercial reasonableness;

g.    there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to any party;

3

h.    The Company has “rights” (within the meaning of the UCC, as hereinafter defined) in the “Collateral” and in the “Pledged Collateral” described (and as defined) in the Security Agreement, respectively; and

i.    All of the Pledged Collateral (as defined in the Security Agreement) which has been certificated (the “Pledged Stock”) (together with executed stock powers in blank) has been delivered to the Collateral Agent and will be continuously in the possession of the Collateral Agent and the interest in the applicable entities represented by the Pledged Stock shall at all times be represented by the certificated securities delivered to the Collateral Agent.
We have further assumed that all statements of fact in the Certificate that has been delivered to us and expressly permits our reliance thereon, copies of which have been delivered to you, and all statements, representations, and warranties contained in the Transaction Documents, are true, complete, and not misleading and that all statements and assumptions of fact set forth therein and herein remain true and valid as of the date hereof. Based on such assumptions, we have generally relied, without independent investigation on our part, on the accuracy and completeness of such statements, representations, and warranties as to factual matters and on the agreements and covenants made by the parties in the Transaction Documents. Furthermore, none of the factual matters dealt with in the Certificate have been independently established or verified by us.
Although we have, with your consent, relied on certain assumptions set forth above based on the Certificate and other materials, we have done so in good faith, and we are not aware of any facts or circumstances that would cause us to conclude that reliance on such assumptions or such materials, without further inquiry or investigation, is unreasonable.
All assumptions made in connection with this Opinion have been made: (a) without independent investigation or confirmation on our part; and (b) with the express consent and approval of the parties to whom this Opinion is addressed, such consent and approval being evidenced by their acceptance of this Opinion.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:
1.    The Company is a limited partnership duly created and validly existing and, based solely on the Certificate of Good Standing dated April 10, 2014, in good standing under the laws of the State of Hawaii, and has full limited partnership power to own, lease and operate its property and transact its business, and has full limited partnership power and authority to execute, deliver and perform its obligations under each of the Transaction Documents.
2.    The execution and delivery of each of the Transaction Documents to which the Company is a party and the performance of its obligations thereunder, including the Company’s guarantee of the Obligations and grant of the security interest contained in the Transaction Documents, has been duly authorized by all requisite limited partnership action on the part of the Company. The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company. Each of the Transaction Documents to which the Company is a party constitute the valid and binding obligations of the Company.

4

3.    The execution and delivery by the Company of each Transaction Document to which it is a party and the performance of the Party’s obligations thereunder will not result in any violation by the Company of (a) any provision of its Certificate of Limited Partnership or Partnership Agreement, (b) any law, rule or regulation of the State of Hawaii, or (c) any judgment, order or decree of any Hawaii court or regulatory authority known by us to be applicable to the Company or its assets or properties.
4.    No consent, approval, license or exemption by, or order or authorization of, filing, recording or registration with, or notice to, any State of Hawaii governmental authority or regulatory body is required in connection with the execution, delivery and performance by the Company of each of the Transaction Documents to which they are parties, including the Company’s guarantee of the Obligations and grant of security interests contained in the Transaction Documents, other than (a) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a Material Adverse Effect (as defined in the Credit Agreement), or (b) such registrations, filings or approvals that may be required in order to perfect or record security interests granted under the Security Agreement.
5.    The Financing Statement attached hereto in Annex A is in proper form for filing in the State of Hawaii. Upon the proper filing of the Financing Statement at the Bureau of Conveyance of the State of Hawaii (“Bureau”), that Collateral in which a security interest may be perfected by the filing of a financing statement with said Bureau under the Hawaii Uniform Commercial Code (“UCC”) will be perfected. The filing of the Financing Statement at said Bureau is the only filings necessary to perfect by filing the security interest in those items of the Collateral covered by Article 9 of the UCC as described in such Financing Statement which may be perfected by filing that are owned by the Company.
Nothing herein shall be deemed to be an opinion as to the following:
a.    The existence, status or priority of title to property, whether real or personal, tangible or intangible.
b.    The reasonableness of any late charge or liquidated damage provisions.
c.    Whether or not the Company has all necessary licenses, permits, and approvals to conduct its business.
d.    The waiver of any right of offset.
e.    The laws of any jurisdiction other than the State of Hawaii.
f.    The valid creation or perfection of any lien or security interest in any Collateral other than as specifically stated in Section 5 above.
g.    Whether or not the Company has complied with any federal, state, or local zoning ordinances, use restrictions, or similar statutes, ordinances, rules, or regulations.

5

This Opinion is being furnished by us to you in connection with the transactions described herein and is solely for your benefit and for the benefit of each of your respective successors and assignees, however, it may be relied upon by the law firm of Katten Muchin Rosenman LLP with respect to matters concerning Hawaii law to the extent addressed herein, in order to permit Katten Muchin Rosenman LLP to render its legal opinions in connection with the contemplated transaction. Except as otherwise expressly consented to by us in writing, this opinion may not be relied upon by any other person or for any other purpose.

Very truly yours,
IMANAKA ASATO

6

SCHEDULE 1

ADDRESSEES

Diamond Resorts International, Inc.
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

Diamond Resorts Holdings, LLC
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

Diamond Resorts Corporation
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

7

ANNEX A

HAWAII UCC FINANCING STATEMENT FOR POIPU RESORT PARTNERS, L.P.

8

EXHIBIT H-5

Exhibit H-5 - Opinion of Summers Compton Wells LLC

SUMMERS COMPTON WELLS
LIMITED LIABILITY COMPANY
ATTORNEYS AT LAW
WWW.SUMMERSCOMPTONWELLS.COM

MAIN OFFICE:	ILLINOIS OFFICE:
8909 LADUE ROAD	2246 S. STATE ROUTE 157, STE. 350
ST. LOUIS, MISSOURI 63124	GLEN CARBON, ILLINOIS 62034
(314) 991-4999	(618) 288-9800
FAX: (314) 991-2413	FAX: (618) 288-9850
*OFFICE HOURS BY APPOINTMENT ONLY
May 9, 2014

Credit Suisse AG, as Administrative Agent
and as Collateral Agent, and
each party to the Credit Agreement
referred to below (collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule I
attached hereto and made a part hereof

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661-3693

RE:	Diamond Resorts Corporation
$445,000,000 Senior Secured Term Loan Credit Facility; $25,000,000 Senior Secured Revolving Credit Facility

Ladies and Gentlemen:

We have acted as special counsel to Walsham Lake, LLC, a Missouri limited liability company ("Walsham"), and Foster Shores, LLC, a Missouri limited liability company ("Foster") (Walsham and Foster are sometimes individually referred to herein as "Company" and collectively referred to herein as the “Companies”), in connection with the Credit Agreement, dated as of May 9, 2014 (the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation ("Holdings"), the Lenders and Credit Suisse AG, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the "Administrative Agent"), and as collateral agent (in such capacity, together with its successors and assigns, the "Collateral Agent"), relating to the extension of credit to the Borrower by Lenders (i) in the form of Term Loans in an aggregate principal amount at any time outstanding not in excess of $445,000,000.00, and (ii) in the form of Revolving Loans in an aggregate principal amount at any time outstanding not in excess of $25,000,000, pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement.

SUMMERS COMPTON WELLS
LIMITED LIABILITY COMPANY
ATTORNEYS AT LAW

Credit Suisse AG, as Administrative Agent
and as Collateral Agent, and
each party to the Credit Agreement
referred to below (collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule I
attached hereto and made a part hereof; and
Katten Muchin Rosenman LLP

May 9, 2014

This opinion is being furnished to you pursuant to Section 4.02(b) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings set forth in the Credit Agreement.
In connection with this opinion, we have examined the following documents:
(1)    the Credit Agreement;
(2)    the Guarantee Agreement, dated as of May 9, 2014, among the Borrower, Holdings, the other Subsidiaries of Holdings from time to time party thereto and the Administrative Agent for the benefit of the Secured Parties (the "Guarantee Agreement");
(3)    the Security Agreement, dated as of May 9, 2014, among the Borrower, Holdings, the other Subsidiaries of Holdings from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties (the “Security Agreement”);
(4)    the Intercompany Subordination Agreement, dated as of May 9, 2014, among the Borrower, Holdings, the other Subsidiaries of Holdings from time to time party thereto, and the Collateral Agent for the benefit of the Secured Parties (the "Intercompany Subordination Agreement");
(5) the Revolving Promissory Note, dated as of May 9, 2014, in the original principal amount of $3,750,000, made by Borrower payable to the order of JPMorgan Chase Bank, N.A. (the "Promissory Note");
(6) the Trademark Security Agreement, dated as of May 9, 2014, among the Borrower, Holdings, the other Subsidiaries of Holdings from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties (the "Trademark Agreement", and, together with the Credit Agreement, the Guarantee Agreement, the Security Agreement, the Intercompany Subordination Agreement and the Promissory Note, the “Transaction Documents”);
(7)    the Uniform Commercial Code financing statements attached as Schedule II hereto and incorporated herein by reference (collectively, the “Financing Statements”);
(8)    the Articles of Organization of Walsham dated March 27, 2008 and filed on March 31, 2008 with the Missouri Secretary of State's Office (the "SOS Office") and the Statement of Change of Business Office Address and Registered Office Address of a Registered Agent of a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company dated February 1, 2013 and filed on February 4, 2013 with the SOS Office (collectively, the "Walsham Articles of Organization") and the Limited Liability Company Agreement of Walsham, dated as of March 18, 2009 (the “Walsham LLC Agreement”);

SUMMERS COMPTON WELLS
LIMITED LIABILITY COMPANY
ATTORNEYS AT LAW

Credit Suisse AG, as Administrative Agent
and as Collateral Agent, and
each party to the Credit Agreement
referred to below (collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule I
attached hereto and made a part hereof; and
Katten Muchin Rosenman LLP

May 9, 2014

(9)    the Articles of Organization of Foster dated March 27, 2008 and filed on March 31, 2008 with the SOS Office and the Statement of Change of Business Office Address and Registered Office Address of a Registered Agent of a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company dated February 1, 2013 and filed on February 4, 2013 with the SOS Office (collectively, the "Foster Articles of Organization") (the Walsham Articles of Organization and the Foster Articles of Organization are collectively referred to herein as the "Articles of Organization") and the Limited Liability Company Agreement of Foster, dated as of March 18, 2009 (the “Foster LLC Agreement”) (the Walsham LLC Agreement and the Foster LLC Agreement are collectively referred to herein as the "LLC Agreements"); and
(10)    the Officer's Certificate by Yanna Huang, Treasurer of the Companies dated as of May 9, 2014 ("Officer's Certificate"), certifying that the Articles of Organization and the LLC Agreements are true, correct and complete and are in full force and effect on the date of the Officer's Certificate.
The documents listed in paragraphs (1) through (10) are referred to collectively as the "Documents". We have also examined (a) originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents, certificates, corporate, limited liability company and official records, affidavits, and other instruments and (b) such laws and regulations as we deemed necessary or appropriate for purposes of this opinion. As to factual matters, we have, in certain instances, examined and relied upon certificates of limited liability company officials, certificates of corporate officials, and certificates of public officials.

In making such examination, with your permission, we have assumed:
(i)    the genuineness of all signatures other than those of the Companies;

(ii)    all natural persons who are signatories to the Transaction Documents have sufficient legal competency to enter into and perform their respective obligations thereunder; and the copies of all documents submitted to us are accurate and complete and conform to originals;

(iii)    that each of the parties to the Transaction Documents (other than the Companies) has the power to enter into and perform each of its respective obligations thereunder;

(iv)    the due authorization, execution and delivery of each of the Transaction Documents by each of the parties thereto (other than the Companies);

(v)    the accuracy of representations and warranties of the Companies set forth in the Transaction Documents as to factual matters only (and not as to legal conclusions);

SUMMERS COMPTON WELLS
LIMITED LIABILITY COMPANY
ATTORNEYS AT LAW

Credit Suisse AG, as Administrative Agent
and as Collateral Agent, and
each party to the Credit Agreement
referred to below (collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule I
attached hereto and made a part hereof; and
Katten Muchin Rosenman LLP

May 9, 2014

(vi)    the conduct of the parties to the Transaction Documents complies with any requirement of good faith, fair dealing, conscionability and commercial reasonableness;

(vii)    there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to any party; and

(i)the Companies have “rights” (within the meaning of the Missouri UCC, as hereinafter defined) in the “Collateral” described in the Financing Statements.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.The Companies (a) are limited liability companies duly formed and validly existing and in good standing under the laws of Missouri with full limited liability company power to own, lease and operate their property and transact their business and (b) have full limited liability company power and authority to execute, deliver and perform their obligations under each of the Transaction Documents.
2.The execution and delivery of each of the Transaction Documents to which the Companies are parties and the performance of their obligations thereunder, including the Companies' guarantee of the Obligations and grant of security interests contained in the Transaction Documents, have been duly authorized by all requisite limited liability company action on the part of the Companies. Each of the Transaction Documents to which the Companies are parties constitutes a valid and binding obligation of the Companies.
3.The execution and delivery by the Companies of each Transaction Document to which they are parties and the performance of their obligations thereunder will not result in any violation by the Companies of (a) any provision of their Articles of Organization or LLC Agreements, (b) to our knowledge, any law, rule or regulation of Missouri or (c) any judgment, order or decree of any Missouri court or regulatory authority known by us to be applicable to the Companies or their assets or properties.
4.No consent, approval, license or exemption by, or order or authorization of, filing, recording or registration with, or notice to, any Missouri governmental authority or regulatory body is required in connection with the execution, delivery and performance by the Companies of each Transaction Documents to which they are parties, including the Companies' guarantee of the Obligations and grant of security interests contained in the Transaction Documents, other than (i) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a Material Adverse Effect (as defined in the Credit Agreement) or (ii) such registrations, filings or approvals that may be required in order to perfect or record security interests granted under the Security Agreement.
5.Each of the Financing Statements attached hereto in Schedule II is in proper form for filing in Missouri. Upon the proper filing of the Financing Statements with the SOS Office, that Collateral in which a security interest may be perfected by the filing of a financing statement with the SOS Office

SUMMERS COMPTON WELLS
LIMITED LIABILITY COMPANY
ATTORNEYS AT LAW

Credit Suisse AG, as Administrative Agent
and as Collateral Agent, and
each party to the Credit Agreement
referred to below (collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule I
attached hereto and made a part hereof; and
Katten Muchin Rosenman LLP

May 9, 2014

under the Uniform Commercial Code as in effect on the date hereof in Missouri ("Missouri UCC") will be perfected. The filing of the Financing Statements in the SOS Office are the only filings necessary to perfect by filing the security interest in those items of the Collateral covered by Article 9 of the Missouri UCC as described in such Financing Statements which is owned by the Companies.
The opinions expressed in Paragraphs 5 are subject to the following additional qualifications:
(a)    We have assumed that the Collateral exists and that the Companies have sufficient rights in the Collateral for the security interest to attach, and we express no opinion as to the nature or extent of any rights of the Companies in, or title to, any of the Collateral.
(b)    Our security interest opinions expressed in Paragraph 5 above are limited to the Missouri UCC and therefore such opinions do not address: (i) laws of jurisdictions other than Missouri; or (ii) collateral of a type not subject to Article 9 of the Missouri UCC.
(c)    We express no opinion as to the priority of any security interest given to the Secured Parties under the Transaction Documents.
(d)     We call your attention to the fact that the security interest in the Collateral may be subject to the rights of account debtors in respect of the Collateral, claims and defenses of such account debtors and the terms of agreements with such account debtors.
(e)    We have assumed that none of the Collateral arises or will arise under agreements that prohibit, restrict or condition the assignment of any portion of the Collateral. We express no opinion as to the effect of any such prohibitions, restrictions or conditions on assignment contained in any account, lease, instrument, chattel paper, payment intangible, health care receivable or letter of credit right. We note that any such prohibition or restriction is subject to the provisions of Sections 400.9-406, 400.9-407, 400.9-408 and 400.9-409 of the Missouri UCC.
The opinions expressed above are, in addition to any other assumptions, comments or qualification set forth in this letter, subject to the following qualifications and comments:
(a)    The opinions contained herein are hereby specifically qualified by reference to and are based solely upon laws, rulings and regulations in effect on the date hereof, and are subject to modification to the extent that such laws, rulings and regulations may be changed in the future. In addition, these opinions are limited to the laws of the State of Missouri and we express no opinions as to matters which may be governed by the substantive laws of any state other than Missouri.

(b)    We have assumed that the transactions contemplated by the Transaction Documents will be effected in the future in accordance with the terms thereof.

SUMMERS COMPTON WELLS
LIMITED LIABILITY COMPANY
ATTORNEYS AT LAW

Credit Suisse AG, as Administrative Agent
and as Collateral Agent, and
each party to the Credit Agreement
referred to below (collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule I
attached hereto and made a part hereof; and
Katten Muchin Rosenman LLP

May 9, 2014

(c)    We have assumed that all representations and warranties, and other statements as to factual matters in the Documents, are true and correct as they are set forth in those documents. We have also assumed that any certificate, opinion from another attorney, representation or other document on which we have relied continues to remain accurate, insofar as relevant to the opinions in this letter, from their respective dates through and including the date of this letter.

(d)    The legality, validity, binding nature and enforceability of the Transaction Documents is subject to general principles of equity (regardless of whether the question is considered in a proceeding in equity or at law) and may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar law from time to time in effect and affecting the rights of creditors generally. In addition, we express no opinion as to whether a court would grant specific performance or any other equitable remedy with respect to the enforcement of any of the Transaction Documents, or whether a court would grant a particular right or remedy provided therein or at law or in equity.

(e)    No opinion is given or expressed, or should any opinion be inferred or implied, as to: (i) the financial ability of the Companies to meet or satisfy their obligations; (ii) the truthfulness, completeness or accuracy of any applications, reports, plans, documents, financial statements or other matters furnished to the Lenders or their agents or representatives by the Companies or by any other party acting by, for, or at the discretion of the Companies or in conjunction with the Credit Agreement as evidenced by the Transaction Documents; and (iii) the truthfulness, completeness or accuracy of any representation, warranty, certification or statement made by the Companies.

(f)     We express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

(g)     To the extent that the obligations of the Companies may be dependent upon such matters, we assume for purposes of this opinion that the Lenders are duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation or organization.

(h)     Continuation of the validity, perfection and priority of the Secured Parties' security interest in proceeds of any Collateral is limited to the extent set forth in Section 400.9-315 of the Missouri UCC.

(i)    Article 9 of the Missouri UCC requires the filing of continuation statements within specified periods prior to the expiration of five years from the date of the original filing in order to maintain the perfection of the filings referred to in Paragraph 5.

SUMMERS COMPTON WELLS
LIMITED LIABILITY COMPANY
ATTORNEYS AT LAW

Credit Suisse AG, as Administrative Agent
and as Collateral Agent, and
each party to the Credit Agreement
referred to below (collectively, the “Lenders”),
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010, and
Each of the addressees on Schedule I
attached hereto and made a part hereof; and
Katten Muchin Rosenman LLP

May 9, 2014

(j)    In the case of Collateral acquired by any Company more than a specified period after such Company changes its name, identity or corporate structure as to make the Financing Statements seriously misleading, the security interest will not be perfected or have priority unless new appropriate financing statements indicating the new name, identity or corporate structure of such Company are properly filed before the expiration of such specified period.

(k)    Except as provided in the opinions expressed in Paragraph 5 above, no opinion is expressed as to the creation, attachment, or perfection of any lien or security interest or as to title to any real or personal property.

(l)    We express no opinion with respect to federal or state taxation, antitrust, money laundering, pension or employee benefit, insurance, securities or so-called “Blue-Sky” laws.

(m)     In each place where the phrase "to our knowledge" or like references appear, said phrase or references shall mean to the best of our knowledge after due inquiry and investigation. As used herein, "due inquiry and investigation" shall include only: (i) discussions, inquiries and conferences occurring in connection with our representation of the Companies in this transaction; and (ii) reviews of certain records, documents and proceedings of the Companies in our possession, and shall not imply any independent verification of any factual matter of which we became aware as a result of such discussions, inquiries, conferences and reviews.

This opinion is being furnished by us to the Lenders, the Administrative Agent, the Collateral Agent, each of the permitted successors and assigns of each of the foregoing and the law firm of Katten Muchin Rosenman LLP in connection with the transactions described herein and is solely for the benefit of the Lenders, the Administrative Agent, the Collateral Agent, each of the permitted successors and assigns of each of the foregoing and Katten Muchin Rosenman LLP. Except as otherwise expressly consented to by us in writing, this opinion may not be relied upon by any other person or for any other purpose.

Very truly yours,

Summers Compton Wells LLC

Schedule I

Addressees

Diamond Resorts International, Inc.
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

Diamond Resorts Holdings, LLC
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

Diamond Resorts Corporation
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

Schedule II

Financing Statements